Exhibit 99(a)









                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER


                                      among


                        SPECIALTY TELECONSTRUCTORS, INC.

                              OAI ACQUISITION CORP.


                                       and


                                OMNIAMERICA, INC.

                        OMNIAMERICA HOLDINGS CORPORATION

                           OMNI/HSW ACQUISITION, INC.

                            HMTF/OMNI PARTNERS, L.P.







                              Dated April 22, 1998


                AN APPENDIX OF DEFINED TERMS BEGINS ON PAGE (vi)

                                TABLE OF CONTENTS


                                                                          Page

      ARTICLE I  THE MERGER..................................................2
                  1.1   Definitions..........................................2
                  1.2   The Merger...........................................2
                  1.3   Effective Time of the Merger.........................2
                  1.4   Certificate of Incorporation.........................2
                  1.5   Effects of the Merger................................2

      ARTICLE II  DIRECTORS AND OFFICERS.....................................3
                  2.1   Directors of STI, the Surviving Corporation and
                         OmniAmericaSub......................................3
                  2.2   Officers of the Surviving Corporation................3
                  2.3   Officers of STI......................................3

      ARTICLE III CONVERSION OF SECURITIES...................................3
                  3.1   Consideration for Merger.............................3
                  3.2   Surrender of Certificates............................4
                  3.3   Conversion of the Sub's Securities...................4
                  3.4   OmniPartners to Have No Further Rights as to
                         OmniAmerica.........................................4
                  3.5   Written Consent of Sole Stockholder of the Sub.......5
                  3.6   Written Consent of Sole Stockholder of OmniAmerica...5
                  3.7   Closing..............................................5

      ARTICLE IV  REPRESENTATIONS AND WARRANTIES.............................5
                  4.1   Representations and Warranties of OmniAmerica........5
                        4.1.1 Corporate and Partnership Existence and
                               Authority.....................................5
                        4.1.2 Capitalization of OmniAmerica and
                               OmniAmericaSub................................6
                        4.1.3 Validity and Authorization; Corporate Power
                               and Authority.................................8
                        4.1.4 Execution; No Violations.......................9
                        4.1.5 Governmental and Other Consents...............10
                        4.1.6 OmniAmerica Financial Statements..............10
                        4.1.7 Absence of Certain Liabilities................11
                        4.1.8 Absence of Changes............................11
                        4.1.9 Taxes.........................................15
                        4.1.10 Disputes and Litigation......................16
                        4.1.11 Compliance with Laws.........................17
                        4.1.12 Insurance....................................18
                        4.1.13 Title to Properties..........................18
                        4.1.14 Real Property and Real Property Leases.......18
                        4.1.15 Intangible Personal Property.................19
                        4.1.16 Agreements...................................20

                        4.1.17 Indebtedness and Guaranties..................20
                        4.1.18 Debts to and from Related Parties............21
                        4.1.19 Certificate of Incorporation and Bylaws......21
                        4.1.20 Books and Records............................21
                        4.1.21 Employee Benefits............................22
                        4.1.22 Employees....................................22
                        4.1.23 No Conflicts of Interest.....................23
                        4.1.24 Environmental Matters........................23
                        4.1.25 Licenses.....................................24
                        4.1.26 No Solicitation or Negotiation...............25
                        4.1.27 Tower Space Leases...........................25
                        4.1.28 KISCO Shares.................................26
                  4.2   Representations and Warranties of OmniPartners......26
                        4.2.1 Existence and Authority.......................26
                        4.2.2 Validity and Authorization; Partnership
                               Power and Authority..........................27
                        4.2.3 Execution; No Violations......................28
                        4.2.4 Governmental and Other Consents...............29
                        4.2.5 Investment Intent; Compliance with Securities
                               Laws.........................................30
                  4.3   Representations and Warranties of STI...............31
                        4.3.1 Corporate Existence and Authority.............31
                        4.3.2 Capitalization of STI.........................32
                        4.3.3 Validity and Authorization; Corporate Power
                               and Authority................................32
                        4.3.4 Execution; No Violations......................33
                        4.3.5 Governmental and Other Consents...............33
                        4.3.6 STI Financial Statements......................34
                        4.3.7 Absence of Certain Liabilities................34
                        4.3.8 Absence of Changes............................34
                        4.3.9 Taxes.........................................37
                        4.3.10 Disputes and Litigation......................38
                        4.3.11 Compliance with Laws.........................39
                        4.3.12 Insurance....................................39
                        4.3.13 Title to Properties..........................40
                        4.3.14 Real Property and Real Property Leases.......40
                        4.3.15 Intangible Personal Property.................41
                        4.3.16 Agreements...................................41
                        4.3.17 Indebtedness and Guaranties..................42
                        4.3.18 Debts to and from Related Parties............42
                        4.3.19 Articles of Incorporation and Bylaws.........42
                        4.3.20 Books and Records............................43
                        4.3.21 Employee Benefits............................43
                        4.3.22 Employees....................................43
                        4.3.23 No Conflicts of Interest.....................44
                        4.3.24 Environmental Matters........................44
                        4.3.25 Licenses.....................................45

                        4.3.26 No Solicitation or Negotiation...............46
                        4.3.27 Fairness Opinion.............................46
                        4.3.28 Investment Intent; Compliance with
                                Securities Laws.............................46
                        4.3.29 Disclosure...................................46
                  4.4   Representations and Warranties of the Sub...........47
                        4.4.1 Corporate Existence and Authority.............47
                        4.4.2 Capitalization of the Sub.  ..................48
                        4.4.3 Validity and Authorization; Corporate Power
                               and Authority................................48
                        4.4.4 Execution; No Violations......................49
                        4.4.5 Governmental and Other Consents...............49
                  4.5   Disclosure Schedules................................49

      ARTICLE V  COVENANTS..................................................49
                  5.1   Mutual Covenants....................................49
                        5.1.1 Access and Information........................50
                        5.1.2 Notices and Approvals.........................50
                        5.1.3 No Solicitation or Negotiation................51
                        5.1.4 Proceedings...................................52
                        5.1.5 Reports and Returns...........................52
                        5.1.6 Assist in Obtaining Licenses, Etc.............52
                        5.1.7 Consents......................................52
                        5.1.8 Insurance.....................................53
                        5.1.9 Preservation of Business......................53
                        5.1.10 Tax Treatment................................53
                        5.1.11 Updating of Disclosure Schedules.............53
                        5.1.12 Other Covenants..............................53
                  5.2   OmniAmerica and OmniAmericaSub Covenants............54
                        5.2.1 Financial Statements..........................54
                        5.2.2 Restriction on Transfers......................54
                        5.2.3 Termination of Certain Affiliate Contracts....54
                        5.2.4 Zoning Compliance Letters.....................55
                        5.2.5 Conduct of Business...........................55
                        5.2.6 Preservation of Vote..........................56
                        5.2.7 Limitation on Short-Term Liabilities..........56
                  5.3   OmniPartners Covenants..............................56
                  5.4   Omni/HSW Acquisition Covenants......................56
                        5.4.1 Preservation of Vote..........................56
                        5.4.2 Conduct of Business...........................56
                  5.5   STI Covenants.......................................57
                  5.5.1 Restriction on Transfers............................57
                        5.5.2 Preservation of Vote..........................57
                        5.5.3 SEC Confirmation..............................57
                        5.5.4 Interim Financial Statements..................58
                        5.5.5 Conduct of Business...........................58

                        5.5.6 Compliance with Nevada Corporation Law........59

      ARTICLE VI  CONDITIONS PRECEDENT TO CLOSING...........................60
                  6.1   Conditions Precedent to Obligations of STI and
                         the Sub............................................60
                        6.1.1 Representations and Warranties................60
                        6.1.2 Performance by OmniAmerica, OmniAmericaSub
                               and OmniPartners.............................60
                        6.1.3 Regulatory Approvals and Consents.............60
                        6.1.4 No Court Orders...............................60
                        6.1.5 No Material Adverse Change....................61
                        6.1.6 Certificates of OmniAmerica, OmniAmericaSub
                               and OmniPartners.............................61
                        6.1.7 Opinion of OmniAmerica's Counsel..............61
                        6.1.8 Audited Financial Statements and Auditors'
                               Consents.....................................61
                        6.1.9 Good Standing.................................61
                        6.1.10 Related Agreements...........................61
                        6.1.11 Termination of Affiliate Contracts...........62
                        6.1.12 Fairness Opinion.............................62
                        6.1.13 HMTF Affiliate...............................62
                        6.1.14 No Foreseen Material Adverse Effect..........62
                        6.1.15 Receipt of SEC Confirmation..................62
                        6.1.16 Short-Term Liabilities.......................62
                        6.1.17 HSW Merger...................................62
                  6.2   Conditions Precedent to Obligations of OmniAmerica,
                          OmniAmericaSub and OmniPartners...................62
                        6.2.1 Representations and Warranties................62
                        6.2.2 Performance by STI and the Sub................63
                        6.2.3 Regulatory Approvals and Consents.............63
                        6.2.4 No Court Orders...............................63
                        6.2.5 No Material Adverse Change....................63
                        6.2.6 Certificates of STI and the Sub...............63
                        6.2.7 Opinions of STI's Counsel.....................63
                        6.2.8 Good Standing.................................64
                        6.2.9 Related Agreements............................64
                        6.2.10 Tax Opinion..................................64

      ARTICLE VII CLOSING AND DELIVERY OF DOCUMENTS.........................64
                  7.1   Deliveries by OmniAmerica, OmniAmericaSub and
                         OmniPartners.......................................64
                  7.2   Delivery by STI.....................................65
                  7.3   Related Agreements..................................65

      ARTICLE VIII  TERMINATION.............................................66
                  8.1   Reasons for Termination.............................66

                        8.1.1 By Mutual Consent.............................66
                        8.1.2 By STI........................................66
                        8.1.3 By OmniAmerica................................66
                        8.1.4 Drop-Dead Date................................67
                  8.2   Notice of Problems..................................67
                  8.3   STI Termination Procedure...........................67
                  8.4   OmniAmerica's Termination Procedure.................68
                  8.5   Effect of Termination...............................68
                  8.6   Termination Fee.....................................68

      ARTICLE IX  MISCELLANEOUS.............................................69
                  9.2   Survival............................................69
                  9.3   Expenses............................................69
                  9.4   Notices.............................................69
                  9.5   Entire Agreement....................................71
                  9.6   Headings............................................72
                  9.7   Incorporated by Reference...........................72
                  9.8   Number and Gender of Words..........................72
                  9.9   Execution of Additional Documents...................72
                  9.10  Finders' and Related Fees...........................72
                  9.11  Interpretation......................................72
                  9.12  No Third Party Beneficiary, Etc.....................72
                  9.13  Reformation; Severability...........................72
                  9.14  Binding Effect and Assignment.......................73
                  9.15  Public Announcements................................73
                  9.16  Confidentiality.....................................73
                  9.17  No Other Representation.............................74
                  9.18  Time of the Essence.................................75
                  9.19  Counterparts........................................75
                  9.20  Governing Law.......................................75

                                   APPENDIX OF
                                  DEFINED TERMS


     "Acquired Businesses" means the assets and businesses acquired by OmniAmericaSub pursuant to: (i) that Purchase and Sale Agreement by and between Radio Seaway, Incorporated and OmniAmericaSub dated December 19, 1997; (ii) that Purchase and Sale Agreement by and between Ardman Broadcasting Corporation of Florida and OmniAmericaSub dated November 22, 1997; (iii) that Purchase and Sale Agreement by and among Dein P. Spriggs, Trustee of the Dein P. Spriggs Profit Sharing Trust and Robert D. Aebersold, Trustee of the Robert D. Aebersold
Pension Trust and OmniAmericaSub dated October 23, 1997; (iv) that Purchase Agreement by and among OmniAmericaSub and certain of the partners of OmniTower Ltd. and South Atlantic Venture Fund III, Limited Partnership dated December 23, 1997; and (v) that Purchase and Sale Agreement by and among Miller Transmission Tower Company Ltd, Cowboy Tower Company LLC and OmniAmericaSub dated January 16, 1998.

     "Acquisition" shall have the meaning ascribed to it in Section 5.1.3.

     "Acquisition Proposal" shall have the meaning ascribed to it in Section 5.1.3.

     "Affiliate" shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" shall have the meaning ascribed to it in the preamble to this Agreement.

     "Applicable Date" shall have the meaning ascribed to it in Section 8.6.

     "Audited Financial Statements" shall mean the DS&S Audited Financial Statements, the E&Y Audited Financial Statements, the KPMG Audited Financial Statements and the WC&G Audited Financial Statements.

     "Auditors'  Consents"  shall  have the  meaning  ascribed  to it in Section
5.2.1.

     "Beneficial Ownership" shall have the meaning given to it in Rule 13d-3 under the Exchange Act.

     "Breach" shall mean, with respect to a party hereto, any representation or warranty of such party under this Agreement being untrue when made by such party or any breach of any of such party's covenants or agreements under this Agreement.

     "Budagher" shall mean Michael R. Budagher.

     "Business Day" shall mean a day other than a Saturday, a Sunday or other day on which commercial banks located in New York are authorized or obligated to close.

     "Carpenter" shall mean Tommie R. Carpenter.

     "Closing" shall mean the consummation of the Merger and the closing of the transactions contemplated by this Agreement.

     "Closing Date" shall have the meaning ascribed to it in Section 3.7.

     "Code" shall have the meaning ascribed to it in the Recitals.

     "Confidential Information" shall have the meaning ascribed to it in Section 9.16.

     "Contracts" shall have the meaning ascribed to it in Section 4.1.16.

     "DGCL" shall have the meaning ascribed to it in the Recitals.

     "Disclosing Party" shall have the meaning ascribed to it in Section 9.16.

     "Disclosure Schedule" shall mean (a) in the case of OmniAmerica, OmniAmericaSub and OmniPartners, the Disclosure Schedule delivered by OmniAmerica, OmniAmericaSub and OmniPartners to STI at or prior to the date of this Agreement pursuant to Sections 4.1 and 4.2, including without limitation, the Disclosure Schedule dated as of February 16, 1998 and the Disclosure Schedule dated as of April 22, 1998 and related to Omni/HSW Acquisition and (b) in the case of STI and the Sub, the Disclosure Schedule delivered by STI and the Sub to OmniAmerica, OmniAmericaSub and OmniPartners pursuant to Sections 4.3 and 4.4, including without limitation, the Disclosure Schedule dated as of February 16, 1998 and the Disclosure Schedule dated as of April 22, 1998.

     "DS&S" shall mean Derrick, Stubbs & Stith.

     "DS&S Audited Financial Statements" shall have the meaning ascribed to it in Section 5.2.1.

     "E&Y" shall mean Ernst & Young, LLP.

     "E&Y Audited Financial Statements" shall have the meaning ascribed to it in
Section 5.2.1.

     "Effective Time" shall have the meaning ascribed to it in Section 1.3.

     "Effective Time of the HSW Merger" shall mean the date and time when a properly executed certificate of merger relating to the HSW Merger, in such form as is required by and executed in accordance with the relevant provisions of the DGCL, is duly filed with the Secretary of State of the State of Delaware.

     "EIA" shall mean an environmental impact assessment.

     "Environmental Claim" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, Proceedings or notices of non-compliance or violation by any Person alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or release or threatened release into the environment, of any Hazardous Material at any location, whether owned, operated, leased or managed by any of the OmniSubsidiaries or STI, as the case may be, with respect to its business; (B) circumstances reasonably forming the basis of any violation, or alleged violation, of any Environmental Law by any of the OmniSubsidiaries or STI, as the case may be; or (C) any and all written claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or release of any Hazardous Materials.

     "Environmental Laws" shall mean all applicable federal, state or local laws, rules, regulations, orders or other legal requirements relating to the regulation or protection of human health (other than OSHA and comparable state laws and regulations relating to the protection of workers' health in the workplace), safety, the environment or natural resources (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), including, without limitation, laws and regulations relating to releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling or handling of Hazardous Materials.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "FAA" shall mean the Federal Aviation Administration.

     "Fairness  Opinion"  shall  mean  the  fairness  opinion  dated on or about
February 16, 1998 from Wasserstein Perella & Co., to the effect that the exchange ratio specified in Section 3.1(a) is fair to STI, from a financial point of view.

     "Family Member" shall mean, as to any natural Person, such Person's spouse, grandparent or descendant of that grandparent, children (natural or adopted), natural or adopted siblings, mothers and fathers-in-law, sons and daughters-in-laws, and brothers and sisters-in-law.

     "FCC" shall mean the Federal Communications Commission.

     "GAAP" shall mean those generally accepted accounting principles and practices which are used in the United States and recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial position, results of operations and cash flows on a consolidated basis of the party, except that any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee) in order to continue as a generally accepted accounting principle or practice may be so changed.

     "General  Increase"  shall  have  the  meaning  ascribed  to it in  Section
4.1.8(g).

     "Governmental Entity" shall have the meaning ascribed to it in Section 4.1.5(a).

     "Hazardous Materials" shall mean any waste, material or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive, toxic or words of similar import or a pollutant or a contaminant under or pursuant to any Environmental Law, including any mixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "HM Partners" shall mean Hicks, Muse & Co. Partners, L.P., a Texas limited partnership.

     "HMTF" shall mean Hicks, Muse, Tate & Furst Incorporated, a Texas corporation.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "HSW Assets" shall mean the assets acquired by OmniAmericaSub pursuant to that certain Purchase and Sale Agreement by and between H.S.W. Associates, Inc. and OmniAmerica Wireless, L.P. dated October 13, 1997, as amended.

     "HSW Merger" shall mean the merger of Omni/HSW Acquisition with and into OmniAmerica prior to the Closing in accordance with the terms of the HSW Merger Agreement.

     "HSW Merger Agreement" shall mean that certain agreement and plan of merger to be entered into by and between Omni/HSW Acquisition and OmniAmerica prior to the Closing, the form of which is attached hereto as Exhibit (ix) - HSW Merger Agreement.

     "KISCO" shall mean Kline Iron & Steel Co., Inc., a South Carolina corporation.

     "KISCO Shares" shall mean the 11,000 voting common shares and the 60,000 non-voting common shares of KISCO owned by OmniAmericaSub.

     "Kline Consulting Agreement" shall mean that certain Consulting Agreement dated November 14, 1997 by and between Jerome C. Kline and OmniAmericaSub.

     "Kline Option Agreement" shall mean that certain Stock Option Agreement dated as of November 14, 1997 by and between Jerome C. Kline and OmniAmerica.

     "Kline  Shareholders   Agreement"  shall  mean  that  certain  Shareholders
Agreement dated as of November 14, 1997 by and among Jerome C. Kline, KISCO and OmniAmericaSub.

     "Knowledge of OmniAmerica" shall mean the actual (rather than imputed) knowledge of any individual member of the OmniAmerica Management and the phrase "Known to OmniAmerica" and similar phrases shall have a correlative meaning thereto.

     "Knowledge of STI" shall mean the actual (rather than imputed) knowledge of any individual member of STI Management and the phrase "Known to STI" and similar phrases shall have a correlative meaning thereto.

     "KPMG" shall mean KPMG Peat Marwick LLP.

     "KPMG Audited Financial Statements" shall have the meaning ascribed to it in Section 5.2.1.

     "Licenses" shall have the meaning ascribed to it in Section 4.1.25.

     "Lien" shall mean any mortgage, deed of trust, lien, pledge, security interest or encumbrance of any nature whatsoever but shall exclude those certain title exceptions that are set forth in those certain Owner Policies of Title Insurance that are referenced on Exhibit (x)--Liens attached hereto and made a part hereof for all purposes.

     "Material Adverse Effect" shall mean (i) with respect to each of OmniPartners, OmniAmerica or OmniAmericaSub, a material adverse effect on (x) the business, properties, assets, condition (financial or otherwise), prospects or results of operations of OmniAmerica, Omni/HSW Acquisition and the OmniSubsidiaries, taken as a whole (other than changes in general economic conditions or in economic changes generally affecting the tower industry), (y) its ability to consummate the transactions contemplated in this Agreement and in the Related Agreements to which it is a party without material delay or (z) the enforceability against it of this Agreement or the Related Agreements identified in Section 7.3 to which it is a party and (ii) with respect to each of STI and the Sub, a material adverse effect on (x) the business, properties, assets, condition (financial or otherwise), prospects or results of operations of STI, the Sub and their respective Subsidiaries, taken as a whole (other than changes in general economic conditions or in economic changes generally affecting the tower construction industry), (y) its ability to consummate the transactions contemplated in this Agreement and in the Related Agreements to which it is a party without material delay or (z) the enforceability against it of this Agreement or the Related Agreements identified in Section 7.3 to which it is a party.

     "Material  Breach  Termination"  shall have the  meaning  ascribed to it in
Section 8.6.

     "Merger" shall have the meaning ascribed to it in the Recitals.

     "Merger Consideration" shall mean the 6,750,000 shares of STI Common Stock issuable in the Merger, subject to adjustment as provided in Section 3.1(c).

     "Miller Towers" shall mean the assets and the business acquired by OmniAmericaSub pursuant to that Purchase and Sale Agreement by and among Miller Transmission Tower Company Ltd, Cowboy Tower Company LLC and OmniAmericaSub dated January 16, 1998.

     "OmniAmerica" shall have the meaning ascribed to it in the preamble to this Agreement.

     "OmniAmerica  Affiliate Contracts" shall have the meaning ascribed to it in
Section 5.2.3.

     "OmniAmerica Common Stock" shall have the meaning ascribed to it in Section 3.1(a).

     "OmniAmerica Consents" shall have the meaning ascribed to it in Section 4.1.5(b).

     "OmniAmerica Certificate" shall have the meaning ascribed to it in Section 3.1(a).

     "OmniAmerica ERISA Plans" shall have the meaning ascribed to it in Section 4.1.21(a).

     "OmniAmerica Financial Statements" shall have the meaning ascribed to it in
Section 4.1.6.



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






     "OmniAmerica  Management" shall mean Jack D. Furst, Daniel S. Dross, Steven
M. Smith, Carl E. Hirsch and Anthony S. Ocepek.

     "OmniAmerica Permitted Transactions" shall mean (a) all actions and payments in connection with the construction of the MATC tower in Milwaukee, the Tampa Tall Tower in Tampa, and the Cowboy tower in Dallas, (b) capital expenditures made by OmniPartners or Omni/HSW Acquisition in connection with the improvement of assets purchased from H.S.W. Associates, Inc., (c) capital expenditures in connection with improvement of assets purchased from Dein P. Spriggs, Trustee of the Dein P. Spriggs Profit Sharing Trust, Robert D. Aebersold, Trustee of the Robert D. Aebersold Pension Trust and Ardman the Broadcasting Corporation of Florida, (d) any transactions agreed to in writing by STI or the Sub, (e) any cancellation, renegotiation or amendment of any OmniAmerica Affiliate Contracts; provided, that any such cancellation, renegotiation or amendment does not materially increase the obligations of the parties thereto, (f) any transactions entered into in accordance with the provisions of Sections 5.2.5 (solely with respect to OmniAmerica or OmniAmericaSub) and 5.4.2 (solely with respect to Omni/HSW Acquisition), (g) the issuance of shares of Omni/HSW Acquisition to OmniPartners in connection with a contribution of capital to Omni/HSW Acquisition by OmniPartners, (h) the execution and delivery of the HSW Merger Agreement, (i) the consummation of the HSW Merger and (j) any transactions between OmniAmerica, OmniAmericaSub, OmniPartners, HM Partners or Omni/HSW Acquisition, on the one hand, and STI or the Sub, on the other hand.

     "OmniAmerica Plans" shall have the meaning ascribed to it in Section 4.1.21(a).

     "OmniAmerica  Related  Persons"  shall have the  meaning  ascribed to it in
Section 4.1.18.

     "OmniAmerica  Share"  shall  have the  meaning  ascribed  to it in  Section
3.1(a).

     "OmniAmericaSub" shall have the meaning ascribed to it in the preamble of this Agreement.

     "OmniAmericaSub  Common  Stock"  shall have the  meaning  ascribed to it in
Section 4.1.1(a).

     "OmniAmericaSub Intellectual Property" shall have the meaning ascribed to it in Section 4.1.15(a).

     "OmniAmerica  Termination  Fee" shall have the  meaning  ascribed  to it in
Section 8.6.

     "Omni/HSW Acquisition" shall have the meaning ascribed to it in the preamble of this Agreement.

     "OmniPartners" shall have the meaning ascribed to it in the preamble of this Agreement.

     "OmniPartners Consents" shall have the meaning ascribed to it in Section 4.2.4(b).

     "OmniSubsidiaries" shall mean OmniAmericaSub, OmniTower Ltd. and SATC and solely for the purposes of Section 4.1, shall include Omni/HSW Acquisition from February 17, 1998 to the Effective Time of the HSW Merger and OmniAmerica solely from the Effective Time of the HSW Merger.

     "OmniTower Ltd." shall mean OmniTower Ltd., a Florida limited partnership formerly known as TowerCom, Limited.

     "OmniTower Ltd. Partnership Agreement" shall have the meaning ascribed to it in Section 4.1.1(b).

     "OSHA" shall mean the Occupational, Safety and Health Administration.

     "Permitted Lien" shall mean (a) any Lien for Taxes not yet due and payable or contested in good faith by appropriate Proceedings and for which adequate reserves appear in the OmniAmerica Financial Statements with respect to OmniAmerica, OmniAmericaSub and the Acquired Businesses and in the STI Financial Statements with respect to STI and the Sub, (b) any Lien described as a "Permitted Lien" in a Disclosure Schedule, (c) any Lien as would be shown by a current survey of the property (in the case of real property), (d) any Lien of mechanics, materialmen, laborers, warehousemen, carriers and other similar common law or statutory liens which are not yet due and payable or are being contested in good faith and for which adequate reserves appear in the OmniAmerica Financial Statements with respect to OmniAmerica, OmniAmericaSub and the Acquired Businesses and in the STI Financial Statements with respect to STI and the Sub, (e) zoning, entitlement, land use, environmental and other regulation by governmental agencies, (f) purchase money Liens that may arise or be created after the date of this Agreement in the ordinary course of the business, (g) any Lien granted to any lenders prior to the date hereof for obligations set forth in the Disclosure Schedule or otherwise set forth in the Financial Statements of a party (except to the extent previously discharged),
(h) any Lien arising under this Agreement or any Related Agreement or pursuant to a Permitted Transaction and (i) other Liens and defects in title which do not, individually or in the aggregate, materially interfere with the use of the assets or materially detract from their value.

     "Permitted   Transactions"  shall  mean,   collectively,   the  OmniAmerica
Permitted Transactions and the STI Permitted Transactions.

     "Person"  shall  mean  any  individual,  corporation,   partnership,  joint
venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "Post-Merger Stockholders Agreement" shall mean that certain Post-Merger Stockholders Agreement, effective as of the Closing Date, among Budagher, Carpenter, OmniPartners, STI and the other parties thereto, a form of which is attached as Exhibit 7.3(a).

     "Post-Termination Date Termination" shall have the meaning ascribed to it in Section 8.6.

     "Potential  Acquiror"  shall  have the  meaning  ascribed  to it in Section
5.1.3.

     "Pre-Merger Stockholders Agreement" shall mean that certain Pre-Merger Stockholders Agreement, effective as of the date hereof, among Budagher, Carpenter, STI, OmniAmerica and OmniPartners.

     "Pre-Termination Date Termination" shall have the meaning ascribed to it in
Section 8.6.

     "Prior Merger Agreement" shall have the meaning ascribed to it in the Recitals.

     "Proceedings" shall have the meaning ascribed to it in Section 4.1.10(a).

     "Related Agreements" shall have the meaning ascribed to it in Section 7.3.

     "Representatives" shall have the meaning ascribed to it in Section 9.16.

     "SATC" shall mean the South Atlantic Tower Corporation, a Delaware corporation.

     "SEC" shall mean the Securities and Exchange Commission as from time to time constituted and created under the Exchange Act, or, if at any time after the execution of this instrument such Securities and Exchange Commission is not existing and performing the duties now assigned to it under the Exchange Act, then the Person performing such duties at such time.

     "SEC Confirmation" shall have the meaning ascribed to it in Section 5.5.3.

     "SEC Documents" shall mean the documents STI has filed with the SEC pursuant to the Securities Act and the Exchange Act since June 30, 1996.

     "SEC Filings" shall have the meaning ascribed to it in Section 5.2.1.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Significant Acquired Businesses" shall mean the assets and businesses acquired by OmniAmericaSub pursuant to: (i) that Purchase Agreement by and among OmniAmericaSub and certain of the partners of OmniTower Ltd. and South Atlantic Venture Fund III, Limited Partnership dated December 23, 1997 and (ii) that Purchase and Sale Agreement by and among Miller Transmission Tower Company Ltd, Cowboy Tower Company LLC, and OmniAmericaSub dated January 16, 1998.

     "STI" shall have the meaning ascribed to it in the preamble to this Agreement.

     "STI Common Stock" shall have the meaning ascribed to it in Section 3.1(a).

     "STI Consents" shall have the meaning ascribed to it in Section 4.3.5(b).

     "STI  ERISA  Plans"  shall  have  the  meaning  ascribed  to it in  Section
4.3.21(a).

     "STI Financial Statements" shall have the meaning ascribed to it in Section 4.3.6.

     "STI  Intellectual  Property"  shall  have the  meaning  ascribed  to it in
Section 4.3.15.

     "STI Management" shall mean Michael R. Budagher, Ernie L. Carpenter, Dennis
K. Hartnett and Jeffrey A. Howard.

     "STI Permitted Transactions" shall mean (a) any transactions agreed to in writing by OmniAmerica, OmniAmericaSub or OmniPartners, (b) any transactions entered into in accordance with the provisions of Section 5.5.5, (c) the employment of Wasserstein, Perella & Co. and the payment of their fees, (d) the discharge of indebtedness owed to Carpenter as shown in the STI Financial Statements and (e) any transactions between OmniAmerica, OmniAmericaSub, OmniPartners, HM Partners or Omni/HSW Acquisition, on the one hand, and STI or the Sub, on the other hand.

     "STI Plans" shall have the meaning ascribed to it in Section 4.3.21(a).

     "STI Related Persons" shall have the meaning ascribed to it in Section 4.3.18.

     "STI Termination Fee" shall have the meaning ascribed to it in Section 8.6.

     "Stockholders Agreements" shall mean the Pre-Merger Stockholders Agreement and the Post-Merger Stockholders Agreement.

     "Sub" shall have the meaning ascribed to it in the preamble to this Agreement.

     "Sub Common Stock" shall have the meaning ascribed to it in Section 3.3.

     "Subsequent  Disclosure  Schedule" shall have the meaning ascribed to it in
Section 5.1.11.

     "Subsequent Event" shall have the meaning ascribed to it in Section 5.1.11.

     "Subsidiary" of any Person means (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "Superior Proposal" shall have the meaning ascribed to it in Section 5.1.3.

     "Surviving  Corporation"  shall have the meaning  ascribed to it in Section
1.2.

     "Taxes" shall mean all federal, state, local, foreign and other governmental or quasi-governmental net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees and assessments or charges of any kind whatever in the nature of taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.

     "Tax Returns" shall have the meaning ascribed to it in Section 4.1.9(a).

     "Termination Date" shall have the meaning ascribed to it in Section 8.6.

     "Towers" shall mean the towers owned by OmniAmerica or OmniAmericaSub, including those acquired from the Acquired Businesses or included within the HSW Assets.

     "Tower Space Leases" shall mean each current lease of space on the Towers. For purposes of this Agreement, (i) references to a "lease" or "leases" shall not be deemed to include the Tower Space Leases and (ii) Tower Space Leases shall not be deemed to be "real property leases."

     "WC&G" shall mean Wilen, Clapper & Glassman.

     "WC&G Audited  Financial  Statements"  shall have meaning ascribed to it in
Section 5.2.1.

                                    EXHIBITS

Exhibit (ix) --HSW Merger Agreement Form of HSW Merger Agreement
Exhibit (x)--Liens                  List of Owner Policies of Title Insurance
Exhibit 2.1                         Directors of STI, OmniAmerica and
                                    OmniAmericaSub
                                    following the Merger
Exhibit 5.2.3                       Retained Affiliate Contracts
Exhibit 6.1.7                       Form of Opinion of Weil, Gotshal & Manges
                                     LLP
Exhibit 6.2.7(a)                    Form of Opinion of Haynes and Boone, LLP
Exhibit 6.2.7(b)                    Form of Opinion of Jones, Vargas
Exhibit 6.2.10(a)                   Form of Tax Opinion
Exhibit 6.2.10(b)                   Form of OmniAmerica Certificate
Exhibit 6.2.10(c)                   Form of OmniPartners Certificate
Exhibit 6.2.10(d)                   Form of STI Certificate
Exhibit 7.3(a)                      Form of Post-Merger Stockholders Agreement
Exhibit 7.3(b)                      Form of Monitoring and Oversight Agreement
Exhibit 7.3(c)                      Form of Financial Advisory Agreement

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


      THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 22, 1998, is entered into by and among Specialty Teleconstructors, Inc., a Nevada corporation ("STI"), OAI Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of STI (the "Sub"), OmniAmerica, Inc., a Delaware corporation ("OmniAmericaSub"), OmniAmerica Holdings Corporation, a Delaware corporation ("OmniAmerica"), HMTF/Omni Partners, L.P., a Delaware limited partnership ("OmniPartners"), and Omni/HSW Acquisition, Inc., a Delaware corporation ("Omni/HSW Acquisition").

                                   RECITALS

      The parties hereto entered into an Agreement and Plan of Merger (the "Prior Merger Agreement") dated as of February 16, 1998 relating to the merger of the Sub with and into OmniAmerica. The parties hereto desire to make certain changes to the Prior Merger Agreement and to amend, restate and supersede the Prior Merger Agreement in its entirety.

      The parties hereto desire to effect the merger of the Sub with and into OmniAmerica (the "Merger"), with the effect that OmniAmerica, as the surviving corporation of the Merger, will become a wholly-owned subsidiary of STI.

      The board of directors of OmniAmerica (a) has determined it advisable and in the best interests of OmniAmerica and its sole stockholder to consummate the Merger, upon the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the Delaware General Corporation Law ("DGCL"), (b) has adopted and approved this Agreement, the Merger and the other transactions contemplated hereby and (c) has recommended approval of the Merger and this Agreement to its sole stockholder.

      The general partner of OmniPartners, HM3/OmniAmerica Partners LLC, has determined it advisable and in the best interests of OmniPartners to adopt and approve, and has adopted and approved, this Agreement, the Merger and the other transactions contemplated hereby.

      The board of directors of the Sub (a) has determined it advisable and in the best interests of the Sub and its sole stockholder to consummate the Merger, upon the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the DGCL, (b) has adopted and approved this Agreement, the Merger and the other transactions contemplated hereby and (c) has recommended approval of the Merger and this Agreement to its sole stockholder.

      The board of directors of STI has determined it advisable and in the best interests of STI and its stockholders to adopt and approve, and has adopted and approved, this Agreement, the Merger and the other transactions contemplated hereby.

      The parties intend that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a)(1)(A) and
Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

      The  parties  are   entering   into  this   Agreement   to  make   certain
representations, warranties and agreements as to the Merger, and to prescribe various conditions as to the Merger.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

      1.1 Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Appendix of Defined Terms attached hereto beginning on page (vi).

      1.2 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, the Sub shall be merged with and into OmniAmerica with OmniAmerica being the surviving corporation of the Merger. Upon consummation of the Merger, the separate corporate existence of the Sub shall thereupon cease, and OmniAmerica, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence in accordance with the DGCL.

      1.3 Effective Time of the Merger. The Merger shall become effective at the date and time (the "Effective Time") when a properly executed certificate of merger, in such form as is required by and executed in accordance with the relevant provisions of the DGCL, is duly filed with the Secretary of State of the State of Delaware. The parties hereto shall cause such filings to occur as soon as practicable on the Closing Date.

      1.4 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation and Bylaws of OmniAmerica, as they are in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation resulting from the Merger until thereafter amended as provided by applicable law.

      1.5 Effects of the Merger. The effects of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the foregoing, and subject thereto, the corporate existence of OmniAmerica, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation of the Merger, OmniAmerica shall be governed by the laws of the State of Delaware and, at the Effective Time, shall succeed to all rights, assets, liabilities, properties, privileges, powers, franchises and obligations of the Sub in accordance with the laws of the State of Delaware. As of the Effective Time, the Surviving Corporation shall be a wholly-owned subsidiary of STI.

                                  ARTICLE II
                            DIRECTORS AND OFFICERS

      2.1 Directors of STI, the Surviving Corporation and OmniAmericaSub. Prior to the Effective Time, (a) STI shall increase the number of the members of the board of directors of STI to eight (8) and (b) STI and OmniAmerica shall take such action as may be necessary such that each of the boards of directors of STI, the Surviving Corporation and OmniAmericaSub, immediately following the Effective Time, is comprised of the persons, subject to availability, listed on
Exhibit 2.1. Each such director shall hold his or her directorship in accordance with the applicable certificate or articles (as the case may be) of incorporation and bylaws of STI, OmniAmerica or OmniAmericaSub.

      2.2 Officers of the Surviving Corporation. The officers of OmniAmerica immediately prior to the Effective Time shall remain the officers of the Surviving Corporation until their respective successors shall be duly elected or appointed, as the case may be, and qualified, or until their earlier death, resignation or removal.

      2.3 Officers of STI. STI shall take such action so that, upon the Effective Time, the following persons, subject to availability, shall hold the following offices with STI in accordance with the articles of incorporation and bylaws of STI until their respective successors shall be duly elected or appointed, as the case may be, and qualified, or until their earlier death, resignation or removal:

      Carl E. Hirsch             President and Chief Executive Officer
      Michael R. Budagher        Chief Operating Officer
      Anthony S. Ocepek          Chief Financial Officer
      Jeffrey A. Howard          Vice President -- Corporate Development
      F. Howard Mandel           Vice President and General Counsel
      Steven M. Smith            Vice President -- Finance

                                  ARTICLE III
                           CONVERSION OF SECURITIES

      3.1 Consideration for Merger.

            (a) At the Effective Time, by virtue of the Merger of the Sub with and into OmniAmerica and without any action on the part of OmniAmerica or the Sub, or their respective stockholders (other than the filing of the certificate of merger referred to in Section 1.3 hereof), (i) each share (an "OmniAmerica Share") of the common stock of OmniAmerica, par value $0.01 per share ("OmniAmerica Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of OmniAmerica Common Stock held in the treasury of OmniAmerica) shall be canceled and extinguished and be converted automatically into the right to receive 0.09109398 shares of common stock of STI, par value $0.01 per share ("STI Common Stock"), subject to adjustment pursuant to Section 3.1(b), payable as provided in
      Section 3.2 upon surrender of the certificate formerly representing such OmniAmerica Share (the "OmniAmerica Certificate"), and (ii) each OmniAmerica Share then held in the treasury of OmniAmerica shall be canceled and retired without conversion thereof and without payment of any consideration and shall cease to exist.

            (b) The Kline Option Agreement shall remain outstanding following the Merger and shall not be entitled to receive any portion of the Merger Consideration, but at the Effective Time, the Kline Option Agreement shall become exercisable for 36,363 shares of STI Common Stock at an initial exercise price of $13.75 per share, pursuant to the terms of the Kline Option Agreement.

            (c) In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of STI Common Stock or OmniAmerica Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall have been proposed any such change with a record date prior to the Effective Time, then an appropriate and proportionate adjustment shall be made in the Merger Consideration.

      3.2 Surrender of Certificates. At the Closing, OmniPartners shall surrender all outstanding OmniAmerica Certificates to STI and STI shall pay and deliver to OmniPartners the Merger Consideration payable as a result of the Merger in exchange for all such outstanding OmniAmerica Certificates.

      3.3 Conversion of the Sub's Securities. At the Effective Time, each share of common stock of the Sub, par value $0.01 per share ("Sub Common Stock"), of the Sub issued and outstanding immediately prior to the Effective Time shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

      3.4 OmniPartners to Have No Further Rights as to OmniAmerica. At and after the Effective Time, OmniPartners shall cease to have any rights as a stockholder of OmniAmerica, other than indirectly as a stockholder of STI.

      3.5 Written Consent of Sole Stockholder of the Sub. Concurrent with the execution of this Agreement, STI, as the sole stockholder of the Sub, shall deliver certified copies of its corporate resolutions duly adopting and approving this Agreement, the Related Agreements, the Merger and the transactions contemplated by this Agreement and the Related Agreements by written consent. STI, as the sole stockholder of the Sub, shall not amend, rescind or withdraw its adoption and approval of this Agreement and the Related Agreements, the Merger and the transactions contemplated by this Agreement and the Related Agreements.

      3.6 Written Consent of Sole Stockholder of OmniAmerica. Concurrent with the execution of this Agreement, OmniPartners, as the sole stockholder of OmniAmerica, shall deliver certified copies of its partnership resolutions duly adopting and approving this Agreement, the Related Agreements, the Merger and the transactions contemplated by this Agreement and the Related Agreements by written consent. OmniPartners, as the sole stockholder of OmniAmerica, shall not amend, rescind or withdraw its adoption and approval of this Agreement and the Related Agreements, the Merger and the transactions contemplated by this Agreement and the Related Agreements.

      3.7 Closing. Unless this Agreement is terminated and the transactions contemplated herein abandoned pursuant to Article VIII and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VI, the Closing shall take place (a) at the offices of Haynes and Boone, LLP, Dallas, Texas, at 10:00 A.M. local time on a date to be specified by STI and OmniAmerica, but as soon as practicable (and in any event within two Business
Days) after the day on which the last of the conditions set forth in Article VI is fulfilled (other than deliveries of instruments to be made at Closing) or, if permissible, waived by the relevant party or (b) at such other date, time and place as STI and OmniAmerica shall agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

      4.1 Representations and Warranties of OmniAmerica. To induce STI and the Sub to enter into this Agreement and to consummate the transactions contemplated hereby, OmniAmerica and OmniAmericaSub jointly and severally represent and warrant to STI and the Sub as of the date hereof as follows (each such representation and warranty being qualified in its entirety by the disclosures set forth in the Disclosure Schedule, which such disclosures shall correspond to the following sections and subsections):

            4.1.1 Corporate and Partnership Existence and Authority.

            (a) Each of OmniAmerica, OmniAmericaSub and SATC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it has been and is being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority  would not,  individually  or in the  aggregate,  reasonably  be expected to have a Material Adverse Effect on OmniAmerica or OmniAmericaSub. Each of OmniAmerica, OmniAmericaSub and SATC is qualified or licensed to do business as a foreign corporation and is in good standing in each state, nation or other jurisdiction listed on the Disclosure Schedule, being each state, nation or other jurisdiction wherein the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification or licensing necessary, except for any state, nation or other jurisdiction where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect on OmniAmerica or
      OmniAmericaSub. Prior to the Effective Time of the HSW Merger, OmniAmerica's sole asset was and will be 1,000 shares of the common stock, par value $0.01 per share, of OmniAmericaSub (the "OmniAmericaSub Common Stock").

            (b) OmniTower Ltd. is a limited partnership organized pursuant to and presently existing under the laws of the State of Florida under a limited partnership agreement as amended to May 21, 1997 (the "OmniTower Ltd. Partnership Agreement"), and has the necessary power to carry on its business as it has been and is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on OmniAmerica. OmniTower Ltd. is qualified or licensed to do business and is in good standing in each state, nation or other jurisdiction listed on the Disclosure Schedule, being each state, nation or other jurisdiction wherein the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification or licensing necessary, except for any state, nation or other jurisdiction where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect on OmniAmerica or OmniAmericaSub. The OmniTower Ltd. Partnership Agreement has not been amended, and remains in full force and effect. OmniAmerica has previously provided a true and correct copy of the OmniTower Ltd.
      Partnership Agreement to STI.

            4.1.2 Capitalization of OmniAmerica and OmniAmericaSub.

            (a) The authorized  capital stock of OmniAmerica  consists solely of
      80,000,000 shares of OmniAmerica Common Stock of which 74,099,298 shares are issued and outstanding. No other shares of capital stock of OmniAmerica are issued and outstanding or reserved for issuance. All the issued and outstanding shares of capital stock of OmniAmerica are held solely by OmniPartners free and clear of any Lien and OmniPartners is the record and Beneficial Owner of such shares. All of the issued and outstanding shares of capital stock of OmniAmerica have been duly authorized and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable and were issued free of preemptive (or similar) rights. Other than the Kline Option Agreement, there are no securities, options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by OmniAmerica, OmniPartners or any of the OmniSubsidiaries which provide for the purchase, issuance or transfer of any shares of the capital stock of OmniAmerica, nor are there any outstanding securities granted or issued by OmniAmerica that are convertible into or exchangeable for or exercisable for any shares of the capital stock of OmniAmerica, and none are authorized. All presently exercisable voting rights in OmniAmerica are vested exclusively in the outstanding shares of OmniAmerica Common Stock, each share of which is entitled to one vote on every matter to come before its sole stockholder, OmniPartners. There are no stockholders' agreements, voting trusts or other voting arrangements with respect to any of OmniAmerica's capital stock. Other than pursuant to the terms of the HSW Merger Agreement, there are no outstanding obligations of OmniAmerica or any of the
      OmniSubsidiaries   to   repurchase,   redeem  or  otherwise   acquire  any
      OmniAmerica Common Stock or the capital stock of any of the OmniSubsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution, guarantee or otherwise) in any other entity. OmniAmerica does not have any direct Subsidiaries, other than OmniAmericaSub.

            (b) The authorized capital stock of OmniAmericaSub consists solely of 1,000 shares of OmniAmericaSub Common Stock of which 1,000 shares are issued and outstanding. No other shares of capital stock of OmniAmericaSub are issued and outstanding or reserved for issuance.

            (c) The authorized capital stock of SATC consists solely of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding. No other shares of capital stock of SATC are issued and outstanding or reserved for issuance.

            (d) All the issued and outstanding shares of capital stock of OmniAmericaSub are held solely by OmniAmerica free and clear of any Lien and OmniAmerica is the record and Beneficial Owner of such shares. All the issued and outstanding shares of capital stock of SATC are held solely by OmniAmericaSub free and clear of any Lien and OmniAmericaSub is the record and Beneficial Owner of such shares. All of the issued and outstanding shares of capital stock of OmniAmericaSub and SATC have been duly authorized and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable and were issued free of preemptive (or similar) rights. There are no securities, options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by OmniAmericaSub, OmniAmerica or any of the OmniSubsidiaries that provide for the purchase, issuance or transfer of any shares of the capital stock of OmniAmericaSub or SATC, nor are there any outstanding securities granted or issued by OmniAmericaSub or SATC that are convertible into or exchangeable for or exercisable for any shares of the capital stock of OmniAmericaSub or SATC, and none are authorized. All presently exercisable voting rights in OmniAmericaSub are vested exclusively in the outstanding shares of OmniAmericaSub Common Stock, each share of which is entitled to one vote on every matter to come before its sole stockholder, OmniAmerica. All presently exercisable voting rights in SATC are vested exclusively in the outstanding shares of common stock of SATC, each share of which is entitled to one vote on every matter to come before its sole stockholder, OmniAmericaSub. There are no voting trusts, stockholders' agreements or other voting arrangements with respect to any of OmniAmericaSub's or SATC's capital stock. OmniAmericaSub does not have any direct Subsidiaries other than SATC. SATC does not have any Subsidiaries other than OmniTower Ltd.

            (e) The only general or limited partners of OmniTower Ltd. are OmniAmericaSub and SATC. No other partnership interests are issued and outstanding or reserved for issuance. All the issued and outstanding partnership interests of OmniTower Ltd. are held by either SATC or OmniAmericaSub free and clear of any Lien and either SATC or OmniAmericaSub is the Beneficial Owner of such interests. All of the outstanding  partnership  interests  in  OmniTower  Ltd.  have  been  duly authorized and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. There are no securities, options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by OmniTower Ltd. that provide for the purchase, issuance or transfer of any partnership interests in OmniTower Ltd., nor are there any outstanding securities granted or issued by OmniTower Ltd. that are convertible into or exchangeable for or exercisable for any partnership interests of OmniTower Ltd. Other than the OmniTower Ltd. Partnership Agreement, all presently exercisable voting rights in OmniTower Ltd. are vested exclusively in the outstanding partnership interests and there are no voting trusts, partners' agreements or other voting arrangements with respect to any of the partnership interests in OmniTower Ltd. OmniTower Ltd. does not have any Subsidiaries.

            4.1.3 Validity and Authorization; Corporate Power and Authority.

            (a) OmniAmerica has all necessary corporate power and authority to execute, deliver and perform this Agreement, the Related Agreements, the HSW Merger Agreement and the other instruments called for by this Agreement to which it is or is to be a party. The execution, delivery and performance of this Agreement by OmniAmerica and the consummation by OmniAmerica of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of OmniAmerica (subject to the filing of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by OmniAmerica and, assuming the valid authorization, execution and delivery hereof by STI and the Sub, constitutes the legal, valid and binding obligation of OmniAmerica, enforceable against OmniAmerica in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting or relating to the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

            (b) When the Related Agreements and the other instruments called for by this Agreement to which OmniAmerica is a party are executed and delivered at the Closing, such Related Agreements and other instruments will have been duly authorized, executed and delivered by OmniAmerica, and will be, assuming the valid authorization, execution and delivery thereof by each other party thereto (except OmniAmerica and its Affiliates), enforceable against OmniAmerica in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting or relating to the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

            (c) OmniAmericaSub has all necessary power and authority to execute, deliver and perform this Agreement, the Related Agreements and the other instruments called for by this Agreement to which it is or is to be a party. The execution, delivery and performance of this Agreement by OmniAmericaSub and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by OmniAmericaSub and, assuming the valid authorization, execution and delivery hereof by STI and the Sub, constitutes the legal, valid and binding obligation of OmniAmericaSub, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting or relating to the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

            (d) When the Related Agreements and the other instruments called for by this Agreement to which OmniAmericaSub is a party are executed and delivered at the Closing, such Related Agreements and instruments will have been duly authorized, executed and delivered by OmniAmericaSub, and will be, assuming the valid authorization, execution and delivery thereof by each other party thereto (other than OmniAmerica and its Affiliates), enforceable against it in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting or relating to the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

            4.1.4 Execution;  No Violations.  The execution and delivery of this
Agreement by each of OmniAmerica and OmniAmericaSub do not, and the execution and delivery of the Related Agreements to which they are parties and solely with respect to OmniAmerica, the execution and delivery of the HSW Merger Agreement, the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof by each of OmniAmerica and OmniAmericaSub will not: (a) violate, conflict with, modify, result in the incurrence of any prepayment penalties or cause any default under or acceleration, termination or cancellation of any obligation or the loss of a benefit under (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, (i) any provision of the certificate of incorporation or bylaws of OmniAmerica or OmniAmericaSub, (ii) any Lien, indenture, lease, loan or credit agreement, note, bond, mortgage or other agreement (other than, with respect to termination, agreements terminable without material penalty either at will or upon 90 days' or less notice by the terminating party), obligation, instrument, permit, concession, franchise or license applicable to OmniAmerica or any of the OmniSubsidiaries or (iii) assuming all the consents, filings and registrations referred to in Section 4.1.5 are obtained or made, any order, injunction, decree, or judgment to which OmniAmerica or any of the OmniSubsidiaries is a party or by which either of OmniAmerica or any of the OmniSubsidiaries or any of their respective properties is bound; (b) result in the creation of any Lien upon or right of first refusal with respect to any property or asset (whether real, personal, mixed, tangible or intangible) of OmniAmerica or any of the OmniSubsidiaries, except as may be approved by STI, (c) assuming all the consents, filings and registrations referred to in Section 4.1.5 are obtained or made, violate any statute, ordinance, law, rule or regulation applicable to OmniAmerica or any of the OmniSubsidiaries, or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on OmniAmerica or any of the OmniSubsidiaries or any of their respective activities, except in the case of clauses (a)(ii), (b), (c) and (d), any such violations, conflicts, modifications, defaults, accelerations, rights, restrictions, limitations or Liens that would not reasonably be expected to have a Material Adverse Effect on OmniAmerica or OmniAmericaSub.

            4.1.5 Governmental and Other Consents.

            (a) Except for filings under the HSR Act, the filing of the certificate of merger contemplated by Section 1.3 and the filing of the certificate of merger contemplated by the HSW Merger Agreement, no consent, approval or authorization of, or designation, declaration, registration or filing with, any domestic (federal or state) or foreign court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required on the part of OmniAmerica or OmniAmericaSub in connection with the execution or delivery of this Agreement, the Related Agreements to which it is a party, the HSW Merger Agreement solely with respect to OmniAmerica or the consummation by it of the transactions contemplated hereby and thereby, except as would not reasonably be expected to have a Material Adverse Effect on OmniAmerica or OmniAmericaSub.

            (b) The Disclosure Schedule lists all consents, approvals or authorizations of third Persons required in connection with OmniAmerica's and OmniAmericaSub's valid execution, delivery or performance of this Agreement, the Related Agreements to which each is a party and the HSW Merger Agreement solely with respect to OmniAmerica or the consummation of any of the transactions contemplated hereby or thereby on the part of OmniAmerica or OmniAmericaSub (collectively, the "OmniAmerica Consents"), including but not limited to the consents required under the Contracts, except, in each case, as would not reasonably be expected to have a Material Adverse Effect on OmniAmerica or OmniAmericaSub.

            4.1.6 OmniAmerica Financial Statements.

            (a) (i) The Disclosure  Schedule contains true and correct copies of
      (A) the consolidated balance sheet for OmniAmerica at December 31, 1997, and the related statements of profit and loss and cash flows since the inception of OmniAmerica and (B) the balance sheets for each of the Significant Acquired Businesses at December 31, 1997, 1996 and 1995 and the related statements of profit and loss and cash flows for each of the one-year periods then ended and (ii) when delivered pursuant to Section 5.2.1, similar financial statements to those described in clause (a)(i)(B) for each additional month ending before the Closing for each of OmniAmerica and the Significant Acquired Businesses (collectively, the "OmniAmerica Financial Statements").

            (b) The OmniAmerica Financial Statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Significant Acquired Businesses and OmniAmerica as of the dates thereof and the results of Significant Acquired Businesses' and OmniAmerica's operations and cash flows for the periods then ended, except that in the case of the OmniAmerica Financial Statements described in clause (a)(ii) above are also subject to recurring year-end adjustments, if any, that are normal in nature and amount. OmniAmerica and the

      Significant Acquired Businesses maintain a system of accounting, including without limitation a system of internal controls, which permits them to prepare financial statements that present fairly their respective financial positions and results of operations in all material respects.

            4.1.7 Absence of Certain Liabilities. Except (a) for liabilities incurred in the ordinary course of business consistent with past practice, (b) for transaction expenses not to exceed $650,000 incurred in connection with this Agreement, (c) for liabilities set forth on any balance sheet (including the notes thereto) included in the OmniAmerica Financial Statements, (d) for liabilities incurred in connection with the OmniAmerica Permitted Transactions and (e) for liabilities assumed by OmniAmericaSub in connection with the acquisition of the Acquired Businesses, as of December 31, 1997, neither the Acquired Businesses, OmniAmerica nor any of the OmniSubsidiaries had incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due, that would be required to be reflected or reserved against in a consolidated balance sheet (assuming the consummation prior to December 31, 1997 of the acquisition of each of the Acquired Businesses) of the Acquired Businesses, OmniAmerica and the OmniSubsidiaries (including the notes thereto) prepared in accordance with GAAP applying the same practices and procedures as were applied in the preparation of the OmniAmerica Financial Statements. Prior to the Effective Time of the HSW Merger, OmniAmerica had not conducted and will not conduct any business, other than holding the OmniAmericaSub Common Stock, had no and will incur no liabilities (whether fixed or contingent) whatsoever (other than its obligations hereunder) and had no and will not have any employees.

            4.1.8 Absence of Changes. Except as expressly provided in this Agreement or in connection with the OmniAmerica Permitted Transactions, since December 31, 1997, OmniAmerica and OmniAmericaSub have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:

            (a) Any change or aggregate of changes in the condition (financial or otherwise), business, assets, or liabilities of any of the OmniSubsidiaries that has had, or would reasonably be expected to result in, a Material Adverse Effect on OmniAmerica;

            (b) Any change in the capitalization of OmniAmerica or any of the OmniSubsidiaries, including, without limitation, the issuance by OmniAmerica or any of the OmniSubsidiaries of any shares of stock of any class, any subscriptions, options, warrants, convertible securities, rights, calls, agreements, commitments or rights affecting or relating in any manner whatsoever to any equitable interests in OmniAmerica or any of the OmniSubsidiaries;

            (c) Any purchase, redemption or other acquisition by OmniAmerica or any of the OmniSubsidiaries, or any commitment, plan or agreement by OmniAmerica or any of the OmniSubsidiaries to purchase, redeem or otherwise acquire any shares of its capital stock or other equitable interests;

            (d) Any merger or consolidation or agreement to merge or consolidate by OmniAmerica or any of the OmniSubsidiaries with another Person, or any purchase of or investment in or agreement to purchase or invest by OmniAmerica or any of the OmniSubsidiaries in the business of another Person;

            (e) Any declaration, payment or setting aside by OmniAmerica or any of the OmniSubsidiaries of any dividends or other distributions of any assets of any kind whatsoever to its stockholders or other equitable owners, except for ordinary salary payments for services actually rendered and reasonable expense reimbursements in the ordinary course of business;

            (f) Any amendment to the certificate of  incorporation  or bylaws or
      other   organizational   documents   of   OmniAmerica   or   any   of  the
      OmniSubsidiaries;

            (g) Any increase in the compensation or rate of compensation or commission payable or to become payable by any of the OmniSubsidiaries to any of its directors, officers, salaried employees earning more than $75,000 per annum, salesmen or agents, or any General Increase in the compensation or rate of compensation payable or to become payable to any of its hourly employees or salaried employees earning $75,000 per annum or less ("General Increase" for purposes hereof shall mean any increase (including by means of increased bonuses) applicable to a class or group of employees and does not include increases granted to individual employees for merit, length of service, change in position or responsibility, regularly scheduled salary increase or bonus in accordance with a general incentive plan or other reasons applicable to specific employees and not generally to a class or group thereof), or any hiring of any employee at a salary in excess of $75,000 per annum, or any termination of any key employee or any employee whose compensation was in excess of $75,000 per annum;

            (h) Any material change in any existing, or adoption of or entering into any new, benefit plan or arrangement (whether written or oral) affecting any of the officers, directors, employees, salesmen or agents of any of the OmniSubsidiaries, including, without limitation, any bonus, profit-sharing, pension, deferred compensation, severance or termination pay benefit, stock option, group life or health insurance or other similar plans, agreements or arrangements;

            (i) Any release, cancellation, modification or waiver of any financial obligation, indebtedness, liability or Lien in favor of any of the OmniSubsidiaries, unless such obligation, indebtedness, liability or Lien has been paid in full at the time of release or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on OmniAmerica;

            (j) Any waivers, compromises or settlements by any of the OmniSubsidiaries of any right or claim of any of the OmniSubsidiaries in excess of $50,000 in the aggregate; or any institution or settlement of, or agreement to settle, any litigation, action or proceeding before any Governmental Entity relating to any of the OmniSubsidiaries or any of its properties;

            (k) Any mortgage, pledge or other subjection to any Lien or option of any property, asset, right or business of OmniAmerica or any of the OmniSubsidiaries, other than Permitted Liens and those incurred in the ordinary course of business and consistent with past practice;

            (l) Any assumptions or guarantees (except endorsements of negotiable instruments in the ordinary course of business and consistent with past practice) by OmniAmerica or any of the OmniSubsidiaries of the obligations of any Person, except in the ordinary course of business and consistent with past practice, but in no event in excess of $50,000 when all such assumptions, guarantees and endorsements are aggregated;

            (m) Any payment or satisfaction by OmniAmerica or any of the OmniSubsidiaries of any material liability, obligation or indebtedness, other than those reflected on the OmniAmerica Financial Statements and those incurred in the ordinary course of business and consistent with past practice;

            (n) Any loan, advance, or capital contribution to, or investment in, any Person in an aggregate amount in excess of $100,000 (excluding any loan, advance or capital contribution to, or investment in, OmniAmerica or any of the OmniSubsidiaries), any commitment to so loan, advance, contribute capital or invest, or any renewal, refunding or extension of any existing loan, advance or investment made by OmniAmerica or any of the OmniSubsidiaries to any Person, except in the ordinary course of business and consistent with past practice;

            (o) Any actions taken or transactions entered into by any of the OmniSubsidiaries involving more than $100,000 in the aggregate, other than in the ordinary course of business and consistent with past practice, or any capital expenditures or commitments therefor in excess of $100,000 in the aggregate, other than in the ordinary course of business;

            (p) Any creations, renewals, material changes or terminations, or any notice of any proposed renewal, material change or termination of any contract, agreement, commitment, obligation, lease or license involving more than $5,000,000 in the aggregate or extending beyond six (6) months from the date of this Agreement, to which any of the OmniSubsidiaries is a party or by which any of the OmniSubsidiaries or its properties are bound;

            (q) Any sale, assignment, lease, abandonment or other disposition by any of the OmniSubsidiaries of any real property, or any sale, assignment, transfer, license, lapse, or other disposition by any of the OmniSubsidiaries of any material trademark, trade name, copyright (or pending application for any material trademark or copyright), or other intangible asset;

            (r) Any sale, assignment or transfer of any contract, agreement, lease, or asset by any of the OmniSubsidiaries, except in the ordinary course of business and consistent with past practice, other than to an OmniSubsidiary;

            (s) Any general labor dispute, or threat of a general labor dispute, or any attempt or threat of any attempt by a union to organize any employees of any of the OmniSubsidiaries who are not now covered under an existing union or collective bargaining agreement;

            (t) Any lapse of any material insurance policy or coverage of any of the OmniSubsidiaries, except for normal renewals and/or replacements;

            (u) Any failure by any of the OmniSubsidiaries to replenish inventories and supplies in a normal and customary manner consistent with prior practice; any purchase commitment by any of the OmniSubsidiaries in excess of the normal, ordinary and usual requirements of business or at any price in excess of the then current market price;

            (v) Any material damage, destruction or loss to the business or properties of any of the OmniSubsidiaries, whether or not covered by insurance, including, without limitation, any damage, destruction or loss as a result of fire, explosion, accident, earthquake, lightning, aircraft, vehicle, smoke, hail, flood, drought, storm, strike, work stoppage, lockout, sabotage, embargo, condemnation, riot, civil disturbance, vandalism or act of God or public enemy the result of which is a Material Adverse Effect on OmniAmerica;

            (w) Any granting of powers of attorney by any of the OmniSubsidiaries; any material writing up or writing down of the carrying value of any of its assets; any material change in the depreciation or amortization policies or rates heretofore adopted; or

            (x) Any other material action taken or transaction entered into by any of the OmniSubsidiaries other than in the ordinary course of business.

      For purposes hereof, the "ordinary course of business" for OmniAmerica and the OmniSubsidiaries shall include the ordinary course of conduct of the Acquired Businesses since January 1, 1997.

            4.1.9 Taxes.

            (a) Each of OmniAmerica and the OmniSubsidiaries has duly and timely filed all required federal, state, local and other tax returns, information returns, notices and reports (including, without limitation, income, property, sales, use, franchise, capital stock, excise, value added, employment, withholding, FICA, medicare and unemployment) (collectively, "Tax Returns") related to OmniAmerica and any of the OmniSubsidiaries heretofore due, and all such Tax Returns are correct, accurate and complete in all material respects;

            (b) All deposits of estimated income and withholding, FICA and medicare Taxes required to be made by OmniAmerica and any of the OmniSubsidiaries have been duly and timely made;

            (c) There has not been during the past five (5) years any audits or examinations of any tax returns filed by OmniAmerica or any of the OmniSubsidiaries, no audits or judicial or administrative proceeding with respect to any Taxes due from OmniAmerica or any of the OmniSubsidiaries are in progress, and neither OmniAmerica nor any of the OmniSubsidiaries have been notified by any tax authority that any such audits, examinations or proceedings are contemplated or pending;

            (d) All Taxes with respect to OmniAmerica or any of the OmniSubsidiaries that have become due and payable on or before December 31, 1997 have been timely paid in full or adequately reserved against in accordance with GAAP on the OmniAmerica Financial Statements, and all Taxes which have become due and payable subsequent to December 31, 1997 have been paid in full or adequately reserved against on its books of account and the amounts reflected on the OmniAmerica Financial Statements and such books are sufficient for the payment of all unpaid Taxes with respect to the periods then ended and for all periods prior thereto. There are no Liens on any of the assets of OmniAmerica or any of the OmniSubsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, except those that are not yet due and payable or are being contested in good faith by appropriate proceedings;

            (e) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax against OmniAmerica or any of the OmniSubsidiaries, nor are there any actions, suits, proceedings, investigations or claims now pending against OmniAmerica or any of the OmniSubsidiaries in respect of any Tax, or any matters under discussion with any federal, state, local or foreign authority, or any claims for refund by OmniAmerica or any of the OmniSubsidiaries for overpaid Taxes relating to any Taxes, or any claims for additional Taxes asserted by any such authority, and there is no basis for the assertion of any additional Taxes against OmniAmerica or any of the OmniSubsidiaries;

            (f) The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional Taxes on OmniAmerica or any of the OmniSubsidiaries, except for Taxes relating to the consummation of OmniAmerica Permitted Transactions;

            (g) Each of the OmniSubsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party;

            (h) None of the OmniSubsidiaries is a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code;

            (i) There are no accounting method changes in effect or being requested with respect to OmniAmerica or any of the OmniSubsidiaries that could give rise to an adjustment under Section 481 of the Code for periods after the Closing Date;

            (j) Each of OmniAmerica and the OmniSubsidiaries has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of
      Section 6662(d) of the Code; and

            (k) For purposes of this Agreement, all references to sections of the Code shall include any predecessor provisions to such sections and any similar provisions of state, local or foreign law.

            4.1.10 Disputes and Litigation. (a) There is no suit, arbitration, action, litigation, proceeding, investigation, claim, complaint or accusation pending (the "Proceedings") of which OmniAmerica or any of the OmniSubsidiaries has received written notice or, to the Knowledge of OmniAmerica Management, threatened against or affecting OmniAmerica or any of the OmniSubsidiaries or any of their properties, assets or businesses or to which OmniAmerica or any of the OmniSubsidiaries is a party, in any court or before any arbitrator of any kind or before or by any Governmental Entity (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), the result of which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on OmniAmerica; (b) to the Knowledge of OmniAmerica Management, there is no pending or threatened change in any Environmental Law or zoning or building laws, regulations or ordinances the result of which would reasonably be expected to result in a Material Adverse Effect on OmniAmerica; and (c) there is no outstanding order, writ, injunction, decree, judgment, determination or award by any court, arbitrator or Governmental Entity against or affecting OmniAmerica or any of the OmniSubsidiaries or any of their properties, assets or businesses which would reasonably be expected to have a Material Adverse Effect on OmniAmerica. None of the items nor aggregate of items listed in the Disclosure Schedule would, if adversely determined, reasonably be expected to have a Material Adverse Effect on OmniAmerica. To the Knowledge of OmniAmerica Management, there is no Proceeding, formal or informal, pending or threatened which would give rise to any right of indemnification on the part of any director or officer of OmniAmerica or any of the OmniSubsidiaries.

            4.1.11 Compliance with Laws. Each of the OmniSubsidiaries presently is, and has at all times been, in compliance in all material respects with any applicable federal, state, local, foreign and other laws, rules and regulations (including, without limitation, EIA wind-loading and other EIA standards as adopted in the local building code for towers, and FAA, FCC and OSHA regulations), other than those where noncompliance would not reasonably be expected to have a Material Adverse Effect on OmniAmerica, and none of the OmniSubsidiaries has received any written or, to the Knowledge of OmniAmerica Management, oral notice of any claimed violation of any such law, rule or regulation which would reasonably be expected to have a Material Adverse Effect on OmniAmerica. Except with respect to the matters addressed in Section 4.1.9, each of the OmniSubsidiaries has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental or quasi-governmental agency and all such returns, reports, documents and information are true and complete in all respects except where such failure to file or inaccuracies would not reasonably be expected to result in a Material Adverse Effect on OmniAmerica. All permits, licenses, orders, franchises and approvals of all federal, state, local and foreign governmental or quasi-governmental or regulatory bodies required of each of the OmniSubsidiaries for the conduct of its business have been obtained, other than those where noncompliance would not reasonably be expected to have a Material Adverse Effect on OmniAmerica, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no Proceeding, formal or informal, pending or, to the Knowledge of OmniAmerica Management, threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval, except in each case where the same would not reasonably be expected to have a Material Adverse Effect on OmniAmerica. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by each of the OmniSubsidiaries, except in each case where the same would not reasonably be expected to have a Material Adverse Effect on OmniAmerica. None of the OmniSubsidiaries, nor any officer, director, employee, stockholder or agent of the OmniSubsidiaries has made any offer, payment, promise to pay, or authorization of the payment of any money, offer, gift, promise to give, or authorization of anything of value to any Person named or identified in Section 30A of the Exchange Act for any unlawful purpose described in Section 30A of the Exchange Act. Notwithstanding anything in this
Section 4.1.11 to the contrary, no representation is made by OmniPartners, OmniAmerica or any of the OmniSubsidiaries concerning its compliance with Rule 10b-5 as promulgated under the Exchange Act in connection with the sale of the OmniAmerica Shares pursuant to this Agreement.

            4.1.12 Insurance. The Disclosure Schedule sets forth a true and complete list of all insurance policies (including the policy number, the name of the insurer, the amounts of coverage, the premium rate, the cash value, if any, the expiration date and the risks and losses insured against) currently maintained by each of the OmniSubsidiaries on its properties, assets, products, businesses and personnel, and OmniAmerica shall deliver copies of all such policies, agreements, studies and analyses to STI not later than seven (7) days after the date of this Agreement. All of the foregoing insurance policies are in full force and effect and are fully paid as to all premiums heretofore due. None of the OmniSubsidiaries has failed to give any notice, if the failure thereof would reasonably be expected to have a Material Adverse Effect on OmniAmerica, or present any material claim under such insurance policies in timely fashion, nor has any of the OmniSubsidiaries received any written notification of the cancellation of any of such policies or that any of them will not be renewed, except as to such cancellations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on OmniAmerica.

            4.1.13 Title to Properties. The properties and assets of the OmniSubsidiaries consist of (a) all of the properties and assets reflected on the OmniAmerica Financial Statements as owned by them and (b) all other material properties and assets presently carried on OmniSubsidiaries' books as owned by them or used in their businesses, except, in each case, properties and assets licensed or leased by any of the OmniSubsidiaries or as to which any of the OmniSubsidiaries otherwise has the right to use and assets subsequently disposed of in the ordinary course of business. Each of the OmniSubsidiaries has good and indefeasible title to all of its respective properties and assets (whether real, personal, mixed, tangible or intangible) owned by it free and clear of all Liens, except Permitted Liens, if any. To the Knowledge of OmniAmerica Management, the Towers and any improvements thereto are in good condition and repair, ordinary wear and tear excepted, and do not have any structural or material defects, except where the failure to be in such condition would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on OmniAmerica.

            4.1.14 Real Property and Real Property Leases. The Disclosure Schedule contains a true and complete list of (a) all real property owned by the OmniSubsidiaries, (b) all real estate leases to which any of the OmniSubsidiaries is a party, and (c) all other material interests, if any, in real property owned or claimed by any of the OmniSubsidiaries. To the Knowledge of OmniAmerica Management, each of the OmniSubsidiaries has material easements and rights, including parking rights and easements for power lines, water lines, roadways and other access, necessary to conduct the businesses it now conducts and enjoys peaceful and undisturbed possession of all properties occupied by it. To the Knowledge of OmniAmerica Management, neither the whole nor any portion of any real property owned, occupied or leased to or by any of the OmniSubsidiaries has been adversely rezoned or condemned or otherwise taken by any public authority and, to the Knowledge of OmniAmerica Management, no such rezoning, condemnation or other taking is threatened or contemplated. To the Knowledge of OmniAmerica Management, none of the real properties owned, occupied or leased to or by any of the OmniSubsidiaries or the occupancy or operation thereof, constitutes a nuisance or violation of any law or any building, zoning or other ordinance, code or regulation or any private or public covenant or restriction, and no written notice from any Governmental Entity or other Person has been served upon any of the OmniSubsidiaries or any Person who had previously owned the Acquired Businesses during the two-year period prior to the date of this Agreement claiming any outstanding violation of any such law, ordinance, code, regulation, covenant or restriction, or requiring or calling attention to the need for any material amount of work, repairs, construction, alterations or installations on or in connection with any of such properties which has not been complied with, except as such that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on OmniAmerica. All leases of real property to which any of the OmniSubsidiaries is a party are valid, binding and in full force and effect, and, there exists no material default thereunder by any of the OmniSubsidiaries or, to the Knowledge of OmniAmerica Management, any other party thereto, nor any events which, with notice or lapse of time, or both, would constitute a material default by any of the OmniSubsidiaries thereunder, and all rents heretofore payable under such leases have been paid in full. Each of the OmniSubsidiaries shall deliver to STI not later than seven (7) days after the date of this Agreement, true, correct and complete copies of all deeds, title commitments, title policies, and surveys to the real property listed on the Disclosure Schedule and true, correct and complete copies of all real estate leases listed on the Disclosure Schedule, including all amendments, modifications, letter agreements and assignments relating thereto.

            4.1.15  Intangible Personal Property.

            (a) The Disclosure Schedule contains a true and complete list of all material trademarks, service marks, trade names (including the name "OmniAmerica" and all derivations thereof used by OmniAmericaSub), patents, copyrights and applications for the foregoing owned by OmniAmericaSub (collectively, the "OmniAmericaSub Intellectual Property"), all material licenses to which OmniAmericaSub is a licensor or licensee, and all non-competition covenants of OmniAmericaSub. OmniAmericaSub is the sole and exclusive owner of the OmniAmericaSub Intellectual Property indicated on the Disclosure Schedule to be owned by it free and clear of all Liens, except Permitted Liens, if any, and has the right to use the OmniAmericaSub Intellectual Property, having not granted or entered into any agreement, covenant, license or sublicense with respect thereto.

            (b) No written  claims or demands have been asserted  against any of the OmniSubsidiaries with respect to any of the OmniAmericaSub Intellectual Property, and no Proceedings have been instituted, are pending or, to the Knowledge of OmniAmerica Management, threatened against OmniAmericaSub which challenge the rights of OmniAmericaSub with respect to any of such assets. To the Knowledge of OmniAmerica Management, the businesses and operations of OmniAmericaSub and the use or publication of the OmniAmericaSub Intellectual Property does not involve infringement or claimed infringement of any United States trademark, trade name, copyright or patent.

            (c) No director, officer or stockholder, or, to the Knowledge of OmniAmerica Management, employee, consultant, distributor, representative, advisor, salesman or agent of any of the OmniSubsidiaries owns, directly or indirectly, in whole or in part, any trademarks, trade names, or copyrights, or applications for the foregoing, or other material tangible personal property which OmniAmericaSub is presently using or the use of which is necessary for the business of any of the OmniSubsidiaries as now conducted. None of the directors, officers or stockholders of any of the OmniSubsidiaries has entered into any agreement regarding know-how, trade secrets, or prohibition or restriction of competition, or solicitation of customers or any other similar restrictive agreement or covenant, whether written or oral, with any Persons other than the OmniSubsidiaries.

            4.1.16 Agreements. The Disclosure Schedule contains a true and complete list of all (i) oral contracts, leases, and licenses the breach of which would result in a Material Adverse Effect on OmniAmerica and (ii) all written contracts, leases, and licenses, (collectively, the "Contracts") in each case to which any of the OmniSubsidiaries is a party or its properties may be bound and which (a) involve obligations by any party thereto in excess of $250,000; (b) require the consent of any party thereto to the consummation of the transactions contemplated by this Agreement or the Related Agreements; (c) contain covenants limiting the freedom of any of the OmniSubsidiaries to compete in any line of business or with any Person or in any geographical area; (d) contain any provision or option relating to the acquisition by any of the OmniSubsidiaries of any business or relating to the sale by any of the
OmniSubsidiaries of any business, other than pursuant to the OmniAmerica Permitted Transactions; (e) contain an agreement or commitment by any of the OmniSubsidiaries for a material capital expenditure, other than OmniAmerica Permitted Transactions; or (f) are contracts or agreements to which the United States government is a party; provided, that notwithstanding the foregoing provisions of this Section 4.1.16, the Disclosure Schedule need not list, and the term "Contracts" shall not include, agreements for which the obligations of the parties thereto have been fulfilled. All of the Contracts were entered into by the OmniSubsidiary that is a party thereto in the ordinary course of business, are valid and binding and in full force and effect against the OmniSubsidiary that is a party thereto and, to the Knowledge of OmniAmerica Management, each of the other parties thereto, and there exists no material breach or default by the OmniSubsidiary that is a party thereto, or any event which, with notice or lapse of time or both, would constitute a material breach or default by the OmniSubsidiary that is a party thereto, or to the Knowledge of OmniAmerica Management, by any other party thereto. OmniAmericaSub shall deliver to STI not later than seven (7) days after the date of this Agreement, true and complete copies, including all amendments, modifications and assignments relating thereto, of all of the aforesaid written agreements and true and correct summaries of all such oral agreements.

            4.1.17 Indebtedness and Guaranties. The Disclosure Schedule sets forth a true and complete list of all promissory notes, loan agreements, security agreements and guarantees relating to indebtedness for borrowed money or money loaned to others to which any of the OmniSubsidiaries is a party or obligor. Neither OmniAmerica nor any of the

OmniSubsidiaries has an existing obligation to guarantee any dividend, obligation or indebtedness of any Person (except for the endorsement of negotiable instruments in the ordinary course of business and consistent with past practice). All of the aforesaid items were entered into in the ordinary course of business, are valid and binding and in full force and effect as against the OmniSubsidiary that is a party thereto and there exists no material breach or default by the OmniSubsidiary that is a party thereto, or any event which with notice or lapse of time or both, would constitute a material breach or default by the OmniSubsidiary that is a party thereto or, to the Knowledge of OmniAmerica Management, any other parties thereto.

            4.1.18 Debts to and from Related Parties. Except for the advancement and reimbursement of business expenditures upon arms' length terms or pursuant to valid employment agreements or employee health and benefit plans, there presently is no indebtedness owing to any of the OmniSubsidiaries by, or any contractual agreements between any of the OmniSubsidiaries, on the one hand, and any stockholder, director, partner, or officer of any of the OmniSubsidiaries, any Family Member of their respective families, or to the Knowledge of OmniAmerica Management, any Affiliate or "associate" (as such term is defined in Rule 405 of the Securities Act) of any of the foregoing individuals (collectively, "OmniAmerica Related Persons"), on the other hand, and none of the OmniAmerica Related Persons owns any material property or rights, tangible or intangible (other than an equitable interest), used in any of the OmniSubsidiaries' businesses. Except as set forth in the OmniAmerica Financial Statements and the E&Y Audited Financial Statements, none of the OmniSubsidiaries is indebted to any OmniAmerica Related Person, in any amount whatsoever, other than, to the Knowledge of OmniAmerica Management, for payment of salaries, normal fringe benefits, reimbursement of reasonable business expenditures and compensation for services actually rendered to OmniAmericaSub in the ordinary course of their businesses.

            4.1.19 Certificate of Incorporation and Bylaws. Not later than three
(3) days after the date of this Agreement, OmniAmerica, OmniAmericaSub and SATC shall deliver to STI true and complete copies of their respective certificates of incorporation and bylaws as currently in effect. The certificates of incorporation and bylaws were duly adopted and are in full force and effect, and there are no amendments or modifications thereto except as included in said certificates of incorporation and bylaws. None of OmniAmerica, OmniAmericaSub or SATC is in violation of any of the provisions of its certificate of incorporation or bylaws.

            4.1.20 Books and Records. The minute books of OmniAmerica, OmniAmericaSub and SATC contain accurate records of all material actions taken by the stockholders and directors of OmniAmerica, OmniAmericaSub or SATC, as the case may be. The books, records and accounts of OmniAmerica and the OmniSubsidiaries, all of which have been made available to STI, have been maintained in accordance with the requirements of Section 13(b)(2) of the Exchange Act (regardless of the fact that neither OmniAmerica nor any of the OmniSubsidiaries is currently subject to that Section), including the maintenance of an adequate system of internal controls. The stock certificate books and stock transfer ledgers ofOmniAmerica, OmniAmericaSub and SATC are correct and complete and reflect accurately the number of shares of stock held by their respective sole stockholders.

            4.1.21  Employee Benefits.

            (a) Neither OmniAmerica nor any of the OmniSubsidiaries maintains, administers, or contributes to or has maintained, administered, or contributed to (or had an obligation to maintain, administer or contribute to) or is a party to (i) any "employee benefit plan," as defined in
      Section 3(3) of ERISA) (the "OmniAmerica ERISA Plans") or (ii) any employment or consulting, bonus or other incentive compensation, deferred compensation, salary continuation during any leave of absence, severance, stock award, stock option, stock purchase or fringe benefit agreements, policies or arrangements, whether written or oral (together with the OmniAmerica ERISA Plans, the "OmniAmerica Plans").

            (b) None of the OmniAmerica Plans is subject to Title IV of ERISA. None of the OmniAmerica Plans provides retiree medical or life insurance benefits to any Person. None of the OmniAmerica Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit, or the acceleration of the payment or vesting of a benefit by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement. Neither OmniAmerica nor OmniAmericaSub has an obligation to adopt, or is considering the adoption of, any new OmniAmerica Plan or, except as required by law, the amendment of any existing OmniAmerica Plan. Each OmniAmerica ERISA Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and, to the Knowledge of OmniAmerica Management, nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such OmniAmerica ERISA Plan.
      OmniAmerica Management is not aware of any claims relating to the OmniAmerica Plans (other than routine claims for benefits). Each OmniAmerica Plan has been operated in all respects in accordance with its terms and the requirements of all applicable law, except to the extent as would not reasonably be expected to have a Material Adverse Effect on OmniAmerica.

Neither OmniAmerica nor any of the OmniSubsidiaries nor any member of their "controlled group" has any withdrawal liability, under Title IV of ERISA, the terms of the applicable plan, any collective bargaining agreement or any other labor agreement or otherwise, with respect to any "multi-employer" plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) to which they contribute (or had any obligation to contribute); nor has any event occurred or any circumstance exist that presents a risk of the occurrence of any withdrawal liability with respect to any such multi-employer plan.

            4.1.22  Employees.

            (a) The Disclosure Schedule sets forth a true and complete list of all collective bargaining agreements to which any of the OmniSubsidiaries is a party.

            (b) To the Knowledge of OmniAmerica Management, OmniAmerica and each of the OmniSubsidiaries are in full compliance with all federal, state and local laws respecting employment, wages and hours in each case except to the extent as would not reasonably be expected to have a Material Adverse Effect on OmniAmerica. To the Knowledge of OmniAmerica Management, each of the OmniSubsidiaries is in compliance in all material respects with all applicable federal and state laws and regulations respecting occupational safety and health standards other than those where noncompliance would not reasonably be expected to have a Material Adverse Effect on OmniAmerica, and none of the OmniSubsidiaries has received written complaints from any federal or state agency or regulatory body alleging outstanding violations of any such laws and regulations which violations would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on OmniAmerica.

            (c) To the Knowledge of OmniAmerica Management, except pursuant to applicable law, the employment of all persons and officers employed by each of the OmniSubsidiaries is terminable at will, without any penalty or severance obligation of any kind on the part of the employer. All material sums due for employee compensation and benefits and all vacation time owing to any employees have been duly and adequately accrued on the books of each of the OmniSubsidiaries in accordance with GAAP. To the Knowledge of OmniAmerica Management, all employees of the OmniSubsidiaries are either United States citizens or are authorized to be employed in the United States in accordance with all applicable laws.

            (d) None of the OmniSubsidiaries has experienced since December 31, 1996, any general labor troubles or strife, work stoppages, slowdowns by its employees. To the Knowledge of OmniAmerica Management, none of the OmniSubsidiaries has experienced since December 31, 1996 any union or collective bargaining organization efforts or negotiations, or requests for negotiations, for any representation or any labor contract relating to any employees of the OmniSubsidiaries not covered by a union or collective bargaining agreement as of December 31, 1996.

            (e) Each of the OmniSubsidiaries subscribes to, or is otherwise insured under, the worker's compensation or similar statute in each of the states in which it has employees with respect to such employees.

            4.1.23 No Conflicts of Interest. The Disclosure Schedule sets forth a list of all agreements which each of the OmniSubsidiaries has with its directors, officers, employees, consultants, distributors, representatives, advisors, salesmen and agents that prohibit or restrain such individuals from competing with one or more of the OmniSubsidiaries in their respective businesses. None of the OmniSubsidiaries owns, directly or indirectly, a controlling interest in, any Person which is a customer, supplier, competitor or potential competitor of one or more of the OmniSubsidiaries.

            4.1.24  Environmental Matters.

            (a)  To  the  Knowledge  of  OmniAmerica  Management,  each  of  the
      OmniSubsidiaries has been and is in material compliance with all applicable Environmental Laws and possesses all licenses, permits or similar authorizations required under Environmental Laws for the conduct of its business as it is currently being conducted.

            (b)  None  of  the   OmniSubsidiaries   has   received  any  written
      communication from any Person that alleges that any of the OmniSubsidiaries is not in compliance with, or is liable under applicable Environmental Laws.

            (c) There is no Environmental Claim pending or, to the Knowledge of OmniAmerica Management, overtly threatened (i) against any of the
      OmniSubsidiaries, (ii) against any Person whose liability for any Environmental Claim any of the OmniSubsidiaries has retained or assumed either contractually or, to the Knowledge of OmniAmerica Management, by operation of law, or (iii) against any real or personal property or operations which are now or, to the Knowledge of OmniAmerica Management, have been previously owned, leased, operated or managed, in whole or in part, based on activities conducted by any of the OmniSubsidiaries.

            (d) None of the OmniSubsidiaries is subject to any material liabilities under Environmental Laws and, to the Knowledge of OmniAmerica Management, there are no facts, circumstances or conditions relating to the operations of the OmniSubsidiaries that could reasonably be expected to result in the OmniSubsidiaries incurring material liabilities under Environmental Laws.

            (e) There are no underground storage tanks, no aboveground storage tanks, asbestos or asbestos-containing materials or polychlorinated biphenyls located on, under or at any property owned, operated or leased by any of the OmniSubsidiaries, except in material compliance with Environmental Laws.

            (f) OmniAmericaSub has made available to STI any environmental reports, audits or assessments on any real property currently or formerly owned or leased by any of the OmniSubsidiaries that are in the possession, custody or control of OmniAmerica.

            4.1.25 Licenses. Each of the OmniSubsidiaries has all licenses, permits, approvals, authorizations, exemptions, classifications, registrations and certificates (including, without limitation, all registrations or other filings with respect to the Towers required by the

FAA and FCC), and all consents or agreements with Governmental Entities (collectively "Licenses") necessary to conduct its business in the manner and to the extent that it has been conducted, other than any Licenses the failure of which to have would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on OmniAmerica. The Disclosure Schedule contains a list of every material License. All Licenses are in full force and effect and no Proceedings are pending or, to the Knowledge of OmniAmerica Management, threatened which may result in the revocation, modification, non-renewal or suspension of any of the Licenses, the denial of any pending application for a License, the issuance of a cease and desist order or the imposition of any administrative penalty or sanction, other than those which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on OmniAmerica. There does not exist under any License any default or violation, or event which, with notice or lapse of time or both, would constitute a default or violation or would result in the withdrawal of such License, other than defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on OmniAmerica, nor is there, to the Knowledge of OmniAmerica Management, any basis for assertion of any default or violation.

            4.1.26 No Solicitation or Negotiation. Neither OmniAmerica nor any of the OmniSubsidiaries has made any agreement to sell the stock, business or substantially all of the assets of OmniAmerica or any of the OmniSubsidiaries to another Person, or to merge, consolidate or combine assets or business of OmniAmerica or any of the OmniSubsidiaries with another Person (except for the OmniAmerica Permitted Transactions) and is not currently engaged in negotiations or discussions concerning any other sale of the stock, or the sale, merger or combination of any material asset or business of OmniAmerica or any of the OmniSubsidiaries to or with another Person (except for the OmniAmerica Permitted Transactions).

            4.1.27 Tower Space Leases. The Disclosure  Schedule contains a true, correct and complete summary of each material Tower Space Lease, including the name of the lessee, the term of the lease and the monthly revenue derived therefrom. OmniAmerica has made available to STI true, correct and complete copies of all of the material Tower Space Leases. Other than the Tower Space Leases, there are no leases, occupancies, tenancies or licenses in effect pertaining to a Tower, and other than lessees or tenants under Tower Space Leases, to the Knowledge of OmniAmerica Management, no persons, tenants, licensees or entities occupy space on a Tower. There are no options or rights to renew, extend or terminate the Tower Space Leases or expand any leased or licensed premises, except as shown in the Tower Space Leases. The Tower Space Leases and any guaranties thereof are in full force and effect. OmniAmericaSub is the sole owner of the landlord's or licensor's interest in the Tower Space Leases. As of the Closing Date and as contemplated herein, no rents due under, or other interest in, any of the Tower Space Leases will have been sold, assigned or transferred by any of the OmniSubsidiaries or otherwise pledged or encumbered in any way. Neither the landlord nor, to the Knowledge of OmniAmerica Management, any tenant or licensee is in material default under any Tower Space Lease nor has OmniAmerica or any of the OmniSubsidiaries received any written notice from any tenant or licensee of any default under its current Tower Space Lease or of any tenant's or licensee's termination of its current Tower Space Lease in advance of the scheduled expiration date of its Tower Space Lease unless such defaults or terminations would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect on OmniAmerica. All of the improvements to be constructed by OmniAmerica or any of the OmniSubsidiaries, if any, contemplated under the Tower Space Leases or as required therein or in any collateral agreement, plans or specifications respecting the Tower Space Leases have been fully completed and paid for, except for such of the foregoing the failure to pay for would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on OmniAmerica.

            4.1.28 KISCO Shares. OmniAmericaSub owns good and transferable title to the KISCO Shares, free and clear of any Liens. The KISCO Shares are validly issued, fully paid and nonassessable. The Kline Shareholders Agreement is a valid and binding obligation of KISCO and, to the Knowledge of OmniAmerica Management, Jerome C. Kline, enforceable against KISCO in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting or relating to the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      4.2 Representations and Warranties of OmniPartners. To induce STI and the Sub to enter into this Agreement and to consummate the transactions contemplated hereby, OmniPartners represents and warrants to STI and the Sub as of the date hereof as follows (each such representation and warranty being qualified in its entirety by the disclosures set forth in the Disclosure Schedule, which such disclosures shall correspond to the following sections and subsections):

            4.2.1 Existence and Authority.

            (a) OmniPartners is a partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. OmniPartners has all requisite partnership power and authority to own its properties and assets and to carry on its business as it has been and is being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on OmniAmerica or OmniAmericaSub.

            (b) HM Partners is a partnership duly organized, validly existing and in good standing under the laws of the State of Texas. HM Partners has all requisite partnership power and authority to own its properties and assets and to carry on its business as it has been and is being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on OmniAmerica or OmniAmericaSub.

            (c) On the date of this Agreement prior to the Effective Time of the HSW Merger, Omni/HSW Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. On the date of this Agreement prior to the Effective Time of the HSW Merger, Omni/HSW Acquisition has all requisite corporate power and authority to own its properties and assets and to carry on its business as it has been and is being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on OmniAmerica or OmniAmericaSub.

            4.2.2 Validity and Authorization; Partnership Power and Authority.

            (a) OmniPartners has all necessary partnership power and authority to execute, deliver and perform this Agreement, the Related Agreements and the other instruments called for by this Agreement to which it is or is to be a party. The execution, delivery and performance of this Agreement by OmniPartners and the consummation by OmniPartners of the transactions contemplated hereby have been duly and validly authorized by all necessary partnership action on the part of OmniPartners (subject to the filing of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by OmniPartners and, assuming the valid authorization, execution and delivery hereof by STI and the Sub, constitutes the legal, valid and binding obligation of OmniPartners, enforceable against OmniPartners in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting or relating to the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

            (b) When the Related Agreements and the other instruments called for by this Agreement to which OmniPartners is a party are executed and delivered at the Closing, such Related Agreements and instruments will have been duly authorized, executed and delivered by OmniPartners, and will be, assuming the valid authorization, execution and delivery thereof by each other party thereto (other than OmniAmerica and its Affiliates), enforceable against OmniPartners in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting or relating to the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

            (c) HM Partners has all necessary partnership power and authority to execute, deliver and perform the Related Agreements to which it is to be a party. The consummation by HM Partners of the transactions contemplated thereby have been duly and validly authorized by all necessary partnership action on the part of HM Partners. When the Related Agreements to which HM Partners is a party are executed and delivered at the Closing, such Related Agreements will have been duly authorized, executed and delivered by HM Partners, and will be, assuming the valid authorization, execution and delivery thereof by each other party thereto (other than OmniAmerica and its Affiliates) enforceable against HM Partners in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting or relating to the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

            (d) Omni/HSW Acquisition has all necessary corporate power and authority to execute, deliver and perform the HSW Merger Agreement. The consummation by Omni/HSW Acquisition of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Omni/HSW Acquisition.

            4.2.3 Execution; No Violations.

            (a) OmniPartners' execution and delivery of this Agreement do not, and the execution and delivery of the Related Agreements to which it is a party, the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof by OmniPartners will not: (i) violate, conflict with or cause any default under (or give any party any right to declare any default upon notice or passage of time or both), in whole or in part, any limited partnership agreement, indenture, lease, agreement, instrument, and assuming all the consents, filings and registrations referred to in Section 4.2.4 are obtained or made, any order, injunction, decree, or judgment to which OmniPartners is a party or by which OmniPartners or any of its properties is bound, (ii) result in the creation of any Lien upon or right of first refusal with respect to any property or asset (whether real, personal, mixed, tangible or intangible) of OmniAmerica or any of the OmniSubsidiaries except as may be approved by STI, (iii) assuming all the consents, filings and registrations referred to in Section 4.2.4 are obtained or made, violate any statute, ordinance, law, rule or regulation applicable to OmniPartners, OmniAmerica or any of the OmniSubsidiaries or any of their respective properties or assets or (iv) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on OmniAmerica or any of the OmniSubsidiaries or any of its activities, except in the case of clauses (ii), (iii) and (iv), any such violations, conflicts, modifications, defaults, accelerations, rights, restrictions, limitations or Liens that would not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect on OmniAmerica or OmniAmericaSub.

            (b) HM Partners' execution and delivery of each of the Related Agreements to which it is a party, the consummation by HM Partners of the transactions contemplated thereby and compliance with the provisions thereof by HM Partners will not: (i) violate, conflict with or cause any default under (or give any party any right to declare any default upon notice or passage of time or both), in whole or in part, any limited partnership agreement, indenture, lease, agreement, instrument, and assuming all the consents, filings and registrations referred to in
      Section 4.2.4 are obtained or made, any order, injunction, decree, or judgment to which HM Partners is a party or by which HM Partners or any of its properties is bound, (ii) result in the creation of any Lien upon or right of first refusal with respect to any property or asset (whether real, personal, mixed, tangible or intangible) of OmniAmerica or any of the OmniSubsidiaries except as may be approved by STI, (iii) assuming all the consents, filings and registrations referred to in Section 4.2.4 are obtained or made, violate any statute, ordinance, law, rule or regulation applicable to HM Partners, OmniAmerica or any of the OmniSubsidiaries or any of their respective properties or assets or (iv) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on OmniAmerica or any of the OmniSubsidiaries or any of its activities, except in the case of clauses (ii), (iii) and (iv), any such violations, conflicts, modifications, defaults, accelerations, rights, restrictions, limitations or Liens that would not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect on OmniAmerica or OmniAmericaSub.

            (c) Omni/HSW Acquisition's execution and delivery of the HSW Merger Agreement, the consummation by Omni/HSW Acquisition of the transactions contemplated thereby and compliance with the provisions thereof by Omni/HSW Acquisition will not: (i) violate, conflict with or cause any default under (or give any party any right to declare any default upon notice or passage of time or both), in whole or in part, any certificate of incorporation, indenture, lease, agreement, instrument, any order, injunction, decree, or judgment to which Omni/HSW Acquisition is a party or by which Omni/HSW Acquisition or any of its properties is bound, (ii) result in the creation of any Lien upon or right of first refusal with respect to any property or asset (whether real, personal, mixed, tangible or intangible) of OmniAmerica or any of the OmniSubsidiaries except as may be approved by STI, (iii) violate any statute, ordinance, law, rule or regulation applicable to Omni/HSW Acquisition, OmniAmerica or any of the OmniSubsidiaries or any of their respective properties or assets or (iv) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on OmniAmerica or any of the OmniSubsidiaries or any of its activities, except in the case of clauses (ii), (iii) and
      (iv), any such violations, conflicts, modifications, defaults, accelerations, rights, restrictions, limitations or Liens that as would not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect on OmniAmerica or OmniAmericaSub.

            4.2.4 Governmental and Other Consents.

            (a) Except for filings under the HSR Act and the filing of the certificate of merger contemplated by Section 1.3, no consent, approval or authorization of, or designation, registration, declaration or filing with, any Governmental Entity is required on the part of OmniPartners in connection with the execution or delivery of this Agreement, the Related Agreements to which it is a party or the consummation by it of the transactions contemplated hereby and thereby, except as would not reasonably be expected to have a Material Adverse Effect on OmniAmerica or OmniAmericaSub. No consent, approval or authorization of, or designation, registration, declaration or filing with, any Governmental Entity is required on the part of HM Partners in connection with its execution or delivery of the Related Agreements to which it is a party or the consummation by it of the transactions contemplated thereby, except as would not reasonably be expected to have a Material Adverse Effect on OmniAmerica or OmniAmericaSub.

            (b)  The  Disclosure  Schedule  lists  all  consents,  approvals  or authorizations of third Persons required in connection with (i) OmniPartners' valid execution, delivery or performance of this Agreement and the Related Agreements to which it is a party or the consummation of any of the transactions contemplated hereby or thereby on the part of OmniPartners and (ii) HM Partners' valid execution, delivery or performance of the Related Agreements to which it is a party or the consummation of any of the transactions contemplated thereby on the part of HM Partners (collectively, the "OmniPartners Consents"), except, in each case, as would not reasonably be expected to have a Material Adverse Effect on OmniAmerica or OmniAmericaSub.

            4.2.5 Investment Intent; Compliance with Securities Laws.

            (a) OmniPartners is acquiring the Merger Consideration for investment for its own account, not as a nominee or agent for any other Person, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act. OmniPartners does not have any present intention of selling, granting any participation in, or otherwise distributing the Merger Consideration otherwise than pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements under the Securities Act and applicable state securities laws. Except as set forth in the Stockholders Agreements, OmniPartners does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Merger Consideration.

            (b) OmniPartners acknowledges that the issuance of the Merger Consideration will not be registered under the Securities Act or any state securities laws on the basis of a claimed exemption by STI that the issuance of the Merger Consideration as provided for herein is exempt from registration under the Securities Act and such state securities laws. OmniPartners acknowledges that the availability of such exemptions is predicated in part on OmniPartners' representations set forth in this Section and that STI and the Sub are relying on such representations.

            (c) OmniPartners has received all the information it considers necessary or appropriate for deciding whether to accept the Merger Consideration. OmniPartners has had an opportunity to ask questions and to receive answers from STI regarding the terms and conditions of the issuance of the Merger Consideration and the business, properties, and financial condition of STI and to obtain additional information (to the extent STI possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to OmniPartners (including the representations and warranties of STI and the Sub herein) or to which OmniPartners had access.

            (d) OmniPartners acknowledges that it is able to bear the economic risk of the investment in the Merger Consideration, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Merger Consideration.

            (e) OmniPartners is an Accredited Investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

            (f) OmniPartners acknowledges that the Merger Consideration or any portion thereof may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom and that in the absence of an effective registration statement covering the Merger Consideration or an available exemption from registration under the Securities Act, the Merger Consideration must be held indefinitely. OmniPartners further acknowledges that the Merger Consideration may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

            (g) OmniPartners acknowledges that each certificate representing any of the Merger Consideration will be endorsed with a legend substantially similar to the following:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SO REGISTERED OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE
                  COMPANY  AND  ITS  COUNSEL,  THAT  SUCH  REGISTRATION  IS  NOT
                  REQUIRED.

      4.3 Representations and Warranties of STI. To induce OmniAmerica, OmniAmericaSub and OmniPartners to enter into this Agreement and to consummate the transactions contemplated hereby, STI represents and warrants to OmniAmerica, OmniAmericaSub and OmniPartners as of the date hereof as follows (each such representation and warranty being qualified in its entirety by the disclosures set forth (a) in the Disclosure

Schedule of STI, which such disclosures shall correspond to the following sections and subsections or (b) in the SEC Documents):

            4.3.1 Corporate Existence and Authority. STI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it has been and is being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on STI. STI is qualified or licensed to do business as a foreign corporation and is in good standing in each state, nation or other jurisdiction listed on the Disclosure Schedule, being each state, nation or other jurisdiction wherein the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification or licensing necessary, except for any state, nation or other jurisdiction where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect on STI.

            4.3.2 Capitalization of STI. The authorized capital stock of STI consists solely of 20,000,000 shares of STI Common Stock of which 8,055,652 shares are issued and outstanding and 2,000,000 shares of preferred stock, of which none are issued and outstanding. No other shares of capital stock of STI are issued and outstanding or reserved for issuance. All of the issued and outstanding shares of capital stock of STI have been duly authorized and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable and were issued free of preemptive (or similar) rights. There are no securities, options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by STI which provide for the purchase, issuance or transfer of any shares of the capital stock of STI, nor are there any outstanding securities granted or issued by STI that are convertible into or exchangeable for or exercisable for any shares of the capital stock of STI, and none are authorized. All presently exercisable voting rights in STI are vested exclusively in the outstanding shares of STI Common Stock, each share of which is entitled to one vote on every matter to come before its stockholders. Except for the Stockholders Agreements, there are no stockholders agreements, voting trusts or other voting arrangements with respect to any of STI's capital stock. There are no outstanding obligations of STI to repurchase, redeem or otherwise acquire any STI Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution, guarantee or otherwise) in any other entity. STI does not have any Subsidiaries, other than Novak & Lackey
Construction Co., Inc., Specialty Management, Inc., Microwave Tower Services, Inc., Specialty Constructors, Inc., Specialty Constructors Coatings, Inc., Specialty Capital Services, Inc., Specialty Combined Resources, Inc., Specialty Fortress, Inc., Specialty Training Centers, Inc. and the Sub.

            4.3.3 Validity and Authorization; Corporate Power and Authority.

            (a) STI has all necessary corporate power and authority to execute, deliver and perform this Agreement, the Related Agreements and the other instruments called for by this Agreement to which it is or is to be a party. The execution, delivery and performance of this Agreement by STI and the consummation by STI of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of STI (subject to the filing of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by STI and, assuming the valid authorization, execution and delivery hereof by OmniAmerica, OmniAmericaSub and OmniPartners, constitutes the legal, valid and binding obligation of STI, enforceable against STI in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting or relating to the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

            (b) When the Related Agreements and the other instruments called for by this Agreement to which STI is a party are executed and delivered at the Closing, such Related Agreements and instruments will have been duly authorized, executed and delivered by STI, and will be, assuming the valid authorization, execution and delivery thereof by each other party thereto (except STI and its Affiliates), enforceable against STI in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting or relating to the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

            4.3.4 Execution;  No Violations.  The execution and delivery of this
Agreement by STI does not, and the execution and delivery of the Related Agreements to which it is a party, the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof by STI will not: (a) violate, conflict with, modify, result in the incurrence of any prepayment penalties or cause any default under or acceleration, termination or cancellation of any obligation or the loss of a benefit under (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, (i) any provision of the articles of incorporation or bylaws of STI, (ii) any Lien, indenture, lease, loan or credit agreement, note, bond, mortgage or other agreement (other than, with respect to termination, agreements terminable without material penalty either at will or upon 90 days' or less notice by the terminating party), obligation, instrument, permit, concession, franchise or license applicable to STI or (iii) assuming all the consents, filings and registrations referred to in Section 4.3.5 are obtained or made, any order, injunction, decree, or judgment to which STI is a party or by which STI or any of its properties is bound; (b) result in the creation of any Lien upon or right of first refusal with respect to any property or asset (whether real, personal, mixed, tangible or intangible) of STI, except as may be approved by OmniAmerica, OmniAmericaSub or OmniPartners, (c) assuming all the consents, filings and registrations referred to in Section 4.3.5 are obtained or made, violate any statute, ordinance, law, rule or regulation applicable to STI, or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on STI or any of its activities, except in the case of clauses
(a)(ii), (b), (c) and (d), any such
violations, conflicts, modifications, defaults, accelerations, rights, restrictions, limitations or Liens that would not reasonably be expected to have a Material Adverse Effect on STI or the Sub.

            4.3.5 Governmental and Other Consents.

            (a) Except for filings under the HSR Act and the filing of the certificate of merger contemplated by Section 1.3, no consent, approval or authorization of, or designation, declaration, registration or filing with, any Governmental Entity is required on the part of STI in connection with the execution or delivery of this Agreement, the Related Agreements to which it is a party or the consummation by it of the transactions contemplated hereby and thereby, except as would not reasonably be expected to have a Material Adverse Effect on STI or the Sub.

            (b) The Disclosure Schedule lists all consents, approvals or authorizations of third Persons required in connection with STI's or the Sub's valid execution, delivery or performance of this Agreement and the Related Agreements to which each is a party or the consummation of any of the transactions contemplated hereby or thereby on the part of STI or the Sub (collectively, the "STI Consents"), including but not limited to the consents required under the Contracts, except, in each case, as would not reasonably be expected to have a Material Adverse Effect on STI or the Sub.

            4.3.6 STI Financial Statements.

            (a) (i) The Disclosure Schedule contains true and correct copies of the consolidated balance sheet for STI at December 31, 1997 and the related statements of profit and loss and cash flows and (ii) when delivered pursuant to Section 5.5.4, similar financial statements to those described in clause (a)(i) for each additional month ending before the Closing (collectively, the "STI Financial Statements").

            (b) The STI Financial Statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position of STI as of the dates thereof and the results of STI's operations and cash flows for the periods then ended, except that in the case of the STI Financial Statements described in clause (a)(ii) above are also subject to recurring year-end adjustments, if any, that are normal in nature and amount. STI maintains a system of accounting, including without limitation a system of internal controls, which permits it to prepare financial statements that present fairly its financial positions and results of operations in all material respects.

            4.3.7 Absence of Certain Liabilities. Except (a) for liabilities incurred in the ordinary course of business consistent with past practice, (b) for transaction expenses not to exceed $1,700,000 incurred in connection with this Agreement, (c) for liabilities set forth on any balance sheet (including the notes thereto) included in the STI Financial Statements and

(d) for the STI Permitted Transactions, STI had not incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due, that would be required to be reflected or reserved against in a consolidated balance sheet prepared in accordance with GAAP applying the same practices and procedures as were applied in the preparation of the STI Financial Statements.

            4.3.8 Absence of Changes. Except as expressly provided in this Agreement or in connection with the STI Permitted Transactions, since December 31, 1997, STI has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:

            (a) Any change or aggregate of changes in the condition (financial or otherwise), business, assets, or liabilities that has had, or would reasonably be expected to result in, a Material Adverse Effect on STI;

            (b) Any change in the capitalization of STI, including, without limitation, the issuance by STI of any shares of stock of any class, any subscriptions, options, warrants, convertible securities, rights, calls, agreements, commitments or rights affecting or relating in any manner whatsoever to any equitable interests in STI;

            (c) Any purchase, redemption or other acquisition by STI, or any commitment, plan or agreement by STI to purchase, redeem or otherwise acquire any shares of its capital stock or other equitable interests;

            (d) Any merger or consolidation or agreement to merge or consolidate by STI with another Person, or any purchase of or investment in or agreement to purchase or invest by STI in the business of another Person;

            (e) Any declaration, payment or setting aside by STI of any dividends or other distributions of any assets of any kind whatsoever to its stockholders or other equitable owners, except for ordinary salary payments for services actually rendered and reasonable expense reimbursements in the ordinary course of business;

            (f) Any amendment to the certificate or articles, as the case may be, of incorporation or bylaws of STI or the Sub;

            (g) Any increase in the compensation or rate of compensation or commission payable or to become payable by STI to any of its directors, officers, salaried employees earning more than $75,000 per annum, salesmen or agents, or any General Increase in the compensation or rate of compensation payable or to become payable to any of its hourly employees or salaried employees earning $75,000 per annum or less, or any hiring of any employee at a salary in excess of $75,000 per annum, or any termination of any key employee or any employee whose compensation was in excess of $75,000 per annum;

            (h) Any material change in any existing, or adoption of or entering into any new, benefit plan or arrangement (whether written or oral) affecting any of the officers, directors, employees, salesmen or agents of STI, including, without limitation, any bonus, profit-sharing, pension, deferred compensation, severance or termination pay benefit, stock option, group life or health insurance or other similar plans, agreements or arrangements;

            (i) Any release, cancellation, modification or waiver of any financial obligation, indebtedness, liability or Lien in favor of STI, unless such obligation, indebtedness, liability or Lien has been paid in full at the time of release or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on STI;

            (j) Any waivers, compromises or settlements by STI of any right or claim of STI in excess of $50,000 in the aggregate; or any institution or settlement of, or agreement to settle, any litigation, action or proceeding before any Governmental Entity relating to STI or any of its properties;

            (k) Any mortgage, pledge or other subjection to any Lien or option of any property, asset, right or business of STI, other than Permitted Liens and those incurred in the ordinary course of business and consistent with past practice;

            (l) Any assumptions or guarantees (except endorsements of negotiable instruments in the ordinary course of business and consistent with past practice) by STI of the obligations of any Person, except in the ordinary course of business and consistent with past practice, but in no event in excess of $50,000 when all such assumptions, guarantees and endorsements are aggregated;

            (m) Any payment or satisfaction by STI of any material liability, obligation or indebtedness, other than those reflected on the STI Financial Statements and those incurred in the ordinary course of business and consistent with past practice;

            (n) Any loan, advance, or capital contribution to, or investment in, any Person in an aggregate amount in excess of $100,000 (excluding any loan, advance or capital contribution to, or investment in, STI), any commitment to so loan, advance, contribute capital or invest, or any renewal, refunding or extension of any existing loan, advance or investment made by STI to any Person, except in the ordinary course of business and consistent with past practice;

            (o) Any actions taken or transactions entered into by STI involving more than $100,000 in the aggregate, other than in the ordinary course of business and consistent with past practice, or any capital expenditures or commitments therefor in excess of $100,000 in the aggregate, other than in the ordinary course of business;

            (p) Any creations, renewals, material changes or terminations, or any notice of any proposed renewal, material change or termination of any contract, agreement, commitment, obligation, lease or license involving more than $5,000,000 in the aggregate or extending beyond six (6) months from the date of this Agreement, to which STI is a party or by which STI or its properties are bound;

            (q) Any sale, assignment, lease, abandonment or other disposition by STI of any real property, or any sale, assignment, transfer, license, lapse, or other disposition by STI of any material trademark, trade name, copyright (or pending application for any material trademark or copyright), or other intangible asset;

            (r) Any sale, assignment or transfer of any contract, agreement, lease, or asset by STI, except in the ordinary course of business and consistent with past practice;

            (s) Any general labor dispute, or threat of a general labor dispute, or any attempt or threat of any attempt by a union to organize any employees of STI who are not now covered under an existing union or collective bargaining agreement;

            (t) Any lapse of any material insurance policy or coverage of STI, except for normal renewals and/or replacements;

            (u) Any failure by STI to replenish inventories and supplies in a normal and customary manner consistent with prior practice; any purchase commitment by STI in excess of the normal, ordinary and usual requirements of business or at any price in excess of the then current market price;

            (v) Any material damage, destruction or loss to the business or properties of STI, whether or not covered by insurance, including, without limitation, any damage, destruction or loss as a result of fire, explosion, accident, earthquake, lightning, aircraft, vehicle, smoke, hail, flood, drought, storm, strike, work stoppage, lockout, sabotage, embargo, condemnation, riot, civil disturbance, vandalism or act of God or public enemy the result of which is a Material Adverse Effect on STI;

            (w) Any granting of powers of attorney by STI; any material writing up or writing down of the carrying value of any of its assets; any material change in the depreciation or amortization policies or rates heretofore adopted; or

            (x) Any other material action taken or transaction entered into by STI other than in the ordinary course of business.

            4.3.9 Taxes.

            (a) STI has duly and timely filed all required Tax Returns related to STI and the Sub heretofore due, and all such Tax Returns are correct, accurate and complete in all material respects;

            (b) All deposits of estimated income and withholding, FICA and medicare Taxes required to be made by STI have been duly and timely made;

            (c) There has not been during the past five (5) years any audits or examinations of any tax returns filed by STI, no audits or judicial or administrative proceedings with respect to any Taxes due from STI are in progress, and STI has not been notified by any tax authority that any such audits, examinations or proceedings are contemplated or pending;

            (d) All Taxes with respect to STI that have become due and payable on or before December 31, 1997 have been timely paid in full or adequately reserved against on the STI Financial Statements, and all Taxes which have become due and payable subsequent to December 31, 1997 have been paid in full or adequately reserved against in accordance with GAAP on its books of account and the amounts reflected on the STI Financial Statements and such books are sufficient for the payment of all unpaid Taxes with respect to the periods then ended and for all periods prior thereto. There are no Liens on any of the assets of STI that arose in connection with any failure (or alleged failure) to pay any Tax, except those that are not yet due and payable or are being contested in good faith by appropriate proceedings;

            (e) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax against STI, nor are there any actions, suits, proceedings, investigations or claims now pending against STI in respect of any Tax, or any matters under discussion with any federal, state, local or foreign authority, or any claims for refund by STI for overpaid Taxes relating to any Taxes, or any claims for additional Taxes asserted by any such authority, and there is no basis for the assertion of any additional Taxes against STI;

            (f) The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional Taxes on STI, except for Taxes relating to the consummation of STI Permitted Transactions;

            (g) STI has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party;

            (h) STI is not a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code;

            (i) There are no accounting method changes in effect or being requested with respect to STI that could give rise to an adjustment under
      Section 481 of the Code for periods after the Closing Date;

            (j) STI has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662(d) of the Code; and

            (k) For purposes of this Agreement, all references to sections of the Code shall include any predecessor provisions to such sections and any similar provisions of state, local or foreign law.

            4.3.10 Disputes and Litigation. (a) There is no Proceeding of which STI has received written notice or, to the Knowledge of STI Management, threatened against or affecting STI or any of its properties, assets or businesses or to which STI is a party, in any court or before any arbitrator of any kind or before or by any Governmental Entity (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), the result of which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on STI; (b) to the Knowledge of STI Management, there is no pending or threatened change in any Environmental Law or zoning or building laws, regulations or ordinances the result of which would reasonably be expected to result in a Material Adverse Effect on STI; and (c) there is no outstanding order, writ, injunction, decree, judgment, determination or award by any court, arbitrator or Governmental Entity against or affecting STI or any of its properties, assets or businesses which would reasonably be expected to have a Material Adverse Effect on STI. None of the items nor aggregate of items listed in the Disclosure Schedule would, if adversely determined, reasonably be expected to have a Material Adverse Effect on STI. To the Knowledge of STI Management, there is no Proceeding, formal or informal, pending or threatened which would give rise to any right of indemnification on the part of any director or officer of STI.

            4.3.11 Compliance with Laws. STI presently is, and has at all times been, in compliance in all material respects with any applicable federal, state, local, foreign and other laws, rules and regulations (including, without limitation, EIA wind-loading and other EIA standards as adopted in the local building code for towers, and FAA, FCC and OSHA regulations), other than those where noncompliance would not reasonably be expected to have a Material Adverse Effect on STI, and STI has not received any written or, to the Knowledge of STI Management, oral notice of any claimed violation of any such law, rule or regulation which would reasonably be expected to have a Material Adverse Effect on STI.

Except with respect to the matters addressed in Section 4.3.9, STI has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental or quasi-governmental agency and all such returns, reports, documents and information are true and complete in all respects except where such failure to file or inaccuracies would not reasonably be expected to result in a Material Adverse Effect on STI. All permits, licenses, orders, franchises and approvals of all federal, state, local and foreign governmental or quasi-governmental or regulatory bodies required of STI for the conduct of its business have been obtained, other than those where noncompliance would not reasonably be expected to have a Material Adverse Effect on STI, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no Proceeding, formal or informal, pending or, to the Knowledge of STI Management, threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval, except in each case where the same would not reasonably be expected to have a Material Adverse Effect on STI. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by STI, except in each case where the same would not reasonably be expected to have a Material Adverse Effect on STI. Neither STI, nor any officer, director, employee, stockholder or agent of STI has made any offer, payment, promise to pay, or authorization of the payment of any money, offer, gift, promise to give, or authorization of anything of value to any Person named or identified in Section 30A of the Exchange Act for any unlawful purpose described in Section 30A of the Exchange Act. Notwithstanding anything in this Section 4.3.11 to the contrary, no representation is made by STI concerning its compliance with Rule 10b-5 as promulgated under the Exchange Act in connection with the sale of STI Common Stock pursuant to this Agreement.

            4.3.12 Insurance. The Disclosure Schedule sets forth a true and complete list of all insurance policies (including the policy number, the name of the insurer, the amounts of coverage, the premium rate, the cash value, if any, the expiration date and the risks and losses insured against) currently maintained by STI on its properties, assets, products, businesses and personnel, and STI shall deliver copies of all such policies, agreements, studies and analyses to OmniAmerica not later than seven (7) days after the date of this Agreement. All of the foregoing insurance policies are in full force and effect and are fully paid as to all premiums heretofore due. STI has not failed to give any notice, if the failure thereof would reasonably be expected to have a Material Adverse Effect on STI, or present any material claim under such insurance policies in timely fashion, nor has STI received any written notification of the cancellation of any of such policies or that any of them will not be renewed, except as to such cancellations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on STI.

            4.3.13 Title to Properties. The properties and assets of STI consist of (a) all of the properties and assets reflected on the STI Financial Statements as owned by it and (b) all other material properties and assets presently carried on STI's books as owned by it or used in its businesses, except, in each case, properties and assets licensed or leased by STI or as to which STI otherwise has the right to use and assets subsequently disposed of in the ordinary course of business. STI has good and indefeasible title to all of its respective properties and assets (whether real, personal, mixed, tangible or intangible) owned by it free and clear of all Liens, except Permitted Liens, if any.

            4.3.14 Real Property and Real Property Leases. The Disclosure Schedule contains a true and complete list of (a) all real property owned by STI, (b) all real estate leases to which STI is a party, and (c) all other material interests, if any, in real property owned or claimed by STI. To the Knowledge of STI Management, STI has material easements and rights, including parking rights and easements for power lines, water lines, roadways and other access, necessary to conduct the businesses it now conducts and enjoys peaceful and undisturbed possession of all properties occupied by it. To the Knowledge of STI Management, neither the whole nor any portion of any real property owned, occupied or leased to or by STI has been adversely rezoned or condemned or otherwise taken by any public authority and, to the Knowledge of STI Management, no such rezoning, condemnation or other taking is threatened or contemplated. To the Knowledge of STI Management, none of the real properties owned, occupied or leased to or by STI or the occupancy or operation thereof, constitutes a nuisance or violation of any law or any building, zoning or other ordinance, code or regulation or any private or public covenant or restriction, and no written notice from any Governmental Entity or other Person has been served upon STI during the two-year period prior to the date of this Agreement claiming any outstanding violation of any such law, ordinance, code, regulation, covenant or restriction, or requiring or calling attention to the need for any material amount of work, repairs, construction, alterations or installations on or in connection with any of such properties which has not been complied with, except as such that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on STI. All leases of real property to which STI is a party are valid, binding and in full force and effect, and, there exists no material default thereunder by STI or, to the Knowledge of STI Management, any other party thereto, nor any events which, with notice or lapse of time, or both, would constitute a material default by STI thereunder, and all rents heretofore payable under such leases have been paid in full. STI shall deliver to OmniAmerica not later than seven (7) days after the date of this Agreement, true, correct and complete copies of all deeds, title commitments, title policies, and surveys to the real property listed on the Disclosure Schedule and true, correct and complete copies of all real estate leases listed on the Disclosure Schedule, including all amendments, modifications, letter agreements and assignments relating thereto.

            4.3.15  Intangible Personal Property.

            (a) The Disclosure Schedule contains a true and complete list of all material trademarks, service marks, trade names (including the name "Speciality Teleconstructors" and all derivations thereof used by STI), patents, copyrights and applications for the foregoing owned by STI (collectively, the "STI Intellectual Property"), all material licenses to which STI is a licensor or licensee, and all non-competition covenants of STI. STI is the sole and exclusive owner of the STI Intellectual Property indicated on the Disclosure Schedule to be owned by it free and clear of all Liens, except Permitted Liens, if any, and has the right to use the STI Intellectual Property, having not granted or entered into any agreement, covenant, license or sublicense with respect thereto.

            (b) No written claims or demands have been asserted against STI with respect to any of the STI Intellectual Property, and no Proceedings have been instituted, are pending or, to the Knowledge of STI Management, threatened against STI which challenge the rights of STI with respect to any of such assets. To the Knowledge of STI Management, the businesses and operations of STI and the use or publication of the STI Intellectual Property does not involve infringement or claimed infringement of any United States trademark, trade name, copyright or patent.

            (c) No director, officer or stockholder, or, to the Knowledge of STI Management, employee, consultant, distributor, representative, advisor, salesman or agent of STI owns, directly or indirectly, in whole or in part, any trademarks, trade names, or copyrights, or applications for the foregoing, or other material tangible personal property which STI is presently using or the use of which is necessary for the business of STI as now conducted. None of the directors, officers or stockholders of STI has entered into any agreement regarding know-how, trade secrets, or prohibition or restriction of competition, or solicitation of customers or any other similar restrictive agreement or covenant, whether written or oral, with any Persons other than STI.

            4.3.16 Agreements. The Disclosure Schedule contains a true and complete list of all (i) oral contracts, leases, and licenses the breach of which would result in a Material Adverse Effect on STI and (ii) all Contracts in each case to which STI is a party or its properties may be bound and which (a) involve obligations by any party thereto in excess of $250,000; (b) require the consent of any party thereto to the consummation of the transactions contemplated by this Agreement or the Related Agreements; (c) contain covenants limiting the freedom of STI to compete in any line of business or with any Person or in any geographical area; (d) contain any provision or option relating to the acquisition by STI of any business or relating to the sale by STI of any business, other than pursuant to the STI Permitted Transactions; (e) contain an agreement or commitment by STI for a material capital expenditure, other than STI Permitted Transactions; or (f) are contracts or agreements to which the United States government is a party; provided, that notwithstanding the foregoing provisions of this Section 4.3.16, the Disclosure Schedule need not list, and the term "Contracts" shall not include, agreements for which the obligations of the parties thereto have been fulfilled. All of the Contracts were entered into by STI in the ordinary course of business, are valid and binding and in full force and effect against STI and, to the Knowledge of STI Management, each of the other parties thereto, and there exists no material breach or default by STI, or any event which, with notice or lapse of time or both, would constitute a material breach or default by STI, or to the Knowledge of STI Management, by any other party thereto. STI shall deliver to OmniAmerica not later than seven (7) days after the date of this Agreement, true and complete copies, including all amendments, modifications and


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






assignments relating thereto, of all of the aforesaid written agreements and true and correct summaries of all such oral agreements.

            4.3.17 Indebtedness and Guaranties. The Disclosure Schedule sets forth a true and complete list of all promissory notes, loan agreements, security agreements and guarantees relating to indebtedness for borrowed money or money loaned to others to which STI is a party or obligor. STI has no existing obligation to guarantee any dividend, obligation or indebtedness of any Person (except for the endorsement of negotiable instruments in the ordinary course of business and consistent with past practice). All of the aforesaid items were entered into in the ordinary course of business, are valid and binding and in full force and effect as against STI and there exists no material breach or default by STI, or any event which with notice or lapse of time or both, would constitute a material breach or default by STI or, to the Knowledge of STI Management, any other parties thereto.

            4.3.18 Debts to and from Related Parties. Except for the advancement and reimbursement of business expenditures upon arms' length terms or pursuant to valid employment agreements or employee health and benefit plans, there presently is no indebtedness owing to STI by, or any contractual agreements between STI, on the one hand, and any stockholder, director, partner, or officer of STI, any Family Member of their respective families, or to the Knowledge of STI Management, any Affiliate or "associate" (as such term is defined in Rule 405 of the Securities Act) of any of the foregoing individuals (collectively, "STI Related Persons"), on the other hand, and none of the STI Related Persons owns any material property or rights, tangible or intangible (other than an equitable interest), used in STI's business. Except as set forth in the STI Financial Statements, STI is not indebted to any STI Related Person, in any amount whatsoever, other than, to the Knowledge of STI Management, for payment of salaries, normal fringe benefits, reimbursement of reasonable business expenditures and compensation for services actually rendered to STI in the ordinary course of its business.

            4.3.19 Articles of  Incorporation  and Bylaws.  Not later than three
(3) days after the date of this Agreement, STI shall deliver to OmniAmerica true and complete copies of its articles of incorporation and bylaws as currently in effect. The articles of incorporation and bylaws were duly adopted and are in full force and effect, and there are no amendments or modifications thereto except as included in said articles of incorporation and bylaws. STI is not in violation of any of the provisions of its articles of incorporation or bylaws.

            4.3.20 Books and Records. The minute books of STI contain accurate records of all material actions taken by the stockholders and directors of STI. The books, records and accounts of STI, all of which have been made available to OmniAmerica, have been maintained in accordance with the requirements of Section 13(b)(2) of the Exchange Act, including the maintenance of an adequate system of internal controls.

            4.3.21  Employee Benefits.

            (a) Neither STI nor the Sub maintains, administers, or contributes to or has maintained, administered, or contributed to (or had an obligation to maintain, administer or contribute to) or is a party to (i) any "employee benefit plan," as defined in Section 3(3) of ERISA (the "STI ERISA Plans") or (ii) any employment or consulting, bonus or other incentive compensation, deferred compensation, salary continuation during any leave of absence, severance, stock award, stock option, stock purchase or fringe benefit agreements, policies or arrangements, whether written or oral (together with the STI ERISA Plans, the "STI Plans").

            (b) None of the STI Plans is subject to Title IV of ERISA. None of the STI Plans provides retiree medical or life insurance benefits to any Person. None of the STI Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit, or the acceleration of the payment or vesting of a benefit by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement. Neither STI nor the Sub has an obligation to adopt, or is considering the adoption of, any new STI Plan or, except as required by law, the amendment of any existing STI Plan. Each STI ERISA Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and, to the Knowledge of STI Management, nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such STI ERISA Plan. STI Management is not aware of any claims relating to the STI Plans (other than routine claims for benefits). Each STI Plan has been operated in all respects in accordance with its terms and the requirements of all applicable law, except to the extent as would not reasonably be expected to have a Material Adverse Effect on STI.

            (c) Neither STI nor any member of its "controlled group" has any withdrawal liability, under Title IV of ERISA, the terms of the applicable plan, any collective bargaining agreement or any other labor agreement or otherwise, with respect to any "multi-employer" plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) to which it contributes (or had any obligation to contribute); nor has any event occurred or any circumstance exist that presents a risk of the occurrence of any withdrawal liability with respect to any such multi-employer plan.

            4.3.22  Employees.

            (a) The Disclosure Schedule sets forth a true and complete list of all collective bargaining agreements to which STI is a party.

            (b) To the Knowledge of STI Management, STI is in full compliance with all federal, state and local laws respecting employment, wages and hours in each case except to the extent as would not reasonably be expected to have a Material Adverse

      Effect on STI. To the Knowledge of STI Management, STI is in compliance in all material respects with all applicable federal and state laws and regulations respecting occupational safety and health standards other than those where noncompliance would not reasonably be expected to have a Material Adverse Effect on STI, and STI has not received written complaints from any federal or state agency or regulatory body alleging outstanding violations of any such laws and regulations which violations would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on STI.

            (c) To the Knowledge of STI Management, except pursuant to applicable law, the employment of all persons and officers employed by STI is terminable at will, without any penalty or severance obligation of any kind on the part of the employer. All material sums due for employee compensation and benefits and all vacation time owing to any employees have been duly and adequately accrued on the books of STI in accordance with GAAP. To the Knowledge of STI Management, all employees of STI are either United States citizens or are authorized to be employed in the United States in accordance with all applicable laws.

            (d) STI has not experienced since December 31, 1996, any general labor troubles or strife, work stoppages, slowdowns by its employees. To the Knowledge of STI Management, STI has not experienced since December 31, 1996 any union or collective bargaining organization efforts or negotiations, or requests for negotiations, for any representation or any labor contract relating to any employees of STI not covered by a union or collective bargaining agreement as of December 31, 1996.

            (e) STI subscribes to, or is otherwise insured under, the worker's compensation or similar statute in each of the states in which it has employees with respect to such employees.

            4.3.23 No Conflicts of Interest. The Disclosure Schedule sets forth a list of all agreements which STI has with its directors, officers, employees, consultants, distributors, representatives, advisors, salesmen and agents that prohibit or restrain such individuals from competing with STI in its business. STI does not own, directly or indirectly, a controlling interest in, any Person which is a customer, supplier, competitor or potential competitor of STI.

            4.3.24  Environmental Matters.

            (a) To the  Knowledge  of STI  Management,  STI has  been  and is in material compliance with all applicable Environmental Laws and possesses all licenses, permits or similar authorizations required under Environmental Laws for the conduct of its business as it is currently being conducted.

            (b) STI has not received any written communication from any Person that alleges that STI is not in compliance with, or is liable under, applicable Environmental Laws.

            (c) There is no Environmental Claim pending or, to the Knowledge of STI Management, overtly threatened (i) against STI, (ii) against any Person whose liability for any Environmental Claim STI has retained or assumed either contractually or, to the Knowledge of STI Management, by operation of law, or (iii) against any real or personal property or operations which are now or, to the Knowledge of STI Management, have been previously owned, leased, operated or managed, in whole or in part, based on activities conducted by STI.

            (d) STI is not subject to any material liabilities under Environmental Laws and, to the Knowledge of STI Management, there are no facts, circumstances or conditions relating to the operations of STI that could reasonably be expected to result in STI incurring material liabilities under Environmental Laws.

            (e) There are no underground storage tanks, no aboveground storage tanks, asbestos or asbestos-containing materials or polychlorinated biphenyls located on, under or at any property owned, operated or leased by STI, except in material compliance with Environmental Laws.

            (f) STI has made available to OmniAmerica any environmental reports, audits or assessments on any real property currently or formerly owned or leased by STI that are in the possession, custody or control of STI.

            4.3.25 Licenses. STI has all Licenses necessary to conduct its business in the manner and to the extent that it has been conducted, other than any Licenses the failure of which to have would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on STI. The Disclosure Schedule contains a list of every material License. All Licenses are in full force and effect and no Proceedings are pending or, to the Knowledge of STI Management, threatened which may result in the revocation, modification, non-renewal or suspension of any of the Licenses, the denial of any pending application for a License, the issuance of a cease and desist order or the imposition of any administrative penalty or sanction, other than those which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on STI. There does not exist under any License any default or violation, or event which, with notice or lapse of time or both, would constitute a default or violation or would result in the withdrawal of such License, other than defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on STI, nor is there, to the Knowledge of STI Management, any basis for assertion of any default or violation. STI has delivered to OmniAmerica true and complete copies of all of the material Licenses.

            4.3.26 No Solicitation or Negotiation. STI has not made any agreement to sell the stock, business or substantially all of the assets of STI to another Person, or to merge, consolidate or combine assets or business of STI with another Person (except for the STI Permitted Transactions) and is not currently engaged in negotiations or discussions concerning any other sale of the stock, or the sale, merger or combination of any material asset or business of STI to or with another Person (except for the STI Permitted Transactions).

            4.3.27  Fairness Opinion.  STI has received the Fairness Opinion.

            4.3.28  Investment Intent; Compliance with Securities Laws.

            (a) STI is acquiring the OmniAmerica Common Stock for investment for its own account, not as a nominee or agent for any other Person, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act. STI does not have any present intention of selling, granting any participation in, or otherwise distributing the OmniAmerica Common Stock otherwise than pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements under the Securities Act and applicable state securities laws. Except as set forth in the Stockholders Agreements, STI does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the OmniAmerica Common Stock.

            (b) STI acknowledges that the sale of the OmniAmerica Common Stock will not be registered under the Securities Act or any state securities laws on the basis of a claimed exemption by OmniPartners that the sale of the OmniAmerica Common Stock as provided for herein is exempt from registration under the Securities Act and such state securities laws. STI acknowledges that the availability of such exemptions is predicated in part on STI's representations set forth in this Section and that OmniPartners and OmniAmerica are relying on such representations.

            (c) STI has received all the information it considers necessary or appropriate for deciding whether to accept the OmniAmerica Common Stock. STI has had an opportunity to ask questions and to receive answers from OmniPartners, OmniAmerica and the OmniSubsidiaries regarding the terms and conditions of the sale of the OmniAmerica Common Stock and the business, properties, and financial condition of OmniAmerica and the
      OmniSubsidiaries  and to  obtain  additional  information  (to the  extent
      OmniPartners, OmniAmerica or the OmniSubsidiaries possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to STI (including the representations and warranties of OmniPartners, OmniAmerica and OmniAmericaSub herein) or to which STI had access.



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






            (d) STI acknowledges that it is able to bear the economic risk of the investment in the OmniAmerica Common Stock, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the OmniAmerica Common Stock.

            (e) STI is an Accredited Investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

            (f) STI acknowledges that the OmniAmerica Common Stock or any portion thereof may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom and that in the absence of an effective registration statement covering the OmniAmerica Common Stock or an available exemption from registration under the Securities Act, the OmniAmerica Common Stock must be held indefinitely. STI further acknowledges that the OmniAmerica Common Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

            (g) STI acknowledges that each certificate representing any of the OmniAmerica Common Stock will be endorsed with a legend substantially similar to the following:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SO REGISTERED OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE
                  COMPANY  AND  ITS  COUNSEL,  THAT  SUCH  REGISTRATION  IS  NOT
                  REQUIRED.

            4.3.29  Disclosure.  No  representation  or  warranty  by STI or Sub contained  in  this  Agreement,  and no  statement  contained  in  any  document
(including without limitation the STI Financial Statements, the closing documents delivered pursuant to Article VII and the Disclosure Schedules or Subsequent Disclosure Schedules of STI hereto), list, certificate or other instrument furnished or to be furnished prior to the Effective Time by or on behalf of STI or any Affiliate thereof to OmniAmerica or any of its representatives in connection with the transactions contemplated hereby, contained or will contain when furnished any untrue statement of a material fact, or omitted or will omit when furnished to state any material fact (i) necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or (ii) necessary in order fully and fairly to provide the information required to be provided in any such document, list, certificate or other instrument, which untrue statement or omission of a material fact in each case results in a Material Adverse Effect on STI. STI has not failed to disclose to


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






OmniAmerica any fact which would reasonably be determined to have a Material Adverse Effect on STI.

      4.4 Representations and Warranties of the Sub. To induce OmniAmerica, OmniAmericaSub and OmniPartners to enter into this Agreement and to consummate the transactions contemplated hereby, the Sub represents and warrants to OmniAmerica, OmniAmericaSub and OmniPartners as of the date hereof as follows (each such representation and warranty being qualified in its entirety by the disclosures set forth in the Disclosure Schedule, which such disclosures shall correspond to the following sections and subsections):

            4.4.1 Corporate Existence and Authority. The Sub was incorporated in Delaware on February 13, 1998 for the sole purpose of consummating the Merger and has not conducted any business since its incorporation, has no liabilities (whether fixed or contingent) whatsoever (other than its obligations hereunder) and neither has nor has had employees. The Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Sub has all requisite corporate power and authority to own its properties and assets and to carry on its business as it has been and is being conducted.

            4.4.2 Capitalization of the Sub. The authorized capital stock of the Sub consists solely of 2,000 shares of the Sub Common Stock, of which 1,000 shares are issued and outstanding, and 1,000 shares of preferred stock, par value $1.00 per share, of which none are issued and outstanding. No other shares of capital stock of the Sub are issued and outstanding or reserved for issuance. All of the issued and outstanding shares of capital stock of the Sub have been duly authorized and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable and were issued free of preemptive (or similar) rights. There are no securities, options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by the Sub which provide for the purchase, issuance or transfer of any shares of the capital stock of the Sub, nor are there any outstanding securities granted or issued by the Sub that are convertible into or exchangeable for or exercisable for any shares of the capital stock of the Sub, and none are authorized. All presently exercisable voting rights in the Sub are vested exclusively in the outstanding shares of the Sub Common Stock, each share of which is entitled to one vote on every matter to come before sole stockholder, STI. There are no stockholders' agreements, voting trusts or other voting arrangements with respect to any of the Sub's capital stock. There are no outstanding obligations of the Sub to repurchase, redeem or otherwise acquire any of the Sub Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution, guarantee or otherwise) in any other entity. The Sub does not have any direct Subsidiaries.

            4.4.3 Validity and Authorization; Corporate Power and Authority.

            (a) The Sub has full corporate power and authority to execute, deliver and perform this Agreement, the Related Agreements and the other instruments called for by this Agreement to which it is or is to be a party. The execution, delivery and performance of this Agreement by the Sub and the consummation by the Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Sub (subject to the filing of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by the Sub and, assuming the valid authorization, execution and delivery hereof by OmniPartners, OmniAmerica and OmniAmericaSub, constitutes the legal, valid and binding obligation of the Sub, enforceable against the Sub in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting or relating to enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

            (b) When the Related Agreements and the other instruments called for by this Agreement to which the Sub is a party are executed and delivered at the Closing, such Related Agreements and instruments will have been duly authorized, executed and delivered by the Sub, and assuming the valid authorization, execution and delivery thereof by each other party thereto (other than STI and its Affiliates), will be enforceable against the Sub in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting or relating to the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

            4.4.4 Execution; No Violations. The execution and delivery of this Agreement by the Sub do not, and the consummation by the Sub of the transactions contemplated hereby, and compliance by the Sub with the provisions hereof, will not: (a) violate, conflict with, modify, result in the incurrence of any prepayment penalties or cause any default under or acceleration, termination or cancellation of any obligation or the loss of a benefit under (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, (i) any provision of the certificate of incorporation or bylaws of the Sub, (ii) assuming all the consents, filings and registrations referred to in Section 4.4.5 are obtained or made, any order, injunction, decree, or judgment to which the Sub is a party or by which the Sub or any of its properties is bound; (b) result in the creation of any Lien upon or right of first refusal with respect to any property or asset (whether real, personal, mixed, tangible or intangible) of the Sub, except as may be approved by OmniAmerica, or (c) assuming all the consents, filings and registrations referred to in Section 4.4.5 are obtained or made, violate any statute, ordinance, law, rule or regulation applicable to the Sub, except in the case of clauses (b) and (c), any such violations, conflicts, modifications, defaults, accelerations, rights, restrictions, limitations or Liens that would not reasonably be expected to have a Material Adverse Effect on the Sub.

            4.4.5 Governmental and Other Consents. Except for filings under the HSR Act and the filing of the certificate of merger contemplated by Section 1.3, no consent, approval or authorization of, or designation, declaration, registration or filing with, any Governmental Entity is required on the part of the Sub in connection with the execution or delivery of this

Agreement or the consummation by it of the transactions contemplated hereby, except as would not reasonably be expected to have a Material Adverse Effect on the Sub.

      4.5 Disclosure Schedules. Disclosure of any fact or item in any Disclosure Schedule or Subsequent Disclosure Schedule referred by a particular Section shall, should the existence of the fact or item or its contents be relevant to any other Section, be deemed to be disclosed with respect to such other Section(s) whether or not an explicit cross reference appears and whether or not the Section(s) make reference to any Schedule. The disclosure of any particular fact or item in any Disclosure Schedule or Subsequent Disclosure Schedule shall not be deemed any admission as to whether the fact or item is "material" or would constitute a Material Adverse Effect.

                                   ARTICLE V
                                   COVENANTS

      5.1 Mutual Covenants. To induce the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made elsewhere in this Agreement, the parties agree that between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, except as may be consented to in writing by the other parties or as otherwise contemplated by this Agreement (including the Permitted Transactions), as follows:

            5.1.1 Access and Information. Each party (other than OmniPartners) will, except to the extent limited as advised by antitrust counsel, and if so limited, only to the extent of such advice, (a) provide the other parties and their Representatives, during normal business hours, or otherwise if another party reasonably requests, and upon reasonable advance notice, access to all of the properties, assets, agreements, commitments, books, records, accounts, Tax Returns, correspondence and documents of such party and permit them to make copies thereof; (b) furnish the other parties and their Representatives with all information concerning the business, properties and affairs of such party; (c) use commercially reasonable efforts to cause its accountants to make available to the other parties and their Representatives all financial information relating to such party, including all working papers pertaining to audits and reviews made by its auditors; (d) furnish the other parties true and complete copies of all financial and operating statements of such party; (e) permit access to customers and suppliers for consultation or verification of any information; and (f) cause its employees, and use commercially reasonable efforts to cause its accountants, to cooperate fully with any audit, review, investigation or examination made by the other party and its Representatives, including, without limitation, with respect to:

                  (i)   The books and records of such party;

                  (ii) The reports of state and federal regulatory examinations;

                  (iii) Leases, contracts and commitments between such party, on the one hand, and any other Person, on the other hand;

                  (iv) Physical  examination of any real properties owned by, or leased to or by such party; and

                  (v) Physical examination of any furniture, fixtures, equipment or other personal property owned by or leased to or by such party.

Notwithstanding the foregoing, OmniPartners shall, except to the extent limited as advised by antitrust counsel, and if so limited, only to the extent of such advice, provide STI and its Representatives with or access to all information, books, records, contracts and agreements related to the business and affairs of OmniAmericaSub. OmniAmericaSub shall deliver to STI true and complete copies of all of its material Licenses within seven days of the date hereof.

            5.1.2 Notices and Approvals. Each party agrees: (a) to give all notices to third parties which may be necessary in connection with this Agreement, the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby; (b) to use such party's commercially reasonable efforts to obtain all federal, state and foreign governmental and quasi-governmental approvals, consents, permits, authorizations and orders necessary in connection with this Agreement, the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby; and (c) to use such party's commercially reasonable efforts to obtain all consents and authorizations of any other Persons necessary in connection with this Agreement, the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby.

            5.1.3 No Solicitation or Negotiation. Other than the Permitted Transactions or as agreed to in writing by the parties hereto, none of the parties hereto nor their respective officers, directors, principal stockholders, employees, Representatives or advisors will, formally or informally, directly or indirectly, (i) initiate, solicit or encourage any inquiry or the submission of any proposal by any Person that constitutes or is reasonably likely to lead to an Acquisition Proposal (as defined below), or (ii) engage in negotiations or discussions with, or furnish any information or data to, any Person relating to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal; provided, however, that STI may negotiate with a Person, other than Budagher, Carpenter or an Affiliate of either of them (a "Potential Acquiror"), if (i) the Potential Acquiror has, in circumstances not involving any prior breach by STI of the foregoing provisions, made an Acquisition Proposal, (ii) STI's Board of Directors believes (based in part upon advice of its Representatives, and after having an opportunity to discuss any such Acquisition Proposal with the Potential Acquiror, which contacts shall not be deemed a violation of this Section 5.1.3) that such Potential Acquiror has the financial wherewithal to consummate the Acquisition contemplated by such Acquisition Proposal and the consummation of the Acquisition contemplated by such Acquisition Proposal would be more favorable to STI's stockholders than would the Merger from a financial point of view (a "Superior Proposal") and (iii) based upon the advice of counsel to STI's Board of Directors (notice of which advice shall have been communicated to OmniAmerica), STI's Board of Directors determines in good faith that there is a significant risk that the failure to negotiate with the Potential Acquiror could constitute a breach of its fiduciary duty to STI's stockholders. Each party will give prompt notice, both oral and written, to the other parties if such party, any of its Subsidiaries or any of their respective officers, directors, principal stockholders, employees, Representatives or advisors receives any communication from a Person not a party to this Agreement that proposes any discussion, negotiation or agreement prohibited under this Section 5.1.3. In addition, STI will give prompt notice, both oral and written, to the other parties of the identity of the Person making any communication from a Potential Acquiror and whether STI has elected to negotiate with a Potential Acquiror in accordance with this Section 5.1.3. STI shall use commercially reasonable efforts to keep OmniAmerica fully informed of the status of any such Acquisition Proposal or negotiation with respect thereto. STI may not enter into a definitive agreement for an Acquisition Proposal with a Potential Acquiror with which STI is permitted to negotiate pursuant to this Section 5.1.3 unless (i) at least 10 Business Days prior to STI's execution thereof STI shall have furnished OmniAmerica with a description of all of the material terms thereof and (ii) STI shall terminate this Agreement in accordance with Section 8.1.2 hereof.

      For purposes of this Agreement, (i) "Acquisition Proposal" shall mean any bona fide proposal, whether in writing or otherwise, made by a third party to effect an Acquisition and (ii) "Acquisition" shall mean the acquisition of Beneficial Ownership of all or a material portion of the assets of, or any material interest in, STI (including its Subsidiaries), OmniAmerica or OmniAmericaSub, as applicable, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock of STI, OmniAmerica or OmniAmericaSub, or any of their respective Subsidiaries, sale of assets, tender offer, exchange offer, joint venture, sale/leaseback or other similar transaction.

            5.1.4 Proceedings. Each party (other than OmniPartners) shall promptly notify the other party of any material Proceedings that are threatened in writing or commenced against such party or its employees, consultants, officers or directors which may relate to, or affect, the business, assets or liabilities of such party. Such party shall not knowingly fail to comply in any material respect with any laws, regulations, ordinances, orders, injunctions and decrees applicable to it, its properties, and the conduct of its business. OmniPartners shall promptly notify STI of any material Proceedings that are threatened in writing or commenced against OmniPartners which may relate to, or affect, the business, assets or liabilities of OmniAmerica or OmniAmericaSub.

            5.1.5 Reports and Returns. Each party (other than OmniPartners) shall duly and timely file all reports and returns required to be filed with federal, state, local and other authorities prior to the Closing, including without limitation any Tax Returns, which reports and returns shall be prepared in accordance with all regulatory requirements in all material respects. Each party (other than OmniPartners) shall promptly pay all material Taxes and other quasi-governmental charges levied or assessed upon such party or its properties prior to the date on which penalties attach thereto (unless any such Taxes or charges are being contested in good faith and for which adequate reserves appear in the OmniAmerica Financial Statements with respect to OmniAmerica, OmniAmericaSub and the Acquired Businesses and in the STI Financial Statements with respect to STI and the Sub) and all lawful claims which, if unpaid when due and payable, might become a Lien upon property of such party, except Permitted Liens. Each party (other than OmniPartners) shall timely make all deposits required of such party, with respect to any estimated income and withholding, FICA and medicare Taxes (unless any such Taxes or deposits are being contested in good faith and for which adequate reserves appear in the OmniAmerica Financial Statements with respect to OmniAmerica, OmniAmericaSub and the Acquired Businesses and in the STI Financial Statements with respect to STI and the Sub).

            5.1.6 Assist in Obtaining Licenses, Etc. Each party (other than OmniPartners) shall reasonably assist the other party in obtaining all permits, licenses and authorizations necessary for the continued operation of OmniAmericaSub at and after the Effective Time; provided that OmniAmerica shall not be required to pay additional sums to secure such permits, licenses or authorizations.

            5.1.7 Consents. OmniAmericaSub shall use commercially reasonable efforts to obtain the OmniAmerica Consents; OmniPartners shall use commercially reasonable efforts to obtain the OmniPartners Consents and STI shall use commercially reasonable efforts to obtain the STI Consents.

            5.1.8 Insurance. OmniAmericaSub and STI shall continue in force all existing insurance now carried by such party except to the extent such insurance is replaced with a substantially equivalent policy.

            5.1.9 Preservation of Business. Each party (other than OmniPartners) shall use its commercially reasonable efforts to preserve and keep intact its business, to retain its officers, and to preserve the goodwill of its key employees, and material customers, suppliers and other Persons having business relations with such party.

            5.1.10  Tax  Treatment.  The  Merger is  intended  to  qualify  as a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code. Each party shall file (and shall cause its Affiliates to file) all Tax Returns in a manner which is consistent with the foregoing intended treatment. Each party shall not (and shall not permit its Affiliates
to) take any action which is inconsistent with or contrary to or which adversely affects the foregoing intended treatment, unless a court with proper jurisdiction issues a final, non-appealable order that such treatment is incorrect.

            5.1.11 Updating of Disclosure Schedules. If, subsequent to the date of this Agreement and prior to the Closing Date, an event occurs that renders untrue any representation or warranty of a party made herein (a "Subsequent Event"), such party shall promptly deliver to the other parties an amended or supplemental disclosure schedule (a

"Subsequent Disclosure Schedule") which will contain a description of the Subsequent Event. The existence of a Subsequent Event which is disclosed on a Subsequent Disclosure Schedule shall not constitute a Breach by such party of any of its representations or warranties hereunder or be taken into account in determining whether the conditions precedent set forth in Section 6.1.1 or 6.2.1 has been satisfied or form a basis for any claim by the other parties hereunder; provided, however, that this Section is not intended to permit a party to alter or amend its representations and warranties as made herein as of the date of this Agreement, including any Disclosure Schedule, and any Subsequent Disclosure Schedule provided by any party pursuant to this Section shall not cure the inaccuracy thereof as of the date of this Agreement for any purpose under this Agreement.

            5.1.12 Other Covenants. Each party shall use its commercially reasonable efforts to satisfy the conditions to the obligations of the parties hereunder within such party's reasonable control, and to consummate and make effective as promptly as practicable the transactions provided for herein including but not limited to the following:

            (a) Defending the Agreement. Defending Proceedings challenging this Agreement or any Related Agreement or the consummation of the transactions provided for in this Agreement or any Related Agreement;

            (b) Lifting Injunctions. Using commercially reasonable efforts to lift or rescind any injunction, restraining order or other order adversely affecting the ability of the parties to consummate the transactions provided for in this Agreement or any Related Agreement; and

            (c) Other Actions. Taking such other reasonable actions that are necessary, appropriate or advisable.

      5.2 OmniAmerica and OmniAmericaSub Covenants. To induce the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made elsewhere in this Agreement, between the date of this Agreement and the earlier of the Effective Time or termination of this Agreement pursuant to
Article VIII, OmniAmerica and OmniAmericaSub agree, except as may be consented to by the other parties or as otherwise contemplated by this Agreement, as follows:

            5.2.1 Financial Statements. OmniAmerica and OmniAmericaSub will exert all commercially reasonable efforts to obtain from E&Y, KPMG, WC&G and DS&S and deliver to STI (a) reports from E&Y on such audited balance sheets, statements of operations, stockholders' equity and cash flows of the business of OmniAmericaSub (on a consolidated basis) and such audited statements of revenue and direct expenses for the HSW Assets (collectively, the "E&Y Audited Financial Statements"), (b) reports from KPMG on such audited balance sheets, statements of income, statements of partners' capital, and statements of cash flows of the business of OmniTower Ltd. (the "KPMG Audited Financial Statements"),

(c) reports from WC&G on such audited balance sheets, statements of income, statements of shareholders' equity and statements of cash flows of the business of Miller Towers (the "WC&G Audited Financial Statements"), (d) reports from DS&S on such audited balance sheets, statements of income, statements of stockholders' equity and statements of cash flows of the business of KISCO (the "DS&S Audited Financial Statements"), in each case for each of the last three fiscal years and any required interim period as STI may be required to file with the SEC in connection with STI's filings with the SEC under the Securities Act and the Exchange Act (the "SEC Filings"), including specifically, under Item 7 of Form 8-K and (e) such consents of E&Y, KPMG, WC&G and DS&S to the use of the opinions of E&Y, KPMG, WC&G and DS&S (collectively, the "Auditors' Consents") accompanying such respective audited financial statements in the SEC Filings. In addition, OmniAmericaSub shall deliver to STI not later than the 45th Business Day after the end of each month, financial statements of the kind described in
Section 4.1.6 for the month ended January 1998 and each subsequent month before the Closing.

            5.2.2 Restriction on Transfers. OmniAmerica shall not enter into any agreement to, sell, transfer, pledge, hypothecate, or dispose of any shares of OmniAmericaSub Common Stock, except pursuant to this Agreement.

            5.2.3 Termination of Certain Affiliate Contracts. OmniAmerica and OmniAmericaSub will terminate all contracts and agreements, whether written or oral, between OmniAmerica or OmniAmericaSub, on the one hand, and HMTF, OmniPartners or their Affiliates (not including OmniAmerica or OmniAmericaSub), on the other hand, other than the contracts and agreements listed on Exhibit
5.2.3 and contracts entered into in the ordinary course of business on arms'-length terms (collectively, the "OmniAmerica Affiliate Contracts").

            5.2.4 Zoning Compliance Letters. OmniAmerica and OmniAmericaSub will exert commercially reasonable efforts to cause the local Governmental Entity in charge of zoning to issue a zoning compliance letter for each parcel of real property owned by OmniAmericaSub on which is located a Tower, in a form reasonably acceptable to STI.

            5.2.5 Conduct of Business. Unless otherwise expressly contemplated hereby (including the OmniAmerica Permitted Transactions) or approved in writing by STI, OmniAmerica and the OmniAmericaSub agree that their businesses and operations (including the businesses and operations of the OmniSubsidiaries) shall be conducted only in, and they shall not take any material action except in, the ordinary course of business and consistent with past practice, including, without limitation, in material compliance with all applicable laws, rules and regulations, including the rules and regulations of the FAA and FCC. Without limitation, OmniAmerica and OmniSubsidiaries shall not take, nor enter into any agreements to take, any of the following actions except in each such case in connection with this Agreement (including the OmniAmerica Permitted Transactions) or consented to in writing by STI (which consent may not be unreasonably withheld) or, in the case of actions described in clauses (a) - (c) of this Section 5.2.5, in the ordinary course of business consistent with past practice:


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






(a) dispose of, or acquire, or agree to dispose of or acquire, any material assets, other than the OmniAmerica Permitted Transactions, (b) incur any indebtedness for borrowed money, except for aggregate borrowings of up to $750,000, (c) pay any discretionary bonuses (other than bonuses already accrued on the date hereof) to, or alter the compensation or benefit of, any director, officer or employee, (d) enter into any transaction or agreement with any Affiliate or associate (as defined in Rule 405 under the Securities Act), (e) institute any material reduction in force, (f) close any office, base or station, (g) take any action not in the ordinary course of business that will knowingly cause any of such party's representations or warranties to be untrue or incorrect in any material respect, (h) omit any commercially reasonable action that such party would take in the ordinary course of business, which omission will knowingly cause any of such party's representations or warranties to be untrue or incorrect in any material respect, (i) declare, set aside or pay any dividends on, or make any distribution or payment with respect to, or redeem or repurchase, any shares of capital stock, options, warrants, debt securities, or any securities convertible into or exchangeable for or exercisable for shares of capital stock of any of such party or take any other actions which would have a similar effect, (j) amend any of their certificates of incorporation or bylaws or (k) issue any shares of capital stock or any securities, options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character whatsoever which provide for the purchase, issuance or transfer of any shares of capital stock, or any securities that are convertible into or exchangeable for any shares of capital stock or increase or decrease, change into or exchange any such shares for a different number or kind of shares or securities through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization.

            5.2.6 Preservation of Vote. OmniAmerica and OmniAmericaSub shall not withdraw, rescind, change or modify their vote in favor of this Agreement, the Merger and other transactions contemplated by this Agreement.

            5.2.7 Limitation on Short-Term Liabilities. OmniAmericaSub shall cause the aggregate accounts payable and other short-term liabilities (other than liabilities for unearned revenues) that would be set forth on a balance sheet of OmniAmerica dated the Closing Date not to exceed $500,000 as of the Closing Date.

      5.3 OmniPartners Covenants. To induce the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made elsewhere in this Agreement, between the date of this Agreement and the earlier of the Effective Time or termination of this Agreement pursuant to Article VIII, OmniPartners shall (a) not enter into any agreement to sell, transfer, pledge, hypothecate, or dispose of any shares of OmniAmerica Common Stock or OmniAmericaSub Common Stock, except pursuant to this Agreement, (b) not withdraw, rescind, change or modify its vote in favor of this Agreement, the Merger and other transactions contemplated by this Agreement, (c) not take, nor enter into any agreements to take, any action not in the ordinary course of business that will knowingly cause any of OmniPartners' representations or warranties to be untrue or incorrect in any material respect,


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






(d) not omit to take any commercially reasonable action that OmniPartners would take in the ordinary course of business, which omission will knowingly cause any of OmniPartners' representations or warranties to be untrue or incorrect in any material respect or (e) cause the HSW Merger to occur prior to the Effective Time.

      5.4 Omni/HSW Acquisition Covenants. To induce the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made elsewhere in this Agreement, between the date of this Agreement and the earlier of the Effective Time of the HSW Merger or termination of this Agreement pursuant to Article VIII, Omni/HSW Acquisition agrees, except as may be consented to by the other parties or as otherwise contemplated by this Agreement, as follows:

            5.4.1 Preservation of Vote. Omni/HSW Acquisition shall not withdraw, rescind, change or modify its vote in favor of this Agreement and other transactions contemplated by this Agreement.

            5.4.2 Conduct of Business. Unless otherwise expressly contemplated hereby (including the OmniAmerica Permitted Transactions) or approved in writing by STI, Omni/HSW Acquisition agrees that its businesses and operations shall be conducted only in, and it shall not take any material action except in, the ordinary course of business of the HSW Assets and consistent with past practice of the HSW Assets, including, without limitation, in material compliance with all applicable laws, rules and regulations, including the rules and regulations of the FAA and FCC. Without limitation, Omni/HSW Acquisition shall not take, nor enter into any agreements to take, any of the following actions except in each such case in connection with this Agreement or consented to in writing by STI (which consent may not be unreasonably withheld) or, in the case of actions described in clauses (a) - (c) of this Section 5.4.2, in the ordinary course of business consistent with past practice: (a) dispose of, or acquire, or agree to dispose of or acquire, any material assets, (b) incur any indebtedness for borrowed money, except for borrowings of up to $500,000, (c) pay any discretionary bonuses (other than bonuses already accrued on the date hereof) to, or alter the compensation or benefit of, any director, officer or employee,
(d) enter into any transaction or agreement with any Affiliate or associate (as defined in Rule 405 under the Securities Act), (e) institute any material reduction in force, (f) close any office, base or station, (g) take any action not in the ordinary course of business of the HSW Assets that will knowingly cause any of the representations or warranties of OmniPartners concerning Omni/HSW Acquisition to be untrue or incorrect in any material respect, (h) omit any commercially reasonable action that it would take in the ordinary course of business of the HSW Assets, which omission will knowingly cause any of the representations or warranties of OmniPartners concerning Omni/HSW Acquisition to be untrue or incorrect in any material respect, (i) declare, set aside or pay any dividends on, or make any distribution or payment with respect to, or redeem or repurchase, any shares of capital stock, options, warrants, or any securities convertible into or exchangeable for or exercisable for shares of capital stock of any such party, (j) amend its certificate of incorporation or bylaws or (k) issue any shares of capital stock of such party or


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






any securities, options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character whatsoever which provide for the purchase, issuance or transfer of any shares of capital stock, or any securities that are convertible into or exchangeable for any shares of capital stock of Omni/HSW Acquisition, or increase or decrease, change into or exchange any such shares for a different number or kind of shares or securities through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization.

      5.5 STI Covenants. To induce the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made elsewhere in this Agreement, between the date of this Agreement and the earlier of the Effective Time or termination of this Agreement pursuant to Article VIII, STI agrees, except as may be consented to by the other parties or as otherwise contemplated by this Agreement, as follows:

            5.5.1 Restriction on Transfers. STI shall not enter into any agreement to sell, transfer, pledge, hypothecate, or dispose of any shares of the Sub Common Stock, except pursuant to this Agreement.

            5.5.2 Preservation of Vote. STI shall not withdraw, rescind, change or modify its vote in favor of this Agreement, the Merger and other transactions contemplated by this Agreement.

            5.5.3 SEC Confirmation. STI shall use commercially reasonable efforts to obtain written confirmation from the SEC that it may satisfy the financial statement requirements of Item 7 of Form 8-K with respect to the HSW Assets by filing audited and pro forma statements of assets acquired and liabilities assumed and of revenues and direct expenses for each of the last three fiscal years (the "SEC Confirmation").

            5.5.4 Interim Financial Statements. STI shall deliver to OmniAmerica not later than the 45th Business Day after the end of each month, financial statements of the kind described in Section 4.3.6 for the month ended January 1998 and each subsequent month before Closing.

            5.5.5 Conduct of Business.  Unless otherwise expressly  contemplated hereby (including the STI Permitted Transactions) or approved in writing by OmniAmerica, OmniAmericaSub or OmniPartners, STI agrees that the businesses and operations of STI and the Sub shall be conducted only in, and STI and the Sub shall not take any material action except in, the ordinary course of business and consistent with past practice, including, without limitation, in material compliance with all applicable laws, rules and regulations, including the rules and regulations of the FAA and FCC. Without limitation, STI and the Sub shall not take, nor enter into any agreements to take, any of the following actions except in each such case in connection with this Agreement (including the STI Permitted Transactions) or consented to in writing by OmniAmerica, OmniAmericaSub or OmniPartners (which consent


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






may not be unreasonably withheld) or, in the case of actions described in clauses (a) - (c) of this Section 5.5.5, in the ordinary course of business consistent with past practice: (a) dispose of, or acquire, or agree to dispose of or acquire, any material assets, other than the STI Permitted Transactions,
(b) incur any indebtedness for borrowed money, except in the ordinary course pursuant to its existing lines of credit, (c) pay any discretionary bonuses (other than bonuses already accrued on the date hereof) to, or alter the compensation or benefit of, any director, officer or employee, (d) enter into any transaction or agreement with any Affiliate or associate (as defined in Rule 405 under the Securities Act), (e) institute any material reduction in force,
(f) close any office, base or station, (g) take any action not in the ordinary course of business that will knowingly cause any of such party's representations or warranties to be untrue or incorrect in any material respect, (h) omit any commercially reasonable action that such party would take in the ordinary course of business, which omission will knowingly cause any of such party's representations or warranties to be untrue or incorrect in any material respect,
(i) declare, set aside or pay any dividends on, or make any distribution or payment with respect to, or redeem or repurchase, any shares of capital stock, options, warrants, debt securities, or any securities convertible into or exchangeable for or exercisable for shares of capital stock of any of such party or take any other actions which would have a similar effect, (j) amend STI's articles of incorporation or bylaws or the Sub's certificate of incorporation or bylaws or (k) issue any shares of capital stock of such party or its Subsidiaries or any securities, options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character whatsoever which provide for the purchase, issuance or transfer of any shares of capital stock, or any securities that are convertible into or exchangeable for any shares of capital stock or increase or decrease, change into or exchange any such shares for a different number or kind of shares or securities through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization. Notwithstanding the foregoing, the parties hereto expressly agree that STI and the Sub shall be entitled to enter into agreements to build towers for themselves or third parties, provided that each such agreement would not be required to be disclosed in a filing with the SEC pursuant to Item 601(b)(10) of Regulation S-K promulgated pursuant to the Securities Act.

            5.5.6 Compliance with Nevada Corporation Law. STI agrees to take all necessary action to ensure that the Merger and the other transactions contemplated by the Merger Agreement will be exempt from the provisions of Sections 78.378 to 78.3793 of the Nevada Revised Statutes.

                                  ARTICLE VI
                        CONDITIONS PRECEDENT TO CLOSING

      6.1  Conditions   Precedent  to  Obligations  of  STI  and  the  Sub.  The
obligations of STI and the Sub under this Agreement shall be subject to the fulfillment of each and all of the following conditions at or before the Closing (unless an earlier time is specified in this Agreement, in which case on or before such earlier time), each of which is individually hereby deemed material, and any one or more of which may be waived in writing by STI:


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







            6.1.1 Representations and Warranties. Each of the representations and warranties made by OmniAmerica, OmniAmericaSub and OmniPartners contained in this Agreement shall be true and correct as of the date when made and (except for changes contemplated by this Agreement and except to the extent any such representation or warranty speaks of an earlier date, in which case such representation or warranty shall have been true and correct as of such date) shall be true and correct on and as of the Closing Date to the same extent and with the same effect as if made on and as of the Closing Date; provided, that this condition shall be deemed to be satisfied notwithstanding that any representation or warranty may not be true and correct so long as the same shall not reasonably be expected to have a Material Adverse Effect on OmniAmerica.

            6.1.2 Performance by OmniAmerica, OmniAmericaSub and OmniPartners. OmniAmerica, OmniAmericaSub and OmniPartners each shall have fully performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date (unless an earlier time is specified in this Agreement, in which case on or before such earlier time), including, without limitation, the execution and delivery by it of all documents and instruments required under the terms of
Article VII of this Agreement; provided, that this condition shall be deemed to be satisfied notwithstanding that any such obligation (other than the delivery of the documents under Article VII) shall not have been so performed or complied with so long as the same shall not reasonably be expected to have a Material Adverse Effect on OmniAmerica.

            6.1.3 Regulatory Approvals and Consents. There shall have been duly and validly obtained all consents, approvals, authorizations, permits and orders of all federal, state, foreign and other governmental regulatory agencies required in connection with this Agreement and the consummation of the transactions contemplated hereby, including under the HSR Act, the OmniAmerica Consents, the OmniPartners Consents, the STI Consents and all consents, approvals, authorizations, permits and orders shall be in full force and effect as of the Closing Date, except in each case for any consents, approvals, authorizations, permits or orders the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect on OmniAmerica.

            6.1.4 No Court Orders. On the Closing Date, there shall be no effective injunction, writ, temporary restraining order or any order of any nature issued by any Governmental Entity of competent jurisdiction (i) directing that the transactions contemplated herein or any of them not be consummated as herein provided or (ii) awarding damages or any other remedy to any Person with respect to any of the transactions contemplated hereby, nor shall any Proceeding by any Governmental Entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered or enforced which makes the consummation of the Merger illegal.

            6.1.5 No Material Adverse Change. There shall not have occurred since the date hereof any change, effect, event or occurrence in the business, properties, assets, condition (financial or otherwise), prospects or results of operations of OmniAmerica,


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






OmniAmericaSub or OmniPartners, except for such changes, effects, events or occurrences that do not have, and cannot reasonably be expected to have, a Material Adverse Effect on OmniAmerica.

            6.1.6 Certificates of OmniAmerica, OmniAmericaSub and OmniPartners. OmniAmerica shall have provided to STI a certificate, dated the Closing Date, executed by OmniAmerica confirming that the conditions in Section 6.1.1 and
Section 6.1.2 as to OmniAmerica have been satisfied. OmniAmericaSub shall have provided to STI a certificate, dated the Closing Date, executed by OmniAmericaSub confirming that the conditions in Section 6.1.1 and Section 6.1.2 as to OmniAmericaSub have been satisfied. OmniPartners shall have provided to STI a certificate, dated the Closing Date, executed by OmniPartners confirming that the conditions in Section 6.1.1 and Section 6.1.2 as to OmniPartners have been satisfied.

            6.1.7 Opinion of OmniAmerica's Counsel. OmniAmerica shall have delivered to STI at the Closing the opinion of OmniAmerica's counsel, Weil, Gotshal & Manges LLP, which opinion shall be dated the Closing Date and addressed to STI, substantially in the form attached hereto as Exhibit 6.1.7.

            6.1.8 Audited Financial Statements and Auditors' Consents. OmniAmerica shall have delivered to STI the Audited Financial Statements and STI shall have no reasonable reason to believe that it will not receive the Auditors' Consents when necessary to make its SEC Filings.

            6.1.9 Good Standing. OmniAmerica shall have furnished to STI at the Closing certificates of the appropriate governmental officials, dated within thirty (30) days of the Closing Date, confirming that OmniAmerica is in good standing and is duly qualified to transact business in the State of Delaware and in each jurisdiction listed as a foreign jurisdiction on the Disclosure Schedule and that OmniAmericaSub is in good standing and is duly qualified to transact business in the State of Delaware and in each jurisdiction listed as a foreign jurisdiction on the Disclosure Schedule, unless the failure to be in good standing or so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on OmniAmerica.

            6.1.10 Related Agreements. The parties to the Related Agreements (other than STI and the Sub) shall have executed and delivered the Related Agreements to which each is a party; provided, however, that only OmniPartners, HMTF, Carl E. Hirsch, Anthony S. Ocepek and Jerome C. Kline shall be required to execute and deliver the Post-Merger Stockholders Agreement.

            6.1.11 Termination of Affiliate Contracts. All OmniAmerica Affiliate Contracts shall have been terminated.



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






            6.1.12 Fairness Opinion. The Fairness Opinion shall not have been withdrawn or materially and adversely modified.

            6.1.13  HMTF Affiliate.  OmniPartners shall be an Affiliate of HMTF.

            6.1.14 No Foreseen Material Adverse Effect. STI shall not have a reasonable belief that the acquisition of the Acquired Businesses in accordance with the terms and conditions of this Agreement and the Related Agreements will or reasonably could result in STI becoming liable for any of the Acquired Businesses' liabilities or obligations of any nature (whether or not accrued, contingent or otherwise, and whether due or to become due) related to periods prior to OmniAmerica's or OmniAmericaSub's acquisition of the related Acquired Business (other than such liabilities and obligations as are included in the OmniAmerica Financial Statements) which in the aggregate will or reasonably could result in a Material Adverse Effect on STI.

            6.1.15 Receipt of SEC Confirmation. STI shall have received the SEC Confirmation.

            6.1.16 Short-Term Liabilities. OmniAmericaSub's aggregate accounts payable and other short-term liabilities (other than liabilities for unearned revenue) that would be set forth on a balance sheet of OmniAmerica dated the Closing Date shall not exceed $500,000 (not including expenses incurred in connection with or related to the Merger), all of which shall have been incurred in the ordinary course of business.

            6.1.17 HSW Merger. The HSW Merger shall have been consummated prior to the Effective Time.

      6.2 Conditions Precedent to Obligations of OmniAmerica, OmniAmericaSub and OmniPartners. The obligations of OmniAmerica, OmniAmericaSub and OmniPartners under this Agreement shall be subject to the fulfillment of each and all of the following conditions at or before the Closing (unless an earlier time is specified in this Agreement, in which case on or before such specified time), each of which is individually hereby deemed material, and any one or more of which may be waived in writing by OmniAmerica, OmniAmericaSub or OmniPartners.

            6.2.1 Representations and Warranties. Each of the representations and warranties made by STI and the Sub contained in this Agreement shall be true and correct as of the date when made and (except for changes contemplated by this Agreement and except to the extent that any such representation or warranty speaks of an earlier date, in which case such representation or warranty shall have been true and correct as of such date) shall be true and correct on and as of the Closing Date to the same extent and with the same effect as if made on and as of the Closing Date; provided, that this condition shall be deemed to be satisfied notwithstanding that any representation or warranty may not be true and correct so long as the same shall not reasonably be expected to have a Material Adverse Effect on STI.


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







            6.2.2 Performance by STI and the Sub. STI and the Sub each shall have fully performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date (unless an earlier time is specified in this Agreement, in which case on or before such earlier time), including without limitation, the execution and delivery by it of all documents and instruments required under the terms of Article VII of this Agreement; provided, that this condition shall be deemed to be satisfied notwithstanding that any such obligation (other than the delivery of the documents under Article VII) shall not have been so performed or complied with so long as the same shall not reasonably be expected to have a Material Adverse Effect on STI.

            6.2.3 Regulatory Approvals and Consents. There shall have been duly and validly obtained all consents, approvals, authorizations, permits and orders of all federal, state, foreign and other governmental regulatory agencies required in connection with this Agreement and the consummation of the transactions contemplated hereby, including under the HSR Act, the OmniAmerica Consents, the OmniPartners Consents, the STI Consents and all such consents, approvals, authorizations, permits and orders shall be in full force and effect as of the Closing Date, except in each case for any consent, approval, authorization, permit or order the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect on STI.

            6.2.4 No Court Orders. On the Closing Date, there shall be no effective injunction, writ, temporary restraining order or any order of any nature issued by any Governmental Entity of competent jurisdiction (i) directing that the transactions contemplated herein or any of them not be consummated as herein provided or (ii) awarding damages or any other remedy to any Person with respect to any of the transactions contemplated hereby, nor shall any Proceeding by any Governmental Entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered or enforced which makes the consummation of the Merger illegal.

            6.2.5 No Material Adverse Change. There shall not have occurred since the date hereof any change, effect, event or occurrence in the business, properties, assets, condition (financial or otherwise), prospects or results of operations of STI, except for such changes, effects, event or occurrences that do not have, and cannot reasonably be expected to have, a Material Adverse Effect on STI.

            6.2.6 Certificates of STI and the Sub. STI and the Sub shall have furnished to OmniAmerica certificates, dated the Closing Date, executed by STI and the Sub, respectively, confirming that the conditions in Section 6.2.1 and
Section 6.2.2 have been satisfied.

            6.2.7 Opinions of STI's Counsel. STI shall have delivered to OmniPartners at the Closing the opinions of STI's counsel, Haynes and Boone, LLP and Jones, Vargas, which opinions shall be dated the Closing Date and addressed to OmniPartners, substantially in the forms attached hereto as Exhibit 6.2.7(a) and Exhibit 6.2.7(b), respectively.



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






            6.2.8 Good Standing. STI shall have furnished to OmniAmerica at the Closing certificates of the appropriate governmental officials, dated within fifteen (15) days of the Closing Date, confirming (a) that STI is in good standing and duly qualified to transact business in the State of Nevada, (b) that the Sub is in good standing and duly qualified to transact business in the State of Delaware and (c) that STI and the Sub are in good standing and are duly qualified to transact business in each jurisdiction listed as a foreign jurisdiction on the Disclosure Schedule, unless the failure to be in good standing or so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on STI.

            6.2.9 Related Agreements. The parties to the Related Agreements (other than OmniAmerica, OmniAmericaSub, OmniPartners and HM Partners) shall have executed and delivered the Related Agreements to which each is a party; provided, however, that only Budagher and Carpenter shall be required to execute and deliver the Post-Merger Stockholders Agreement.

            6.2.10 Tax Opinion. OmniAmerica shall have received an opinion of Weil, Gotshal & Manges LLP or other law or professional service firm reasonably acceptable to OmniAmerica, substantially in the form of Exhibit 6.2.10(a), which opinion shall be based upon certificates of OmniAmerica, OmniPartners and STI substantially in the forms (respectively) of Exhibit 6.2.10(b), Exhibit 6.2.10(c) and Exhibit 6.2.10(d).


                                  ARTICLE VII
                       CLOSING AND DELIVERY OF DOCUMENTS

      At the Closing, the following shall occur as a single integrated transaction:

      7.1 Deliveries by OmniAmerica, OmniAmericaSub and OmniPartners. At the Closing, OmniAmerica, OmniAmericaSub and OmniPartners shall use commercially reasonable efforts to deliver or cause to be delivered to STI the following items:

          (a) The stock certificates representing the OmniAmerica Common Stock;

          (b) The opinion of OmniAmerica's counsel described in Section 6.1.7;

          (c) Copies of the OmniAmerica Consents and the OmniPartners Consents;

          (d) The certificates identified in Section 6.1.6 hereof;

          (e) The good standing certificates identified in Section 6.1.9 hereof; and

          (f) Copies, certified or otherwise identified to STI's satisfaction, of all corporate documents that STI shall reasonably request, including resolutions of the


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     board of directors (or a written  consent in lieu  thereof) of  OmniAmerica and resolutions of the sole stockholder (or a written consent in lieu thereof) of OmniAmerica, dated on or before the date hereof to authorize this Agreement, the Merger, the Related Agreements and the transactions and other acts contemplated either by this Agreement or the Related Agreements.

      7.2 Delivery by STI. At the Closing, STI shall deliver or cause to be delivered to OmniPartners the following items:

          (a) The Merger Consideration in accordance with Section 3.2;

          (b) The opinions of STI's counsel described in Section 6.2.7;

          (c) Copies of the STI Consents;

          (d) The certificates identified in Section 6.2.6 hereof;

          (e) Evidence of payment of the Wasserstein Perella & Co. fee;

          (f) The good standing certificates identified in Section 6.2.8 hereof; and

          (g) Copies, certified or otherwise identified to OmniPartners' satisfaction, of all corporate documents that OmniPartners shall reasonably request, including resolutions of the boards of directors (or written consents in lieu thereof) of STI and the Sub and a written consent of the sole stockholder of the Sub, dated on or before the date hereof to authorize this Agreement, the Merger, the Related Agreements and the transactions and other acts contemplated either by this Agreement or the Related Agreements.

      7.3 Related Agreements. At the Closing, the parties, as appropriate, shall execute and deliver the following documents (the "Related Agreements"):

            (a) A Post-Merger Stockholders Agreement, effective as of the Closing Date, among Budagher, Carpenter, OmniPartners, STI and the other parties thereto, the form of which is attached as Exhibit 7.3(a).

            (b) A Monitoring and Oversight Agreement, effective as of the Closing Date, among STI, the Sub, OmniAmerica, OmniAmericaSub, HM Partners and the other parties thereto, the form of which is attached as Exhibit 7.3(b).

            (c) A Financial Advisory Agreement, effective as of the Closing Date, among STI, the Sub, OmniAmerica, OmniAmericaSub, HM Partners and the other parties thereto, the form of which is attached as Exhibit 7.3(c).



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







                                 ARTICLE VIII
                                  TERMINATION

      8.1 Reasons for Termination. This Agreement may be terminated and the Merger abandoned before the Closing as follows:

            8.1.1 By Mutual Consent. By the mutual written consent of the parties.

            8.1.2  By STI.  So long  as STI or the Sub is not  then in  material breach of its obligations hereunder, by STI after compliance with the procedure set forth in this Article, if (i) any of OmniAmerica's, OmniAmericaSub's or OmniPartners' representations or warranties contained herein is untrue or incorrect and the basis for such untruth or incorrectness has caused, or is reasonably likely to cause, STI, OmniAmerica or OmniAmericaSub to suffer a Material Adverse Effect, (ii) OmniAmerica, OmniAmericaSub or OmniPartners fails to perform any of its covenants or agreements contained herein and such Breach has caused, or is reasonably likely to cause, STI, OmniAmerica or OmniAmericaSub to suffer a Material Adverse Effect, (iii) any Governmental Entity shall have issued an order, injunction, decree or ruling or taken any other action permanently enjoining, restraining or otherwise permanently prohibiting the Merger and such order, injunction, decree, ruling or other action shall have become final and nonappealable (other than an order arising as a result of litigation between or in respect of STI and its stockholders); provided, that such order, injunction, decree, ruling or other action does not result primarily from acts or omissions not in the ordinary course of business following the date hereof on the part of STI or its Affiliates in conducting STI's operations and activities, or (iv) any of the conditions to the consummation by STI or the Sub of the transactions provided for herein shall have become impossible to satisfy; provided, that a willful material Breach of this Agreement by OmniAmerica, OmniAmericaSub or OmniPartners that is reasonably likely to result in a Material Adverse Effect on OmniAmerica, OmniAmericaSub or OmniPartners shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this
Section 8.1.2. In addition, STI may terminate this Agreement immediately without complying with the provisions of Sections 8.2 or 8.3 if (i) STI's Board of
Directors reasonably believes that an Acquisition Proposal is a Superior Proposal and (ii) the ten Business Day period referred to in Section 5.1.3 has expired; provided, that notwithstanding the foregoing, the provisions of Section
8.6 shall expressly survive. Further, STI may terminate this Agreement immediately without complying with the provisions of Sections 8.2 or 8.3 if the condition contained in Section 6.2.10 is not satisfied and all other conditions set forth in Section 6.2 are, or are able to be, satisfied.

            8.1.3 By OmniAmerica. So long as OmniAmerica, OmniPartners or OmniAmericaSub is not then in material breach of its obligations hereunder, by OmniAmerica after compliance with the procedure set forth in this Article, if
(i) any of STI's or the Sub's representations or warranties contained herein is untrue or incorrect and the basis for such untruth or incorrectness has caused, or is reasonably likely to cause, STI, OmniAmerica or OmniAmericaSub to suffer a Material Adverse Effect, (ii) STI or the Sub fails to perform any of its covenants or agreements contained herein and such Breach has caused, or is reasonably


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likely to cause, STI, OmniAmerica or OmniAmericaSub to suffer a Material Adverse
Effect, (iii) any Governmental Entity shall have issued an order, injunction, decree or ruling or taken any other action permanently enjoining, restraining or otherwise permanently prohibiting the Merger and such order, injunction, decree, ruling or other action shall have become final and nonappealable (other than an order arising as a result of litigation between or in respect of OmniAmerica and its Affiliates); provided that such order, injunction, decree, ruling or other action does not result primarily from acts or omissions not in the ordinary course of business following the date hereof on the part of OmniAmerica or its Affiliates in conducting OmniAmerica's operations and activities, or (iv) any of
the  conditions  to  the   consummation   by  OmniAmerica,   OmniAmericaSub   or
OmniPartners of the transactions provided for herein shall become impossible to satisfy; provided, that a Material Breach Termination by STI or the Sub that is reasonably likely to result in a Material Adverse Effect on STI or the Sub shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.1.3.

            8.1.4 Drop-Dead Date. By OmniAmerica or STI if the Closing shall not have occurred by the Termination Date, provided, such date shall be extended by the number of days, if any, to cure any matter that is the subject of a notice under Section 8.3 (STI Termination Procedure) or Section 8.4 (OmniAmerica Termination Procedure).

      8.2 Notice of Problems. Each party will promptly give written notice to the other parties when any of them becomes aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any fact or event that would cause or constitute, or would be likely to cause or constitute (a) any of its representations or warranties contained herein being untrue or incorrect in any material respect, (b) its failure to perform in any material respect any of its covenants or agreements contained herein or (c) any of the conditions to Closing set forth in Article VI it must satisfy being or becoming impossible to satisfy. No such notice shall affect the representations, warranties, covenants, agreements or conditions of the parties hereunder or their liability therefor, or prevent any party from relying on the representations and warranties contained herein.

      8.3 STI Termination Procedure. If STI discovers, by reason of a notice given pursuant to this Agreement or otherwise, that (a) any of OmniAmerica's, OmniAmericaSub's or OmniPartners' representations or warranties is untrue or incorrect when made and the basis for such untruth or incorrectness has caused, or is reasonably likely to cause, STI, OmniAmerica or OmniAmericaSub to suffer a Material Adverse Effect, (b) OmniAmerica, OmniAmericaSub or OmniPartners has failed to perform any of its covenants or agreements contained herein in any material respect, and such Breach has caused, or is reasonably likely to cause, STI, OmniAmerica or OmniAmericaSub to suffer a Material Adverse Effect or (c) any of the conditions to STI's or the Sub's obligations to consummate the transactions provided for herein have become impossible to satisfy, then STI may deliver a notice to OmniAmerica of such event, specifying the factual basis therefor in reasonable detail. OmniAmerica, OmniAmericaSub and OmniPartners shall have the right to cure any matter referred to in clause (a) or (b) of this Section within fifteen (15) Business Days following the date of delivery


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






of such notice. Upon such notice and, in the case of clause (a) or (b), upon OmniAmerica's, OmniAmericaSub's and OmniPartners' failure to cure, STI may terminate this Agreement by giving a notice of termination to OmniAmerica.

      8.4 OmniAmerica's Termination Procedure. If OmniAmerica, OmniAmericaSub or OmniPartners discovers, by reason of a notice given pursuant to this Agreement or otherwise, that (a) any of STI's or the Sub's representations or warranties is untrue or incorrect when made and the basis for such untruth or incorrectness has caused, or is reasonably likely to cause, STI, OmniAmerica or OmniAmericaSub to suffer a Material Adverse Effect, (b) STI or the Sub has failed to perform any of its covenants or agreements contained herein in any material respect and such Breach has caused, or is reasonably likely to cause, STI, OmniAmerica or OmniAmericaSub to suffer a Material Adverse Effect or (c) any of the conditions to OmniAmerica's, OmniAmericaSub's or OmniPartners' obligations to consummate the transactions provided for herein has become impossible to satisfy, then OmniAmerica may deliver a notice to STI of such event, specifying the factual basis therefor in reasonable detail. STI and the Sub shall have the right to cure any matter referred to in clause (a) or (b) of this Section within fifteen
(15) Business Days following the date of delivery of such notice. Upon such notice and, in the case of clause (a) or (b), upon STI's and the Sub's failure to cure, OmniAmerica may terminate this Agreement by giving a notice of termination to STI.

      8.5 Effect of Termination. Upon termination of this Agreement pursuant to this Article, no party shall have any liability or continuing obligation to another party arising out of this Agreement, or out of actions taken in connection with this Agreement, except that Sections 8.5 and 8.6 and Article IX shall survive termination of this Agreement. Notwithstanding the foregoing, termination of this Agreement shall not relieve any party from its liability for the Breach, prior to termination, of its covenants or agreements.

Termination Fee. In the event the Merger and the transactions contemplated by this Agreement have not been consummated on or prior to June 30, 1998 or as extended by mutual agreement of the parties hereto (the "Termination Date") and
(a) such failure is the result of STI's willful material Breach (a "Material Breach Termination"), or, (b) in the alternative, STI (i) determines to accept an Acquisition Proposal at any time prior to the Termination Date (a "Pre-Termination Date Termination"), or (ii) enters into an Acquisition Proposal within twelve (12) months from the Termination Date with any party with whom it has had discussions regarding an Acquisition Proposal prior to the Termination Date (or with any party that initiates an Acquisition Proposal subsequent to the Termination Date to overbid an Acquisition Proposal initiated prior to the Termination Date) (a "Post-Termination Date Termination"), STI will pay to OmniAmerica on the Applicable Date (as defined below) in cash by wire transfer of immediately available funds to an account designated by OmniAmerica a termination fee in an amount equal to $4.5 million, plus reasonable documented out-of-pocket expenses (the "STI Termination Fee") incurred by OmniAmerica in connection with the transactions contemplated hereby. "Applicable Date" means
(i) in the case of a Material Breach Termination or a Pre-Termination Date Termination, concurrently with such termination, or (ii) in the case of a Post-Termination Date Termination, upon consummation of any such Acquisition Proposal. In


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the event the Merger and the  transactions  contemplated  by this Agreement have not been consummated on or prior to the Termination Date and such failure is the result of OmniAmerica's willful material Breach, OmniAmerica will pay to STI in cash by wire transfer of immediately available funds to an account designated by STI a termination fee in an amount equal to $4.5 million, plus reasonable documented out-of-pocket expenses (the "OmniAmerica Termination Fee") incurred by STI in connection with the transactions contemplated hereby concurrently with such termination. STI's receipt of the OmniAmerica Termination Fee shall be STI's, the Sub's and their Affiliates' sole and exclusive remedy for a willful
material   breach  of  the   representations   or  warranties  of   OmniAmerica,
OmniAmericaSub or OmniPartners. OmniAmerica's receipt of the STI Termination Fee shall be OmniAmerica's, OmniAmericaSub's, OmniPartners' and their Affiliates' sole and exclusive remedy for a willful material breach of the representations or warranties of STI or the Sub. Except as provided in this Section 8.6, each party's remedies for a Breach of this Agreement shall be cumulative rather than mutually exclusive.


                                  ARTICLE IX
                                 MISCELLANEOUS

      9.1   [Intentionally Deleted]

      9.2 Survival. The representations and warranties required to be made by STI, the Sub, OmniAmerica, OmniAmericaSub and OmniPartners, respectively, in this Agreement, or in any certificate delivered by STI, the Sub, OmniAmerica, OmniAmericaSub or OmniPartners, respectively, pursuant hereto will not survive the Closing; provided, that the representation and warranty of STI contained in
Section 4.3.2 shall survive the Closing indefinitely; provided further, the representations and warranties of STI set forth in Section 4.3.29 shall survive the Closing until December 31, 1998 (the "Survival Period"). Notwithstanding any provision to the contrary herein, no party hereto shall have any liability following Closing for a Breach of this Agreement prior to Closing; provided, that (i) STI shall be liable to OmniPartners, its successors and assigns, following Closing for a Breach of Section 4.3.2, which shall survive indefinitely, and (ii) STI shall be liable to OmniPartners, its successors and assigns, following Closing for a Breach of Section 4.3.29 for the term of the Survival Period.

      9.3 Expenses. If the transactions contemplated hereby are not consummated, each of the parties hereto shall bear all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys' and accountants' fees) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and, to the extent practical, all such fees and expenses of the parties hereto shall be paid prior


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to Closing.  If the transactions  contemplated  hereby are consummated,  STI and
OmniAmerica shall bear all the foregoing fees and expenses.

      9.4 Notices. Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by prepaid telex or telecopy or delivered or mailed by certified mail, postage prepaid, with return receipt requested, to the following addresses:

      If to OmniAmerica             OmniAmerica, Inc.
      or OmniAmericaSub             11111 Santa Monica Blvd.
                                    Los Angeles, California  90025
                                    Attention:  Carl E. Hirsch
                                    Telephone:  (310) 478-1111
                                    Telecopy:   (310) 445-4606

      With copies to:               Hicks, Muse, Tate & Furst Incorporated
                                    200 Crescent Court, Suite 1600
                                    Dallas, Texas  75201
                                    Attention:  Lawrence D. Stuart, Jr.
                                                Daniel S. Dross
                                    Telephone:  (214) 740-7300
                                    Telecopy:   (214) 740-7313

                                    and

                                    Weil, Gotshal & Manges LLP
                                    100 Crescent Court, Suite 1300
                                    Dallas, Texas  75201
                                    Attention:  Mary R. Korby, Esq.
                                    Telephone:  (214) 746-7700
                                    Telecopy:   (214) 746-7777

      If to OmniPartners or         HMTF/Omni Partners, L.P.
      Omni/HSW Acquisition:         200 Crescent Court, Suite 1600
                                    Dallas, Texas  75201
                                    Attention:  Lawrence D. Stuart, Jr.
                                                Daniel S. Dross
                                    Telephone:  (214) 740-7300
                                    Telecopy:   (214) 740-7313



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      With copies to:               Hicks, Muse, Tate & Furst Incorporated
                                    200 Crescent Court, Suite 1600
                                    Dallas, Texas  75201
                                    Attention:  Lawrence D. Stuart, Jr.
                                                Daniel S. Dross
                                    Telephone:  (214) 740-7300
                                    Telecopy:   (214) 740-7313

                                    and

                                    Weil, Gotshal & Manges LLP
                                    100 Crescent Court, Suite 1300
                                    Dallas, Texas  75201
                                    Attention:  Mary R. Korby, Esq.
                                    Telephone:  (214) 746-7700
                                    Telecopy:   (214) 746-7777

      If to STI or the Sub:         Specialty Teleconstructors, Inc.
                                    12001 Highway 14 North
                                    Cedar Crest, New Mexico  87008
                                    Attention:  Michael R. Budagher
                                                Jeffrey A. Howard
                                    Telephone:  (505) 281-2197
                                    Telecopy:   (505) 281-8652

      With a copy to:               Greg R. Samuel, Esq.
                                    Haynes and Boone, LLP
                                    901 Main Street, Suite 3100
                                    Dallas, Texas 75202-3789
                                    Telephone:  (214) 651-5000
                                    Telecopy:   (214) 200-0577

      The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon the second Business Day following deposit thereof in the United States mail. If notice is given by telex or telecopy in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt.

      9.5 Entire Agreement. This Agreement (together with the Disclosure Schedules, the Subsequent Disclosure Schedules and exhibits hereto), the Related Agreements, and the other documents delivered pursuant hereto and referenced herein set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and


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supersede all other prior agreements, arrangements and understandings related to the subject matter hereof, including without limitation, (i) that certain letter agreement dated January 13, 1998 by and between STI and OmniAmerica, (ii) the Confidentiality Agreements between OmniAmericaSub and STI dated October 29, 1997 and October 31, 1997 and (iii) the Prior Merger Agreement. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto with respect to the subject matter hereof which is not embodied in this Agreement, and no party hereto shall be
bound  by  or  liable  for  any  alleged  understanding,   promise,  inducement,
statement, representation, warranty, covenant or condition not so set forth with respect to the subject matter hereof.

      9.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.7 Incorporated by Reference. The Disclosure Schedules and Subsequent Disclosure Schedules are incorporated as a part of this Agreement by reference.

      9.8 Number and Gender of Words. When the context so requires in this Agreement, words of any gender shall include either or both of the other genders and the singular number shall include the plural.

      9.9 Execution of Additional Documents. Each party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

      9.10 Finders' and Related Fees. Each of the parties hereto is responsible for, and shall indemnify the other parties against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby, including, without limitation, any fee payable by STI to Wasserstein, Perella & Co.

      9.11 Interpretation. References to "Sections" herein are references to sections of this Agreement. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

      9.12 No Third Party Beneficiary, Etc. Except as otherwise expressly provided for herein, there shall be no third party beneficiary of this Agreement and this Agreement shall not inure to the benefit of, be enforceable by, or create any right or cause of action in any Person other than the parties hereto and their heirs, executors, administrators, legal representatives, successors and permitted assigns.



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      9.13  Reformation;  Severability.  In case any  provision  hereof shall be invalid, illegal or unenforceable, such provision shall be reformed to best effectuate the intent of the parties and permit enforcement thereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If such provision is not capable of reformation, it shall be severed from this Agreement and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      9.14 Binding Effect and Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, administrators, legal representatives and permitted assigns. This Agreement, and the rights and obligations created hereunder, may not be transferred or assigned by any party without the prior written consent of the other parties.

      9.15 Public Announcements. Any public announcement or similar publicity with respect to this Agreement will be issued, if at all, at such time and in such manner as STI determines; provided, that OmniAmerica will be given a copy of such press release a reasonable time in advance of the issuance of such proposed press release. Unless consented to by STI in advance or required by legal requirements, prior to the Closing, OmniAmerica, OmniAmericaSub and OmniPartners shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person.

      9.16  Confidentiality.  Between the date of this Agreement and for the two
(2) year period following (i) termination of this Agreement pursuant to Article VIII or (ii) Closing, STI, the Sub, OmniAmerica, OmniAmericaSub and OmniPartners will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors (the "Representatives") to maintain in confidence, any written, oral, electronic, or other information of every kind (including all analyses, compilations, forecasts, studies or other documents prepared by a receiving party that contain or in any way reflect Confidential Information) that has been or may be furnished by either party or its Representatives obtained in confidence (the "Confidential Information") from another party to this Agreement (the "Disclosing Party"), and will not use, and will cause their respective Representatives not to use, any such information except for the purpose of this Agreement or in connection with any Proceedings between any of the parties, unless (a) such information is already known to such party and such party is not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary in making any release, report, filing (including filings with the SEC or, if required by applicable law, release required by the NASDAQ Stock Market) or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by Proceedings. Each party shall only reveal Confidential Information of the Disclosing Party to the receiving party's Representatives (a) who reasonably need to have the Confidential Information for purposes of evaluating the potential Merger and (b) who are aware of the confidential nature of the Confidential Information and of this Section 9.16. Each party shall cause its Representatives to observe the restrictions of this Section 9.16 and shall be responsible for any Breach of this Section 9.16 by


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






its Representatives. If this Agreement is terminated for any reason, each party must promptly return to the Disclosing Party all Confidential Information obtained from the Disclosing Party that is by nature returnable, and each receiving party will thereafter continue to comply with its obligations under this Section 9.16.

      9.17  No Other Representation.

            (a) Notwithstanding anything to the contrary contained in this Agreement, STI and the Sub acknowledge and agree that except for the representations and warranties made by OmniAmerica and OmniAmericaSub in
      Section 4.1 hereof and OmniPartners in Section 4.2, that none of OmniAmerica, OmniAmericaSub or OmniPartners has made any other representations or warranties of any kind (including any representation or warranty with respect to any projections, forecasts or forward looking statements relating to OmniAmerica and OmniAmericaSub, or any other information that may have been provided to STI and the Sub in connection with the transactions contemplated hereby and neither STI nor the Sub has relied upon any projections, forecasts or other information).

            (b) The limitations on STI's and the Sub's claims, rights and remedies set forth in this Agreement are a material consideration for OmniAmerica's, OmniAmericaSub's and OmniPartners' willingness to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby.

            (c) Notwithstanding anything to the contrary contained in this Agreement, OmniAmerica, OmniAmericaSub and OmniPartners acknowledge and agree that except for the representations and warranties made by STI in
      Section 4.3 and the Sub in Section 4.4 hereof, that neither STI nor the Sub has made any other representations or warranties of any kind (including any representation or warranty with respect to any projections, forecasts or forward looking statements relating to STI or the Sub, or any other information that may have been provided to OmniAmerica,
      OmniAmericaSub and OmniPartners in connection with the transactions contemplated hereby and none of OmniAmerica, OmniAmericaSub or OmniPartners has relied upon any projections, forecasts or other information).

            (d) The limitations on OmniAmerica's, OmniAmericaSub's and OmniPartners' claims, rights and remedies set forth in this Agreement are a material consideration for STI's and the Sub's willingness to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby.

            (e) Whether or not the Closing shall occur, no incorporator, director, officer, employee of STI, the Sub, OmniAmerica, OmniAmericaSub or OmniPartners (in each case solely in their capacities as such) shall have any liability to any Person under the terms of this Agreement or as a result of the transactions contemplated hereby, and no recourse of any kind shall be had by the parties hereto against any such incorporator, director, officer, employee of STI, the Sub, OmniAmerica, OmniAmericaSub or OmniPartners (in each case solely in their capacities as such) whether by virtue of any constitutional provision or statute or rule of law, or by enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the parties hereto to the fullest extent permitted by law as part of the consideration of entering into this Agreement.

      9.18 Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      9.19 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.20 Governing Law. This Agreement and the Related Agreements shall be governed by, construed, interpreted and applied in accordance with the laws of the State of Texas, without giving effect to any conflict of laws rules that would refer the matter to the laws of another jurisdiction.

      Each party hereto hereby irrevocably submits to the jurisdiction of the United States District Court for the Northern District of Texas and, if such court does not have jurisdiction, of the courts of the State of Texas in Dallas County, for the purposes of any action arising out of this Agreement or any of the Related Agreements, or the subject matter hereof or thereof, brought by any other party.

      To the extent permitted by applicable law, each party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (i) that it is not subject to the jurisdiction of the above-named courts, (ii) that the action is brought in an inconvenient forum,
(iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or
(v) that this Agreement or any of the Related Agreements or the subject matter hereof or thereof may not be enforced in or by such courts.




                                    * * * * *

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written hereinabove.

                                 SPECIALTY TELECONSTRUCTORS, INC.


                                 By:  /s/ Jeffrey A. Howard
                                    -----------------------------
                                    Jeffrey A. Howard
                                    Vice President and Chief Financial Officer


                                 OAI ACQUISITION CORP.


                                 By:   /s/ Jeffrey A. Howard
                                    -----------------------------
                                    Jeffrey A. Howard
                                    Vice President and Chief Financial Officer


                                 OMNIAMERICA HOLDINGS CORPORATION


                                 By:   /s/ Daniel S. Dross
                                    -----------------------------
                                    Daniel S. Dross
                                    Vice President and Secretary


                                 OMNIAMERICA, INC.


                                 By:   /s/ Daniel S. Dross
                                    -----------------------------
                                    Daniel S. Dross
                                    Vice President, Secretary and Treasurer


                                 OMNI/HSW ACQUISITION, INC.


                                 By:   /s/ Daniel S. Dross
                                    -----------------------------
                                    Daniel S. Dross
                                    Vice President, Secretary and Treasurer

                                 HMTF/OMNI PARTNERS, L.P.

                                 By: HM3/OMNIAMERICA PARTNERS, LLC, its
                                     general partner


                                 By:   /s/ Daniel S. Dross
                                    -----------------------------
                                     Daniel S. Dross
                                     Vice President, Secretary and Treasurer

                       EXHIBIT (ix)--HSW Merger Agreement

                         Form of HSW Merger Agreement

                               EXHIBIT (x)--Liens

                   List of Owner Policies of Title Insurance


                              Title Policies

                              Ardman Broadcasting Corporation
                              Beeline
                              TowerCom, Limited (Tampa)
                              H.S.W. Associates, Inc. (pro forma)


                              Title Commitments

                              Radio Seaway, Incorporated
                              Miller Transmission Tower Company Ltd.
                              TowerCom, Limited (Orange & Dade Counties)

                                  EXHIBIT 2.1

                       Directors of STI, OmniAmerica and
                      OmniAmericaSub Following the Merger


                              Lawrence D. Stuart, Jr.
                              Jack D. Furst
                              Carl E. Hirsch
                              One independent director appointed by HTMF to be named within 10 days after the date of this Agreement

                              Michael R. Budagher
                              Ernie L. Carpenter
                              John D. Emery
                              Jeffrey A. Howard

                                 EXHIBIT 5.2.3

                         Retained Affiliate Contracts



                              Kline Option Agreement
                              Kline Shareholders Agreement
                              Kline Consulting Agreement

                                 EXHIBIT 6.1.7

                 Form of Opinion of Weil, Gotshal & Manges LLP

                    [Weil, Gotshal & Manges LLP letterhead]


                                           , 1998



Specialty Teleconstructors, Inc.
12001 State Highway 14 North
Cedar Crest, New Mexico 87008

Ladies and Gentlemen:

            We have acted as counsel to OmniAmerica Holdings Corporation, a Delaware corporation (the "Company"), OmniAmerica, Inc., a Delaware corporation that is a wholly-owned subsidiary of the Company ("OmniAmerica"), HMTF/Omni
Partners, L.P., a Delaware limited partnership that is the sole stockholder of the Company ("OmniPartners"), Omni/HSW Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of OmniPartners ("Omni/HSW"), and Hicks, Muse & Co. Partners, L.P., a Texas limited partnership ("HMC Partners"), in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February __, 1998, by and among the Company, OmniAmerica, OmniPartners, Specialty Teleconstructors, Inc., a Nevada corporation ("STI"), and OAI Acquisition Corp., a Delaware corporation that is a wholly-owned subsidiary of STI ("Acquisition"). Capitalized terms defined in the Merger Agreement and used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

            In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the related Disclosure Schedule and Subsequent Disclosure Schedule, if any, to the Merger Agreement, the Exhibits to the Merger Agreement, and the Related Agreements and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, OmniAmerica, OmniPartners, Omni/HSW and HMC Partners and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            In  such  examination,  we  have  assumed  the  genuineness  of  all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company, OmniAmerica,
OmniPartners, Omni/HSW and HMC Partners and upon the representations and warranties of the Company, OmniAmerica, OmniPartners, Omni/HSW and HMC Partners contained in the Merger Agreement. As used herein, "to our knowledge" and "of which we are aware" mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Merger Agreement.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

            1. Each of the Company, OmniAmerica and Omni/HSW is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. OmniPartners is a limited partnership duly organized and validly existing under the laws of the State of Delaware and has all requisite partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted. HMC Partners is a limited partnership duly organized and validly existing under the laws of the State of Texas and has all requisite partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            2. The authorized capital stock of (i) the Company consists of 80,000,000 shares of common stock, par value $0.01 per share ("Company Common Stock"), and (ii) OmniAmerica consists of 1,000 shares of common stock, par value $0.01 per share ("OmniAmerica Common Stock"). As of the date hereof (immediately prior to the consummation of the transactions contemplated by the Merger Agreement), there are 74,099,298 shares of Company Common Stock and 1,000 shares of OmniAmerica Common Stock issued and outstanding. All of such outstanding shares of Company Common Stock and OmniAmerica Common Stock are duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and have not been issued in violation of any preemptive rights pursuant to law or in the Company's or OmniAmerica's Certificate of Incorporation or Bylaws or, to our knowledge, pursuant to any contract or agreement to which the Company or OmniAmerica is a party or by which either of them is bound.

            3. Other than as disclosed in the Merger Agreement and related Disclosure Schedule and Subsequent Disclosure Schedule, if any, all of the outstanding shares of capital stock of (i) OmniAmerica are owned of record by the Company and (ii) each other Subsidiary of the Company that is a corporation are owned of record, directly or indirectly, by the Company.

            4. Each of the Company, OmniAmerica and Omni/HSW has all requisite corporate power and authority to execute and deliver the Merger Agreement and the Related Agreements to which it is a party and to perform its obligations thereunder. The execution, delivery and performance of the Merger Agreement and the Related Agreements by each of the Company, OmniAmerica and Omni/HSW (to the extent it is a party thereto) and the consummation by each of them of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, OmniAmerica and Omni/HSW. The Merger Agreement and each of the Related Agreements have been duly and validly executed and delivered by each of the Company, OmniAmerica and Omni/HSW (to the extent it is a party thereto) and (assuming the due authorization, execution and delivery thereof by the other parties thereto (other than OmniPartners and HMC Partners)) constitutes the legal, valid and binding obligation of each of the Company, OmniAmerica and Omni/HSW, enforceable against each of them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that (a) rights to indemnification and contribution thereunder may be limited by federal law or state securities laws or public policy relating thereto and (b) no opinion is expressed with respect to Section __ of [specify in final opinion any non-competition covenants contained in any Related Agreement].

            5. Each of OmniPartners and HMC Partners has all requisite partnership power and authority to execute and deliver the Merger Agreement and the Related Agreements to which it is a party and to perform its obligations thereunder. The execution, delivery and performance of the Merger Agreement and the Related Agreements by OmniPartners and HMC Partners (to the extent it is a party thereto) and the consummation by each of them of the transactions contemplated thereby have been duly authorized by all necessary partnership action on the part of OmniPartners and HMC Partners. The Merger Agreement and each of the Related Agreements have been duly and validly executed and delivered by OmniPartners and HMC Partners (to the extent it is a party thereto) and (assuming the due authorization, execution and delivery thereof by the other parties thereto (other than the Company, OmniAmerica and Omni/HSW)) constitutes the legal, valid and binding obligation of OmniPartners and HMC Partners, enforceable against each of them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that (a) rights to indemnification and contribution thereunder may be limited by federal law or state securities laws or public policy relating thereto and (b) no opinion is expressed with respect to Section __ of [specify in final opinion any non-competition covenants contained in any Related Agreement].

            6. The execution and delivery of the Merger Agreement and the Related Agreements, the consummation of the transactions contemplated thereby and compliance by the Company, OmniAmerica and Omni/HSW with the provisions thereof will not constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of any of the Company, OmniAmerica or Omni/HSW or (ii) except as disclosed in the Merger Agreement and related Disclosure Schedule and Subsequent Disclosure Schedule, if any, any Texas or Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion).

            7. The execution and delivery of the Merger Agreement and the Related Agreements, the consummation of the transactions contemplated thereby and compliance by OmniPartners and HMC Partners with the provisions thereof will not constitute a default under or violate (i) any of the terms, conditions or provisions of the limited partnership agreement of OmniPartners or HMC Partners or (ii) except as disclosed in the Merger Agreement and related Disclosure Schedule and Subsequent Disclosure Schedule, if any, any Texas or Delaware limited partnership or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion).

            8. No consent, approval, waiver, license or authorization or other action by or filing with any Texas, Delaware corporate or federal governmental authority is required in connection with the execution and delivery by the Company, OmniAmerica or Omni/HSW of the Merger Agreement or the Related Agreements or the consummation by the Company, OmniAmerica or Omni/HSW of the transactions contemplated thereby, except for (i) federal and state securities or blue sky laws, as to which we express no opinion, (ii) the filing of the certificate of merger contemplated by Section 1.3 of the Merger Agreement, (iii) those the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect and (iv) those already obtained.

            9. No consent, approval, waiver, license or authorization or other action by or filing with any Texas, Delaware limited partnership or federal governmental authority is required in connection with the execution and delivery by OmniPartners or HMC Partners of the Merger Agreement or the consummation by OmniPartners or HMC Partners of the transactions contemplated thereby, except for (i) federal and state securities or blue sky laws, as to which we express no opinion, (ii) the filing of the certificate of merger contemplated by Section
1.3 of the Merger Agreement, (iii) those the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect and (iv) those already obtained.

            The opinions expressed herein are limited to the laws of the State of Texas, the corporate and limited partnership laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

            The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                                          Very truly yours,

                               EXHIBIT 6.2.7(a)

                    Form of Opinion of Haynes & Boone, LLP


      1. Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

      2. Sub has the requisite corporate power to execute, deliver and perform its obligations under the Merger Agreement and the Related Agreements to which it is a party. The execution and delivery of the Merger Agreement and the Related Agreements by Sub and the performance of its obligations thereunder have been duly authorized by all necessary corporate action on its part. The Merger Agreement and the Related Agreements to which STI and Sub are a party have been duly executed and delivered by each of STI and Sub, and (assuming the due authorization, execution and delivery thereof by the other parties thereto (other than STI and Sub)) each constitutes a legal, valid and binding obligation of STI or Sub, as the case may be, enforceable against each of them in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization or similar laws affecting the rights of creditors from time to time in effect and general principles of equity regardless of whether brought in an action at law or in equity (it being understood such counsel need not express any opinion as to the availability of equitable remedies) or the enforceability of any provisions of the Merger Agreement insofar as they may be limited by considerations of public policy.

      3. Except for (i) filings under the HSR Act, (ii) as set forth on the Disclosure Schedule to the Merger Agreement or any Subsequent Disclosure Schedule, (iii) as contemplated by the Merger Agreement or (iv) those the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect, no consent, approval or authorization of, or designation, declaration or filing with, any Federal, State of Texas or Delaware corporate governmental authority is required on the part of STI or Sub for the valid execution or delivery of the Merger Agreement, the Related Agreements or the performance of their respective obligations thereunder.

      4. The execution and delivery by STI and Sub of the Merger Agreement and the Related Agreements, to which each is a party, the consummation by STI and Sub of the transactions contemplated thereby and compliance by STI and Sub with the provisions thereof will not constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Sub or (ii) except as disclosed in the Merger

Agreement and related Disclosure Schedule or any Subsequent Disclosure Schedule, any statute, rule or regulation of the federal government of the United States, the State of Texas or the DGCL applicable to STI or Sub.

      5. The authorized capital stock of the Sub is as set forth in the Merger Agreement. All of the issued and outstanding shares of the Sub are owned of record by STI.





































------------------------

* All opinions are subject to normal and customary exceptions and assumptions and qualifications.

                                EXHIBIT 6.2.7(b)

                        Form of Opinion of Jones, Vargas


      1. STI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

      2. STI has the requisite corporate power to execute, deliver and perform its obligations under the Merger Agreement and the Related Agreements to which it is a party. The execution and delivery of the Merger Agreement and the Related Agreements by STI and the performance of its obligations thereunder have been duly authorized by all necessary corporate action on its part.

      3. Except (i) as set forth on the Disclosure Schedule to the Merger Agreement or any Subsequent Disclosure Schedule, (ii) as contemplated by the Merger Agreement or (iii) those the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect, no consent, approval or authorization of, or designation, declaration or filing with, any State of Nevada governmental authority is required on the part of STI for the valid execution or delivery of the Merger Agreement, the Related Agreements or the performance of its obligations thereunder.

      4. The execution and delivery by STI of the Merger Agreement and the Related Agreements, to which it is a party, the consummation by STI of the transactions contemplated thereby and compliance by STI with the provisions thereof will not constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of STI or
(ii) except as disclosed in the Merger Agreement and related Disclosure Schedule or any Subsequent Disclosure Schedule, any statute, rule or regulation of the State of Nevada applicable to STI.

      5. The authorized capital stock of STI is as set forth in the Merger Agreement.

      6. The Merger Consideration has been duly authorized for issuance and, when issued in accordance with the terms and conditions of the Merger Agreement, the Merger Consideration will be validly issued, fully paid and nonassessable and free of preemptive rights pursuant to the laws of the State of Nevada or in STI's Articles of Incorporation or Bylaws.


------------------------
* All opinions are subject to normal and customary exceptions and assumptions and qualifications.

                                EXHIBIT 6.2.10(a)

                               Form of Tax Opinion



                                           , 1998



OmniAmerica, Inc.
11111 Santa Monica Blvd.
Los Angeles, California 90025
Attention:  Carl E. Hirsch

Ladies & Gentlemen:

            You have requested our opinion regarding certain federal income tax consequences of the merger (the "Merger") of OAI Acquisition Corp. ("Sub"), a Delaware corporation and the wholly owned subsidiary of Specialty Teleconstructors, Inc. ("Parent"), a Nevada corporation, with and into OmniAmerica Holdings Corporation (the "Company"), a Delaware corporation.

            In formulating our opinion, we examined such documents as we deemed appropriate, including the Agreement and Plan of Merger among Parent, Sub and the Company dated as of , 1998 (the "Merger Agreement") In addition, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of Parent and the Company.

            Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Merger set forth in the Merger Agreement,
(2) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement and (3) the accuracy of (i) the representations made by Parent, which are set forth in the Officers' Certificate delivered to us by Parent, dated the date hereof, (ii) the representations made by the Company, which are set forth in the Officers' Certificate delivered to us by the Company, dated the date hereof, and (iii) the representations made by HMTF/Omni Partners, LP ("HMFT") set forth in the Certificate delivered to us by HMTF, dated the date hereof.

            Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above, we are of the opinion that for federal income tax purposes:

            1. The Merger will constitute a reorganization within the meaning of
Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code").

            2. No gain or loss will be recognized by the shareholders of the Company upon their exchange of common stock of the Company ("Company Common") for common stock of Parent ("Parent Common"), except for cash received in lieu of a fractional share interest in Parent Common.

      We express no opinion concerning any tax consequences of the Merger other than those specifically set forth herein.

            Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.


                                          Very truly yours,

                                EXHIBIT 6.2.10(b)

                         Form of OmniAmerica Certificate



                                            , 1998



Weil, Gotshal & Manges LLP
100 Crescent Court
Suite 1300
Dallas, Texas  75201

Dear Sirs:

            In connection with your opinion concerning certain federal income tax consequences of the merger (the "Merger") of OAI Acquisition Corp. ("Sub") with and into OmniAmerica Holdings Corporation (the "Company"), you have requested certain representations, warranties and undertakings from the Company as of the date of this letter (the "Closing Date") and thereafter. We understand that you are relying upon this letter in rendering your opinion.

            Whenever used herein, (i) the term "Parent" shall mean the owner of all of the issued and outstanding stock of Sub; (ii) the term "Company Common" shall mean the issued and outstanding shares of common stock of the Company;
(iii) the term "Parent Common" shall mean the issued and outstanding shares of Parent common stock; (iv) the term "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of , 1998 among Parent, Sub and the Company; and (v) the term "Code" shall mean the Internal Revenue Code of 1986, as amended.

            The Company hereby represents, warrants, and undertakes as follows:

            1. The fair market value of the Parent Common to be received by each holder of Company Common will be approximately equal to the fair market value of the Company Common surrendered in exchange therefor.

            2. Within the two year period ending on the Closing Date, no outstanding stock of the Company has been (i) redeemed by the Company,
      (ii) acquired by a person related to the Company (within the meaning of Treasury Regulations Section 1.368- 1(e)(3) determined without regard to Treasury Regulation Section 1.368-1(e)(3)(i)(A)) for consideration other than Company Common or Parent Common, or (iii) the subject of any distribution by the Company.

            3. The Company is not aware of any plan, intention, obligation or commitment on the part of any shareholder of the Company to sell, exchange or otherwise dispose of the Parent Common to be received in the Merger by such holder of Company Common directly or indirectly to Parent or to a person related to Parent (within the meaning of Treasury Regulations
      Section 1.368-1(e)(3)) for consideration other than Parent Common.

            4. Following the Merger, the Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to dissenters, amounts paid by the Company to shareholders who receive cash or other property, amounts used by the Company to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company within the preceding three years will be included as assets of the Company immediately prior to the Merger.

            5. The Company has no plan or intention to issue additional shares of its stock that would result in Parent losing control of the Company within the meaning of Section 368(c) of the Code.

            6. As of the Closing Date, the Company has continued to actively conduct the same trade or business it has conducted since .

           [7. In accordance with the Merger Agreement, the Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.]

            8. There is no intercorporate indebtedness existing between the Company and Parent or between the Company and Sub that was issued, acquired, or will be settled at a discount.

            9. In the Merger, shares of Company Common representing control of the Company, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of Parent. For purposes of this representation, shares of Company Common exchanged for cash or other property originating with Parent will be treated as outstanding Company Common on the date of the Merger.

            10. At the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Parent's acquisition or retention of control of the Company, as defined in Section 368(c) of the Code.

            11. The Company is not an investment company, as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

            12. On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets of the Company are subject.

            13. The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

            14. The payment of cash in lieu of fractional shares of Parent Common in the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the holders of Company Common instead of issuing fractional shares of Parent Common will not exceed one percent of the total consideration to be issued in the Merger to the holders of Parent Common in exchange for their shares of Parent Common.

            15.   The business reasons for the Merger are                 .

            16.  There  are  no  agreements,   understandings,  or  arrangements
      affecting any of the factual matters relevant to the Merger other than the Merger Agreement.

            17. None of the compensation to be received by any holder of Company Common who is an employee of the Company will be separate consideration for, or allocable to, any of their Company Common. None of the Parent Common to be received by any holder of Company Common will be separate consideration for, or allocable to, any employment agreement.

            18. There are no dividends in arrears with respect to the Company Common.

                                    Very truly yours,

                                    OMNIAMERICA HOLDINGS CORPORATION



                                    By:
                                    Its:

                                EXHIBIT 6.2.10(c)

                        Form of OmniPartners Certificate



                                            , 1998



Weil, Gotshal & Manges LLP
100 Crescent Court
Suite 1300
Dallas, Texas  75201

Dear Sirs:

            In connection with your opinion concerning certain federal income tax consequences of the merger (the "Merger") of OAI Acquisition Corp. ("Sub") with and into OmniAmerica Holdings Corporation (the "Company"), you have requested certain representations, warranties and undertakings from HMTF/Omni
Partners, LP (the "Stockholder") as of the date of this letter (the "Closing Date") and thereafter. We understand that you are relying upon this letter in rendering your opinion.

            Whenever used herein, (i) the term "Parent" shall mean the owner of all of the issued and outstanding stock of Sub; (ii) the term "Company Common" shall mean the issued and outstanding shares of common stock of the Company; and
(iii) the term "Parent Common" shall mean the issued and outstanding shares of Parent common stock.

            The Stockholder hereby represents, warrants, and undertakes as follows:

            1. Within the two year period ending on the Closing Date, no outstanding stock of the Company has been (i) redeemed by the Company,
      (ii) acquired by a person related to the Company (within the meaning of Treasury Regulations Section 1.368- 1(e)(3) determined without regard to Treasury Regulation Section 1.368-1(e)(3)(i)(A)) for consideration other than Company Common or Parent Common, or (iii) the subject of any distribution by the Company.

            2. The Stockholder has no plan, intention, obligation or commitment to sell, exchange or otherwise dispose of the Parent Common to be received in the Merger by such holder of Company Common directly or indirectly to Parent or to a person related to Parent (within the meaning of Treasury Regulations Section 1.368-1(e)(3)) for consideration other than Parent Common.


                                    Very truly yours,

                                    HMTF/OMNI PARTNERS, LP

                                    By:
                                    Its:

                                EXHIBIT 6.2.10(d)

                             Form of STI Certificate



                                           , 1998



Weil, Gotshal & Manges LLP
100 Crescent Court
Suite 1300
Dallas, Texas  75201

Dear Sirs:

            In connection with your opinion concerning certain federal income tax consequences of the merger (the "Merger") of OAI Acquisition Corp. ("Sub") with and into OmniAmerica Holdings Corporation (the "Company"), you have requested certain representations, warranties and undertakings from Parent (as hereinafter defined) as of the date of this letter (the "Closing Date") and thereafter. We understand that you are relying upon this letter in rendering your opinion.

            Whenever used herein, (i) the term "Parent" shall mean the owner of all of the issued and outstanding stock of Sub; (ii) the term "Company Common" shall mean the issued and outstanding shares of common stock of the Company;
(iii) the term "Parent Common" shall mean the issued and outstanding shares of Parent common stock; (iv) the term "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of , 1998 among Parent, Sub and the Company; and (v) the term "Code" shall mean the Internal Revenue Code of 1986, as amended.

            Parent hereby represents, warrants, and undertakes as follows:

            1. The fair market value of the Parent Common to be received by each holder of Company Common will be approximately equal to the fair market value of the Company Common surrendered in exchange therefor.

            2. Parent has no plan, intention, obligation or commitment and no person related to Parent (within the meaning of Treasury Regulations
      Section 1.368-1(e)(3)) has any plan, intention, obligation or commitment to purchase, exchange, redeem or otherwise acquire (directly or indirectly) any Parent Common to be received in the Merger by any holder of Company Common in exchange for any consideration other than Parent Common.

            3. Following the Merger, Sub will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger. Parent anticipates that following the Merger, the Company, as the survivor in the Merger, will hold all of the assets of the Company and Sub held immediately prior to the Merger.

            4. Sub was incorporated at the direction of Parent for the sole purpose of entering into the Merger Agreement and effecting the Merger. From the date of incorporation of Sub and at all times thereafter, Parent has owned and will own all of the issued and outstanding stock of Sub.

            5. Parent has no plan or intention to cause the Company to issue additional shares of its stock that would result in Parent losing control of the Company within the meaning of Section 368(c) of the Code.

            6. Parent has no plan or intention to liquidate the Company; to merge the Company with or into another corporation; to sell or otherwise dispose of the stock of the Company except for transfers of stock to corporations controlled by Parent (within the meaning of Section 368(c) of the Code); or to cause the Company to sell or otherwise dispose of any of its assets or any of the assets acquired from Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Company (within the meaning of Section 368(c) of the Code).

            7. Sub will have no liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities, in the Merger.

            8. Following the Merger, Parent and members of its qualified group (within the meaning of Treasury Regulation Section 1.368-1(d)(4)(ii)) will continue the historic business of the Company and use a significant portion of the Company's historic business assets in a business.

           [9. As required under the Merger Agreement, Parent and Sub will pay their respective expenses, if any, incurred in connection with the Merger.]

            10. There is no intercorporate indebtedness existing between the Company and Parent or between the Company and Sub that was issued, acquired, or will be settled at a discount.

            11. Parent does not own and has not owned during the past five years, any shares of the stock of the Company. No related party to Parent (within the meaning of Treasury Regulations Section 1.368-1(e)(3)) owns (or has owned within the past five years) any shares of stock of the Company.

            12. Neither Parent nor Sub is an investment  company,  as defined in
      Section 368(a)(2)(F)(iii) and (iv) of the Code.

            13. The payment of cash in lieu of fractional shares of Parent Common in the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the holders of Company Common instead of issuing fractional shares of Parent Common will not exceed one percent of the total consideration to be issued in the Merger to the holders of Parent Common in exchange for their shares of Parent Common.

            14.   The business reasons for the Merger are            .

            15.  There  are  no  agreements,   understandings,  or  arrangements
      affecting any of the factual matters relevant to the Merger other than the Merger Agreement.

            16. None of the compensation to be received by any holder of Company Common who is an employee of the Company will be separate consideration for, or allocable to, any of their Company Common. None of the Parent Common to be received by any holder of Company Common will be separate consideration for, or allocable to, any employment agreement.


                                    Very truly yours,

                                    SPECIALTY TELECONSTRUCTORS, INC.



                                    By:
                                    Its:

                                 EXHIBIT 7.3(a)

                   Form of Post-Merger Stockholders Agreement

                                 EXHIBIT 7.3(b)

                   Form of Monitoring and Oversight Agreement

                                 EXHIBIT 7.3(c)

                      Form of Financial Advisory Agreement